As filed with the Securities and Exchange Commission on June 21, 1999
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
              ----------------------------------------------------
                               Royster-Clark, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  Delaware                                       2875                                     76-0329525
     ---------------------------------               ----------------------------                    -------------------
        (State or other jurisdiction                 (Primary Standard Industrial                      (I.R.S. Employer
     of incorporation or organization)               Classification Code Number)                     Identification No.)

                     ---------------------------------------
                        10 Rockefeller Plaza - Suite 1120
                            New York, New York 10020
                                 (212) 332-2965
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    -----------------------------------------
                    See Table of Additional Registrants below
                    -----------------------------------------
                             Francis P. Jenkins, Jr.
                Chairman of the Board and Chief Executive Officer
                               Royster-Clark, Inc.
                        10 Rockefeller Plaza - Suite 1120
                            New York, New York 10020
                                 (212) 332-2965
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                     ---------------------------------------
                                 With Copies to:
                             Craig L. Godshall, Esq.
                             Dechert Price & Rhoads
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 994-4000
                     ---------------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                     ---------------------------------------
                         CALCULATION OF REGISTRATION FEE

                                                                       Proposed Maximum     Proposed Maximum
              Title of Each Class of                  Amount to be      Offering Price     Aggregate Offering      Amount of
           Securities to be Registered                 Registered        Per Unit (1)          Price (1)        Registration Fee
           ---------------------------                ------------     ----------------    ------------------   ----------------
10 1/4% First Mortgage Notes Due 2009..........        $200,000,000          100%             $200,000,000         $55,600
Guarantees (2).................................            (3)                (3)                 (3)                (3)


(1) Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

(2) The Company's parent entity, Royster-Clark Group, Inc. and the other companies listed in the Table of Additional Registrants below have guaranteed, jointly and severally, the 10 1/4% First Mortgage Notes Due 2009 being registered hereby. The Guarantors are registering the Guarantees. Pursuant to rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the Guarantees.

(3)  Not applicable.
                     ---------------------------------------
     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                               Royster-Clark, Inc.

                         Table of Additional Registrants

                                                                                                                 IRS
                                                                               Primary Standard                Employer
                                                          State of        Industrial Classification         Identification
Name                                                   Incorporation              Code Number                     No.
----                                                   -------------      -------------------------         --------------
Royster-Clark Group, Inc.......................           Delaware                   2875                     13-4055347
Royster-Clark AgriBusiness, Inc................           Delaware                   5191                     58-1599501
Royster-Clark Nitrogen, Inc....................           Delaware                   2873                     36-3536929
Royster-Clark Hutson, Inc......................           Kentucky                   5191                     61-0895190
Royster-Clark Resources LLC....................           Delaware                   5191                     22-3652274
Royster-Clark Realty LLC.......................           Delaware                   6512                     22-3648552
Royster-Clark AgriBusiness Realty LLC..........           Delaware                   6512                     22-3648546
Royster-Clark Hutson's Realty LLC..............           Delaware                   6512                     22-3648548
Royster-Clark Nitrogen Realty LLC..............           Delaware                   6512                     22-3648549

     The address, including zip code, and telephone number, including area code, of the principal offices of the additional registrants listed above (the "Additional Registrants") is: 10 Rockefeller Plaza-Suite 1120, New York, New York 10020; the telephone number at that address is (212) 332-2965.

                    SUBJECT TO COMPLETION, DATED JUNE 21, 1999

PROSPECTUS

                                Offer to Exchange
            10 1/4% First Mortgage Notes Due 2009 for all outstanding
                      10 1/4% First Mortgage Notes Due 2009
                                       of

                               ROYSTER-CLARK, INC.

                  The Exchange Offer will expire at 5:00 P.M.,
              New York City time, on       , 1999, unless extended.

                            -------------------------

Terms of the Exchange Offer:

     - We will exchange all Existing First Mortgage Notes that are validly tendered and not withdrawn prior to the expiration of the Exchange Offer.

     - You may withdraw tenders of Existing First Mortgage Notes at any time prior to the expiration of the Exchange Offer.

     - We believe that the exchange of Existing First Mortgage Notes will not be a taxable event for U.S. federal income tax purposes, but you should see "Certain United States Federal Income Tax Considerations" on page [ ] for more information.

     -    We will not receive any proceeds from the Exchange Offer.

     - The terms of the Exchange First Mortgage Notes are substantially identical to the Existing First Mortgage Notes, except that the Exchange First Mortgage Notes are registered under the Securities Act of 1933 and the transfer restrictions and registration rights applicable to the Existing First Mortgage Notes do not apply to the Exchange First Mortgage Notes.

                            -------------------------

     See "Risk Factors" beginning on page 13 for a discussion of certain risks that should be considered by holders prior to tendering their Existing First Mortgage Notes.

                            -------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                            -------------------------

                The date of this prospectus is          , 1999.


The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

                                TABLE OF CONTENTS

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                                                     Page                                                          Page
                                                     ----                                                          ----
Forward-Looking Statements.........................iv           Security Ownership of Certain Beneficial
Summary............................................ 1             Owners........................................... 57
Risk Factors.......................................13           Certain Relationships and Related
The Transactions...................................20             Transactions..................................... 59
Use of Proceeds....................................21           Description of Certain Other Indebtedness.......... 61
Capitalization.....................................22           Description of First Mortgage Notes................ 63
Selected Historical Financial Data.................23           Certain Federal Tax Consequences...................100
Management's Discussion and Analysis                            Plan of Distribution...............................103
  of Financial Condition and Results of                         Legal Matters......................................104
  Operations.......................................25           Experts............................................104
The Exchange Offer.................................32           Additional Information.............................104
Business...........................................40           Index to Unaudited Pro Forma Condensed
Management.........................................52             Consolidated Financial Statements................P-1
                                                                Index to Financial Statements......................F-1



You should rely only on the information contained in this prospectus or to which we have referred you in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our and our subsidiaries' expected financial position, business and financing plans are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to have been correct. These forward-looking statements are subject to risks, uncertainties, and assumptions about us, including, among other things, those relating to:

          o conditions in and policies affecting the agriculture industry;

          o weather;

          o our high degree of leverage;

          o our anticipated growth strategies, including future acquisitions;

          o anticipated trends and conditions in our business, including trends in the market;

          o our ability to integrate acquired entities and achieve synergies;

          o our ability to continue to control costs and maintain quality; and

          o our ability to compete.

     Our actual results may differ materially from those indicated by our current plans as a result of these factors and other factors referenced in this prospectus. Some of these factors are discussed in more detail elsewhere in this prospectus including, without limitation, under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus might not occur.

                                     SUMMARY

     The following summary contains basic information about the exchange offer and is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. The terms "Royster-Clark," the "Company," "we," "our," "ours," and "us," as used in this prospectus refer to Royster-Clark, Inc. and its subsidiaries as a combined entity, including the three subsidiaries of IMC Global, Inc. acquired in the Transactions, except where it is made clear that those terms refer only to Royster-Clark, Inc. Unless otherwise indicated, the industry data, including market share information, used in this prospectus comes from industry trade journals and reports and other sources we believe are reliable. We cannot assure you, however, as to the accuracy of such industry or market data. You are urged to read this prospectus in its entirety before tendering your notes for exchange.


                               THE EXCHANGE OFFER

     On April 22, 1999, we issued and sold $200.0 million aggregate principal amount of 10 1/4% First Mortgage Notes Due 2009, which we refer to as the Existing First Mortgage Notes. In connection with that sale, we entered into a registration rights agreement with the initial purchasers of the Existing First Mortgage Notes in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the Existing First Mortgage Notes. Pursuant to the registration rights agreement, we are offering to exchange $200.0 million aggregate principal amount of our 10 1/4% First Mortgage Notes Due 2009, which have been registered under the Securities Act, which we refer to as the Exchange First Mortgage Notes, for a like aggregate principal amount of our Existing First Mortgage Notes. We refer to this offer to exchange Exchange First Mortgage Notes for Existing First Mortgage Notes in accordance with the terms set forth in this prospectus and the accompanying Letter of Transmittal as the Exchange Offer. You are entitled to exchange your Existing First Mortgage Notes for Exchange First Mortgage Notes. The Exchange First Mortgage Notes have substantially identical terms to the Existing First Mortgage Notes. We urge you to read the discussions under the headings "The Exchange Offer" and "The Exchange First Mortgage Notes" in this Summary for further information regarding the Exchange Offer and the Exchange First Mortgage Notes.


                                   THE COMPANY

     We are the largest independent retail and wholesale distributor of fertilizer, seed, crop protection products and agronomic services to farmers in the United States. We primarily focus on major farming regions in the East, South and Midwest. Our value-added distribution business supplies a full range of products and services to our retail and wholesale customers through 400 facilities consisting of retail farm centers, granulation, blending and seed processing plants, and an integrated network of storage and distribution terminals and warehouses. In addition, we operate two nitrogen manufacturing plants that supply our distribution business with nitrogen fertilizer products. We operate as a retailer and wholesaler of a complete package of products and services to help farmers become more profitable, efficient and environmentally sound. In 1998, we generated pro forma revenues of $1.0 billion and adjusted pro forma EBITDA of $78.6 million.

     Over 90% of our sales relate to the value-added distribution of crop production inputs purchased from third parties and resold to retail and wholesale customers. We realize a premium on these products and, as such, are only partially exposed to fluctuations in nitrogen fertilizer prices. Less than 10% of our sales come from manufacturing fertilizer products.

     Our integrated network of plants and distribution terminals and warehouses allows us to efficiently process, distribute and store product close to the end-user and to supply our customers on a timely basis during the compressed planting seasons. In addition, we use port facilities on the Atlantic Ocean and the Mississippi River to provide flexibility in product purchasing, including the ability to access overseas markets when they offer lower prices than domestic markets. Our widespread geographical presence in some of the country's most important farming regions provides diversity that helps to insulate our overall business from difficult farming conditions in any one particular area as a result of poor weather or adverse market conditions for specific crops.

     Our retail distribution operation includes approximately 330 Farmarkets retail farm centers, including approximately 30 commission sales stores, located in the East, South and Midwest. Our retail farm centers sell a complete line of products to farmers, including fertilizer, seed and crop protection products. In addition, our retail centers provide increasingly important services to farmers, including custom blending and application of crop production inputs, crop management services, precision farming and biotechnology crop system advisory services. We believe that our position as a "one-stop supplier" has allowed us to achieve a leading market share in our targeted markets.

     Our wholesale distribution operation supplies a full range of fertilizer, seed and crop protection products to customers in the Southeast and Midwest. Our primary wholesale business includes the purchase of nitrogen, phosphate and potash, three essential nutrients for plant growth, for resale to wholesale customers. We process the majority of these crop nutrients into blended and granulated fertilizer products and then sell them as higher value-added mixed fertilizer.

     We are the largest North American seller of granulated fertilizer, operating seven granulation plants that process commodity fertilizer into high value-added granulated fertilizer products with desirable agronomic traits. We believe that our granulation plants are among the most efficient, low-cost facilities in the industry. Granulated fertilizer products are used by farmers who produce high-value specialty crops such as citrus fruits, vegetables, tobacco, peanuts and cotton. We offer a full line of premium branded granulated fertilizer products primarily under the Rainbow(R) name on a wholesale basis to a network of approximately 900 dealers, as well as to some Farmarkets stores. Rainbow products have developed a reputation for high quality during the 90 years they have been sold throughout the Southeast. We believe that the Rainbow brand name provides us with a significant competitive advantage and growth opportunities through selling other crop production inputs using this recognized brand name.

     We own and operate a fully integrated nitrogen manufacturing plant in East Dubuque, Illinois that shipped approximately 620,000 tons of ammonia and upgraded nitrogen products in 1998, and a smaller nitrogen manufacturing facility in Cincinnati, Ohio that shipped approximately 120,000 tons of upgraded nitrogen products in 1998. All of the nitrogen products manufactured in these two facilities are sold through our wholesale distribution operation for either agricultural or industrial purposes.

Competitive Strengths

     We possess a number of competitive strengths that have allowed us to develop and maintain a leading position in the distribution of crop production inputs:

          o Significant Market Share in Major Farming Regions. We believe that we capture a leading market share in our principal market areas, which are some of the country's most important farming regions. We are one of the largest distributors of crop production inputs in North America and are the largest independent retail and wholesale distributor. We believe that our emphasis on selling a full range of quality products and consistently providing high quality service has enabled us to achieve our market share.

          o Extensive Infrastructure. We have an extensive infrastructure of over 400 facilities, consisting of retail farm centers, granulation, blending and seed processing plants and an integrated network of storage and distribution terminals and warehouses. In addition, we operate two nitrogen manufacturing plants that supply our distribution business with nitrogen fertilizer products. We believe our infrastructure provides us with a significant competitive advantage over smaller, regional competitors and deters new entrants into this capital intensive market. Our extensive distribution network allows us to optimize product purchasing and consistently provide products and services to farmers on a timely basis.

          o Well Positioned to Benefit from Continued Industry Consolidation. We believe we are well positioned to compete in an industry undergoing significant consolidation. The agricultural industry has experienced significant consolidation among both farmers and suppliers of crop production inputs. The number of retail farm centers in North America declined from 25,000 in 1984 to 10,500 in 1998. As our industry continues to consolidate, we believe that large, full service distribution companies will have a competitive advantage in providing the link between farmers and the leading crop production input suppliers. As crop production inputs become increasingly technologically advanced, suppliers are demanding that distribution companies provide full service access to a broad range of farm customers.

          o Experienced Management Team. We have a strong senior management team with an average of over 14 years of experience in the crop production inputs distribution business. In September 1994, Francis P. Jenkins, Jr., our Chairman and Chief Executive Officer, took over management control of Royster-Clark. He installed our current management team, which has increased revenues, improved operating results and successfully integrated a number of strategic acquisitions.

          o Leading Producer of Premium, Branded Granulated Fertilizer. We offer a full line of premium granulated fertilizer products sold under the Super Rainbow(R), Rainbow and International(R) brand names. We have developed customer loyalty to our premium branded granulated fertilizer products by providing high-quality products and service. Rainbow's reputation in the market and the quality of our products have allowed us to realize a premium on these products.

          o Effective Systems and Controls. Our management team uses a sophisticated information technology system to enhance the efficiency of product sales and movement throughout our distribution network. We operate point-of-sale computer systems at each of our Farmarkets locations which provide daily reports. We use these systems to provide data for inventory control, budgeting, forecasting, working capital management, requirements planning and internal controls.

                                INDUSTRY OVERVIEW

     The market for crop production inputs, including fertilizer, seed and crop protection products in the United States was approximately $26.4 billion in 1997, according to the National Agricultural Statistics Service. This market has experienced steady growth over time, with a compounded annual growth rate of approximately 5.6% from 1990 to 1997. Industry observers believe that a number of fundamental factors will continue to drive the industry:

          o Continued population growth will increase demand for food worldwide;

          o The gradual shift to free-market economies along with enhanced wealth in emerging economies is creating higher standards of living and, thus, dietary improvements. Improving diets will increase consumption of meat and dairy products resulting in an increase in worldwide demand for grain;

          o    Stable U.S. planted acreage; and

          o A limited amount of arable land leads farmers to continue using fertilizer, biotech seed and crop protection products to obtain maximum yields on available land.

     The crop production inputs distribution industry has consolidated significantly over the past 10 years. This consolidation has been driven by a number of factors, many of which are expected to intensify in the coming years:

          o    Increased farm size due to consolidation;

          o Consolidation of the North American producers of fertilizer, seed and crop protection products;

          o Impact of biotechnology on farmers' purchasing requirements for seed;

          o    Growing acceptance of precision agriculture;

          o    New role for the farmer in an integrated agricultural chain; and

          o Increasingly stringent environmental, health and safety regulations.

     We believe that this industry consolidation will result in increasing demands on crop production input distribution companies. Farmers are using biotechnology and advanced crop management techniques in their effort to increase profitability. Major seed companies continue to introduce evolving, technologically advanced products. We believe that our full-service distribution network will be well positioned to provide the key link between the farmer and the major suppliers of crop production inputs.

                                 ---------------

     Our principal executive offices are located at 10 Rockefeller Plaza, Suite 1120, New York, New York 10020, and our telephone number is (212) 332-2965.

                                THE TRANSACTIONS

     We offered the First Mortgage Notes as part of the financing for a series of transactions which resulted in our current management and 399 Venture Partners, Inc., an affiliate of Citicorp Venture Capital Ltd., owning Royster-Clark and the AgriBusiness unit of IMC Global, Inc.

     Our management and 399 Ventures formed a new company, now known as Royster-Clark Group, Inc. On April 22, 1999, this company acquired Royster-Clark, Inc. from its previous owners and Royster-Clark acquired IMC AgriBusiness Inc. (now known as Royster-Clark AgriBusiness, Inc.), Hutson's AG Service, Inc. (now known as Royster-Clark Hutson, Inc.), and IMC Nitrogen Company (now known as Royster-Clark Nitrogen, Inc.) from IMC Global, Inc. These three IMC entities are referred to as "AgriBusiness."

     To finance these transactions, Mr. Jenkins, our Chairman and Chief Executive Officer, and some of the other members of our management team contributed a portion of their interests in us for common and preferred stock of Royster-Clark Group. 399 Ventures invested a total of $59.0 million in Royster-Clark Group through the purchase of shares of common stock, preferred stock and notes. As a result of these transactions, Mr. Jenkins, 399 Ventures and certain other of our managers now own all of the stock of Royster-Clark Group, which owns the combined operations of Royster-Clark and AgriBusiness. Management, including Mr. Jenkins, owns approximately 28% of us, consisting of 20% of the common equity and an additional 8% through a new stock purchase plan.

     The total transaction costs incurred totaled approximately $403.5 million, consisting of $315.1 million to purchase AgriBusiness and Royster-Clark, $67.8 million to refinance existing debt and $20.6 million of transaction fees and expenses. We have financed these costs with (1) $114.9 million of borrowings under our senior secured credit facility, (2) $200.0 million of First Mortgage Notes, and (3) an equity investment of $88.6 million from the Royster-Clark Group.

     The sources and uses are as follows (dollars in millions):


                  Sources                                                      Uses
                  -------                                                      ----
Senior Secured Credit Facility (1).....          $114.9         Aggregate Purchase Price............   $315.1
First Mortgage Notes...................           200.0         Refinanced Debt.....................     67.8
Equity (2).............................            88.6         Transaction Fees and Expenses(3)....     20.6
                                                 ------                                               -------
                  Total................          $403.5                          Total..............   $403.5
                                                 ======                                                ======

--------------------
(1) Reflects a March 31, 1999 effective date.

(2) Includes $19.6 million of management rollover equity and $20.0 million of Royster-Clark Group junior subordinated non-cash pay notes maturing in 2010, owned by 399 Ventures and IMC Global, Inc.

(3) Includes transaction costs allocated to the purchase price of AgriBusiness and Royster-Clark.

     The acquisitions of Royster-Clark and AgriBusiness, the financing and all related transactions are collectively referred to as the "Transactions." For more information on the Transactions, see "The Transactions," "Use of Proceeds," "Certain Relationships and Related Transactions" and "Security Ownership of Certain Beneficial Owners."

                               THE EXCHANGE OFFER

Securities Offered......................................     Up to $200,000,000 aggregate principal amount of
                                                             10 1/4% First Mortgage Notes due 2009. The terms of
                                                             the Exchange First Mortgage Notes and Existing First
                                                             Mortgage Notes are identical in all material respects,
                                                             except for certain transfer restrictions and
                                                             registration rights relating to the Existing First
                                                             Mortgage Notes.

The Exchange Offer......................................     We are offering the Exchange First Mortgage Notes to
                                                             you in exchange for a like principal amount of Existing
                                                             First Mortgage Notes. Existing First Mortgage Notes may
                                                             be exchanged only in integral multiples of $1,000. We
                                                             intend by the issuance of the Exchange First Mortgage
                                                             Notes to satisfy our obligations contained in the
                                                             registration rights agreement entered into with the
                                                             initial purchasers of the Existing First Mortgage Notes.

Expiration Date; Withdrawal of Tender..................      The Exchange Offer will expire at 5:00 p.m., New York
                                                             City time, on             , 1999, or such later date and
                                                             time to which it may be extended by us. The tender of
                                                             Existing First Mortgage Notes pursuant to the Exchange
                                                             Offer may be withdrawn at any time prior to the
                                                             Expiration Date. Any Existing First Mortgage Notes not
                                                             accepted for exchange for any reason will be returned
                                                             without expense to the tendering holder thereof as
                                                             promptly as practicable after the expiration or
                                                             termination of the Exchange Offer.

Certain Conditions to the Exchange Offer ..............      The Exchange Offer is subject to certain customary
                                                             conditions, which we may waive. See "The Exchange
                                                             Offer--Conditions."

Procedures for Tendering Existing First Mortgage             If you wish to accept the Exchange Offer and tender
  Notes................................................      your Existing First Mortgage Notes, you must complete,
                                                             sign and date the Letter of Transmittal, or a
                                                             facsimile thereof, in accordance with its instructions
                                                             and the instructions in this prospectus, and mail or
                                                             otherwise deliver such Letter of Transmittal, or such
                                                             facsimile, together with such Existing First Mortgage
                                                             Notes and any other required documentation, to the
                                                             Exchange Agent at the address set forth herein. See
                                                             "The Exchange Offer--Procedures for Tendering Existing
                                                             First Mortgage Notes."

Use of Proceeds........................................      We will not receive any proceeds from the Exchange
                                                             Offer.

Exchange Agent.........................................      United States Trust Company of New York is serving as
                                                             the Exchange Agent in connection with the Exchange
                                                             Offer.

Federal Income Tax Consequences.........................     The exchange of the Existing  First  Mortgage  Notes for
                                                             the Exchange  First Mortgage Notes in the Exchange Offer
                                                             should  not be a taxable  event for  federal  income tax
                                                             purposes. See "Certain Federal Tax Consequences."

            CONSEQUENCES OF EXCHANGING EXISTING FIRST MORTGAGE NOTES
                         PURSUANT TO THE EXCHANGE OFFER

     Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we are of the view that holders of Existing First Mortgage Notes (other than any holder who is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act) who exchange their Existing First Mortgage Notes for Exchange First Mortgage Notes pursuant to the Exchange Offer generally may offer such Exchange First Mortgage Notes for resale, resell such Exchange First Mortgage Notes and otherwise transfer such Exchange First Mortgage Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided:

          o the Exchange First Mortgage Notes are acquired in the ordinary course of the holders' business;

          o the holders have no arrangement with any person to participate in a distribution of such Exchange First Mortgage Notes; and

          o neither the holder nor any other person is engaging in or intends to engage in a distribution of the Exchange First Mortgage Notes.

     Each broker-dealer that receives Exchange First Mortgage Notes for its own account in exchange for Existing First Mortgage Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange First Mortgage Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange First Mortgage Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or in compliance with an available exemption from registration or qualification. If a holder of Existing First Mortgage Notes does not exchange such Existing First Mortgage Notes for Exchange First Mortgage Notes pursuant to the Exchange Offer, such Existing First Mortgage Notes will continue to be subject to the restrictions on transfer contained in the legend printed on the Existing First Mortgage Notes. In general, the Existing First Mortgage Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of Existing First Mortgage Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer. See "The Exchange Offer--Consequences of Failure to Exchange; Resales of Exchange Notes."

     The Existing First Mortgage Notes are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) market. Following commencement of the Exchange Offer but prior to its consummation, the Existing First Mortgage Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the Exchange First Mortgage Notes will not be eligible for PORTAL trading.

                        THE EXCHANGE FIRST MORTGAGE NOTES

     The terms of the Exchange First Mortgage Notes and the Existing First Mortgage Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Existing First Mortgage Notes. From time to time in this prospectus, the Existing First Mortgage Notes and the Exchange First Mortgage Notes are referred to as the "First Mortgage Notes."


Issuer..................................................     Royster-Clark, Inc.

First Mortgage Notes Offered............................     $200,000,000 principal amount of 10 1/4% First Mortgage
                                                             Notes due 2009.

Maturity...............................................      April 1, 2009.

Interest...............................................      Interest on the Exchange First Mortgage Notes will
                                                             accrue at the rate of 10 1/4% per year, payable
                                                             semiannually in cash in arrears on April 1 and October 1,
                                                             commencing October 1, 1999.

Ranking................................................      The Exchange First Mortgage Notes are our senior
                                                             obligations. The Exchange First Mortgage Notes will
                                                             rank pari passu in right of payment with claims of our
                                                             creditors holding indebtedness or other liabilities
                                                             that are not expressly subordinated to the Exchange
                                                             First Mortgage Notes and will rank ahead of all of our
                                                             existing and future subordinated indebtedness.

Security...............................................      The Exchange First Mortgage Notes will be secured by
                                                             (1) first mortgages on seventeen of our and our
                                                             subsidiaries' principal properties, related fixtures
                                                             and equipment and other related assets and (2) a pledge
                                                             of equity of certain of our newly-formed subsidiaries.
                                                             These new subsidiaries are limited purpose subsidiaries
                                                             which were formed to own approximately 280 properties
                                                             used in the business. The lenders under our senior
                                                             secured credit facility are secured by a first lien on
                                                             all of our accounts receivable, inventory, general
                                                             intangibles and all other assets, except for the assets
                                                             securing the Exchange First Mortgage Notes, and so have
                                                             a prior right in payment to the proceeds of that
                                                             collateral. The indenture permits us to sell an
                                                             additional $10.0 million of First Mortgage Notes which
                                                             will rank pari passu in right of payment and be equally
                                                             and ratably secured with the Existing First Mortgage
                                                             Notes being exchanged in this exchange offer. In
                                                             addition, the collateral release provisions of the
                                                             indenture permit the release of certain nitrogen
                                                             facilities without substitution of collateral under
                                                             certain circumstances. See "Description of First
                                                             Mortgage Notes--Repurchase at the Option of Holders--Sale
                                                             of Nitrogen Facility."

Guarantees.............................................      Royster-Clark Group, Inc. and our existing subsidiaries
                                                             have agreed to fully and unconditionally guarantee the
                                                             Exchange First Mortgage Notes on a joint and several
                                                             basis. See "Description of First Mortgage Notes--Guarantees."

                                                             Except as set forth below, the Exchange First Mortgage
                                                             Notes (and any outstanding Existing First Mortgage
                                                             Notes) are not redeemable prior to April 1, 2004.
                                                             Thereafter, the First Mortgage Notes are redeemable,
                                                             in whole or in part, at the redemption prices set
                                                             forth in this prospectus, plus accrued and unpaid
                                                             interest and liquidated damages, if any, to the date
                                                             of redemption.

                                                             On or before April 1, 2002, we may redeem up to 35% of
                                                             the First Mortgage Notes originally issued at the
                                                             redemption prices described in "Description of First
                                                             Mortgage Notes--Optional Redemption."

Mandatory Redemption....................................     None.

Change of Control.......................................     If we undergo a change of control, we must offer to
                                                             repurchase the First Mortgage Notes at a price equal to
                                                             101% of the principal amount of the notes plus accrued
                                                             and unpaid interest and liquidated  damages, if any, to
                                                             the date of repurchase. See "Description of First
                                                             Mortgage Notes-Repurchase at the Option of Holders -
                                                             Change of Control."

Certain Covenants.......................................     We have agreed to limit our ability and the ability of
                                                             our subsidiaries to, among others:

                                                             o incur additional indebtedness;

                                                             o pay dividends and make other restricted payments or
                                                               investments;

                                                             o create or incur certain liens on any of our assets
                                                               or property;

                                                             o engage in transactions with affiliates;

                                                             o make asset sales;

                                                             o enter into sale-leaseback transactions; and

                                                             o consolidate or merge with or into, or transfer
                                                               substantially all of our assets to, another company.

                                                             These limitations are subject to important exceptions
                                                             and qualifications. For more details, see "Description
                                                             of First Mortgage Notes."

     For a more detailed discussion of the Exchange First Mortgage Notes, see
"Description of the First Mortgage Notes."

                                  RISK FACTORS

     You should carefully consider all of the information in this prospectus. In particular, you should evaluate the specific risk factors set forth under "Risk Factors," beginning on page 13 before deciding to tender your Existing First Mortgage Notes in the Exchange Offer.

            SUMMARY SELECTED AND PRO FORMA HISTORICAL FINANCIAL DATA
                             (Dollars in thousands)

     The following tables set forth summary pro forma financial data at March 31, 1999 and for the three months ended March 31, 1999 and the fiscal year ended December 31, 1998, supplemental financial data for the five year period ended December 31, 1998 and the three month periods ended March 31, 1998 and 1999, and summary selected historical financial and other data for the five year period ended December 31, 1998 and the three month periods ended March 31, 1998 and 1999. You should read the following information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our unaudited pro forma financial statements of Royster-Clark and AgriBusiness and related notes thereto included elsewhere in this prospectus.

     The following unaudited pro forma consolidated income statement data and other data for the fiscal year ended December 31, 1998 and the three months ended March 31, 1999 give effect to the Transactions and related financing as if they had occurred at January 1, 1998. The unaudited pro forma consolidated balance sheet data at March 31, 1999 gives effect to the Transactions and the refinancing as if they had occurred on March 31, 1999. The summary unaduited proforma financial statement data and other data do not purport to represent our financial position or results of operations if such transactions had occurred on such dates or to project the financial position or results of operations as of any future date or for any future period.

                                                            Year Ended               Three Months Ended
                                                        December 31, 1998              March 31, 1999
                                                        -----------------            ------------------

Income Statement Data:
     Net sales .........................                  $1,019,827                     181,087
     Gross profit ......................                     178,145                      22,547
     Operating income (loss) ...........                      52,597                      (9,849)
Other Data:
     EBITDA(a) .........................                  $   76,086                      (3,845)
     Adjusted EBITDA(b) ................                      78,614                      (3,845)
     Depreciation and amortization .....                      23,489                       6,004
     Cash interest expense .............                      33,475                       7,782
     Capital expenditures ..............                      32,245                       6,664
Credit Ratios:
     Adjusted EBITDA to interest expense                        2.3x                        (0.5)x
     Net debt to Adjusted EBITDA(c) ....                        3.8x                       (83.8)x
     Pro forma earnings (loss) to fixed
       changes .........................                        1.5x                        (1.1)x

For the three months ended March 31, 1999, earnings are inadequate to cover fixed charges by $17,631.

                                                                                    At March 31, 1999
                                                                                    -----------------
Balance Sheet Data:
     Cash and cash equivalents ................                                               82
     Working capital ..........................                                          181,799
     Property, plant and equipment ............                                          175,576
     Total assets .............................                                          667,175
     Long-term debt, less current portion .....                                          319,562
     Stockholders' equity .....................                                           88,599

                                                                         Year Ended        Three Months Ended
                                                                      December 31, 1998      March 31, 1999
                                                                      -----------------      --------------
Pro forma EBITDA ................................................            $76,086            $(3,845)
Additional adjustments:
     Improved product purchasing economics ......................              1,133               --
     Revised equipment lease and repair cycle ...................                989               --
     Increased manufacturing output .............................                406               --
                                                                             -------            -------
     Total additional pro forma adjustments .....................              2,528               --
                                                                             -------            -------
     Adjusted pro forma EBITDA ..................................            $78,614            $(3,845)
                                                                             =======            =======

----------------------------
(a) EBITDA represents operating income (loss) plus depreciation and amortization as calculated from information presented in our unaudited pro forma financial statements. While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles ("GAAP"), it is included to provide additional information with respect to our ability to meet our future debt service, capital expenditure and working capital requirements. In addition, we believe that certain investors find EBITDA to be a useful tool for measuring our ability to service our debt. EBITDA is not necessarily a measure of our ability to fund our cash needs.

(b) Adjusted EBITDA represents the pro forma EBITDA as calculated in (a) above adjusted to reflect certain additional adjustments which we believe are relevant in evaluating our future operating performance. The additional adjustments, which reflect the estimated impact of our business and operating strategy, are based on estimates and assumptions we made and believed to be reasonable but that are inherently uncertain and subject to change. The following calculation should not be viewed as indicative of actual or future results. The table reflects the effect of these items on pro forma EBITDA.

(c) Net debt represents total debt less cash and cash equivalents. The ratio of net debt to Adjusted EBITDA was calculated based on pro forma net debt as of December 31, 1998 and March 31, 1999 of $297,875 and $322,073, respectively.

                           SUPPLEMENTAL FINANCIAL DATA
                             (Dollars in thousands)

     The following supplemental financial data was computed by adding together the historical results of Royster-Clark and AgriBusiness. No pro forma or other synergy adjustments have been reflected. This supplemental financial data is presented for purposes of additional analysis and is not intended to reflect the historical combined operating results of the entities for the periods presented or to reflect results of operations for any future period.


                                                 Year Ended December 31,                        Three Months Ended
                             ----------------------------------------------------------------  ----------------------
                               1994         1995         1996         1997          1998       3/31/98     3/31/99
                             ----------  -----------  -----------  -----------   -----------   ---------  ----------
   Income Statement Data:
      Net Sales..........     $903,791   $1,015,252   $1,020,733   $1,100,213    $1,005,672    $181,584    $181,087
      Gross profit.......      140,214      174,404      187,180      198,696       160,826      25,771      22,245
      EBITDA.............       48,831       82,041       66,515       78,486        59,022         773      (5,958)

                         SUMMARY SELECTED FINANCIAL DATA
                             (Dollars in thousands)

     The following table sets forth summary historical financial and other data of Royster-Clark and AgriBusiness for each of the years in the five year period ended December 31, 1998, and the three months ended March 31, 1998 and 1999.

     The financial statements of Royster-Clark were audited by KPMG LLP for fiscal years 1996, 1997 and 1998. The financial statements of AgriBusiness were audited by Ernst & Young LLP for fiscal years 1996, 1997 and 1998. The selected financial data of Royster-Clark for 1994 and 1995 and at March 31, 1999 and for the three months ended March 31, 1998 and 1999 and AgriBusiness for 1994 and 1995 and at March 31, 1999 and for the three months ended March 31, 1998 and 1999 are derived from unaudited financial statements of the companies, which have been prepared by the companies on a basis consistent with the audited financial statements appearing elsewhere in this prospectus and, in the opinion of management, include all adjustments necessary for a fair presentation of such data.


Royster-Clark                              Year Ended December 31,                          Three Months Ended
-------------           ----------------------------------------------------------------   ------------------------
                          1994         1995           1996          1997        1998        03/31/98     03/31/99
                        ----------  ------------  -------------   ---------   ----------   -----------   ----------
Income Statement Data:
     Net Sales.......... $196,391      $207,552       $222,933    $227,613      $218,672      $41,284      $53,487
     Gross profit.......   26,714        28,504         33,280      34,996        33,026        6,971        9,445
     Operating income...    4,757         9,571         11,444      11,781         8,544        2,062        2,224
     Net earnings.......      450         2,404          3,814       4,331         1,832          495          366
 Other Data:
     EBITDA(a)..........    7,031        11,741         13,615      14,086        11,222        2,673        2,942
     Depreciation and
     amortization.......    2,274         2,170          2,171       2,305         2,678          611          718
     Capital
     expenditures.......    1,027         1,977          1,442       2,029         2,145        1,021          964

                                                                                                            At
                                                At December 31,                                         March 31,
                       ------------------------------------------------------------------               -----------
                           1994         1995         1996          1997          1998                      1999
                        -----------  -----------  ------------  ------------   ----------               -----------
 Balance Sheet Data:
     Working capital....   $6,754        $7,372      $14,514       $26,253       $30,726                  $ 62,312
     Total assets.......   82,728        85,924       83,547        96,065       120,397                   173,407


IMC AgriBusiness                           Year Ended December 31,                           Three Months Ended
----------------        -----------------------------------------------------------------   -----------------------
                           1994         1995         1996          1997          1998       03/31/98     03/31/99
                        -----------  -----------  ------------  ------------   ----------  ------------ -----------
 Income Statement Data:
     Net Sales.........  $707,400      $807,700     $797,800      $872,600      $787,000    $140,300     $ 127,600
     Gross profit......   113,500       145,900      153,900       163,700       127,800      18,800        12,800
     Operating income
     (loss)............    26,900        52,000       35,500        43,600        24,500      (7,500)      (15,000)
     Net earnings
     (loss)............    15,900        24,900       12,800        18,800         5,300      (5,300)      (10,600)
 Other Data:
     EBITDA(a).........    41,800        70,300       52,900        64,400        47,800      (1,900)       (8,900)
     Depreciation and
     amortization......    14,900        18,300       17,400        20,800        23,300       5,600         6,100
     Capital
     expenditures......    19,300        23,200       23,000        27,800        30,100       6,400         5,700

                                                                                                            At
                                                 At December 31,                                        March 31,
                       --------------------------------------------------------------------             -----------
                           1994         1995         1996          1997           1998                     1999
                        -----------  -----------  ------------  ------------   ------------             -----------
 Balance Sheet Data:
     Working capital.....$141,200......$174,800     $165,900      $165,900      $141,800                  $128,100
     Total assets.........359,100.......406,500      417,100       464,300       440,300                   507,200

--------------------
(a) EBITDA represents operating income (loss) plus depreciation and amortization. While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles ("GAAP"), it is included to provide additional information with respect to our ability to meet our future debt service, capital expenditure and working capital requirements. In addition, we believe that certain investors find EBITDA to be a useful tool for measuring our ability to service our debt. EBITDA is not necessarily a measure of the Company's ability to fund its cash needs.

                                  RISK FACTORS

     You should carefully consider the following risk factors and other information in this prospectus, including the risks described below, which apply to the Existing First Mortgage Notes as well as the Exchange First Mortgage Notes.

Consequences of Failure to Exchange.

     The Existing First Mortgage Notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your Existing First Mortgage Notes for Exchange First Mortgage Notes pursuant to the Exchange Offer, you will not be able to resell, offer to resell or otherwise transfer the Existing First Mortgage Notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the Existing First Mortgage Notes under the Securities Act except in the limited circumstances provided under the registration rights agreement. In addition, if you want to exchange your Existing First Mortgage Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange First Mortgage Notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Adverse Effect of Issuance of Exchange First Mortgage Notes on Market for Existing First Mortgage Notes

     To the extent that Existing First Mortgage Notes are tendered for exchange and accepted in the Exchange Offer, the trading market for the untendered and tendered but unaccepted Existing First Mortgage Notes could be adversely affected.

Substantial Leverage

     We are a highly leveraged company. The following table shows certain important credit statistics giving effect to completion of the Transactions.

                                                                                    At March 31, 1999
                                                                                  (Dollars in millions)
                                                                                  ---------------------
               Pro forma total long-term debt........................                   $ 322.2
               Pro forma stockholders' equity........................                      88.6
               Total debt as a percentage of total capitalization....                      78.4%

     Our high level of indebtedness could have important consequences to you. For example, it could:

     o limit our ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes;

     o increase our vulnerability to general adverse economic and industry conditions;

     o require us to dedicate a substantial portion of our cash flow from operations to make interest payments on our indebtedness, reducing the availability of our cash flow to fund capital expenditures, working capital and other general corporate purposes;

     o limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate, including limiting our ability to take advantage of significant business opportunities; and

     o place us at a competitive disadvantage as compared to some of our competitors that have less debt.

     Our ability to pay interest, principal and liquidated damages, if any, on the First Mortgage Notes and principal and interest on our other debt obligations will depend on our future performance. Our ability to generate cash will depend on many factors which may be beyond our control, including general economic, financial and regulatory conditions. If we cannot generate enough cash flow in the future to service our debt, we may need to delay capital expenditures, refinance all or a portion of our debt, including the First Mortgage Notes, obtain additional financing or sell assets. We might not be able to implement any of these strategies on satisfactory terms or on a timely basis, if at all. If we are unable to meet our debt service obligations or comply with our covenants, a default under our debt agreements would result. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

Integration of Operations

     The Transactions will dramatically increase the sales, geographic scope and management complexity of our business. We cannot assure you that we will successfully integrate the Royster-Clark and AgriBusiness operations, that we will effectively manage the combined operations or that cost savings will be achieved. If we fail to integrate the operations of the businesses, if the expected operating efficiencies from the Transactions do not materialize or if the costs of the integration are higher than expected, our financial condition and results of operations could be adversely affected. In addition, we expect to evaluate and, where appropriate, pursue additional acquisition opportunities. We cannot assure you, however, that suitable acquisition candidates will be identified in the future, or that if identified and acquired, we will be able to successfully integrate future acquisitions.

Additional Borrowings Available

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. Our senior secured credit facility permits borrowings up to $275.0 million and all of those borrowings would rank pari passu with the First Mortgage Notes and the subsidiary guarantees. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

     The indenture allows us to incur up to an additional $10.0 million of First Mortgage Notes which will be secured on a pari passu basis with the First Mortgage Notes originally issued in the offering. In addition, the indenture will permit us, under certain circumstances, to incur additional indebtedness, including indebtedness secured by assets that do not constitute collateral. See "Description of First Mortgage Notes--Certain Covenants."

     See "Capitalization," "Selected Historical Financial Data" and "Description of First Mortgage Notes--Repurchase at the Option of Holders--Change of Control" and "Description of Certain Other Indebtedness."

Restrictions Imposed by Indebtedness

     Under the terms and conditions of the indenture governing the First Mortgage Notes and our senior secured credit facility we have agreed to limit, subject to certain exceptions, our ability to make certain investments, create liens, make asset sales and merge with another company. These limitations, as well as our highly leveraged position, could significantly limit our ability to respond to changing business or economic conditions or to substantial declines in operating results. A breach of any of these limitations could result in an event of default under the indenture and the senior secured credit facility. Our ability to comply with these limitations may be affected by events beyond our control. See "Description of First Mortgage Notes" and "Description of Certain Other Indebtedness."

Seasonal Nature and Volatility of our Business

     Our business is seasonal, based upon the planting, growing and harvesting cycles. Typically, over half of our sales occur during the second quarter of each year during the spring planting season. Since interim period operating results reflect the seasonal nature of our business, they are not indicative of results expected for the full fiscal year. In addition, quarterly results can vary significantly from one year to the next due primarily to weather-related shifts in planting schedules and purchase patterns. We incur substantial expenditures for fixed costs throughout the year and substantial expenditures for inventory in advance of the spring planting season.

     Our business can also be volatile as a result of a number of other factors, the most important of which are weather patterns and field conditions, particularly during periods of high fertilizer consumption, current and projected grain stocks and prices and the United States government's agricultural policy. Weather can have an impact on our business, especially if weather-related problems occur during our compressed primary planting season between March and June. Weather-related problems can also have an effect on our fertilizer and crop protection products volume if farmers are forced to abandon, defer or change their planting intentions. Grain stocks are, in turn, directly influenced by weather conditions and worldwide production and consumption.

     In 1998, poor weather had a significant negative effect on our business. Abnormally poor weather conditions in advance of and during the spring planting season hit virtually all of the major farming regions and had a significant negative effect on our business. El Nino caused unusually high amounts of precipitation (up to 172% increase over normal levels in some areas of the U.S. Cornbelt) in our target markets immediately prior to and throughout the spring planting season. As a result, farmers were forced to either abandon or delay their planting, which led to lower use of crop production inputs during the shortened planting season.

     Quantities of fertilizers imported to and exported from North America, and current and projected grain inventories and prices that are influenced by U.S. exports and world-wide grain markets, can also affect demand for our products. U.S. governmental policies may directly or indirectly influence the number of acres planted, the level of grain inventories, the mix of crops planted and crop prices.

     Finally, because of factors beyond our control, including the production capacity of competitors, nitrogen fertilizer price levels can be volatile. In 1998, our financial results were adversely impacted as the nitrogen fertilizer industry operated at a cyclical trough, with prices at their lowest level since 1992.

Limitations on Security Interest; Defects in Security Interests

     The First Mortgage Notes are secured by the real property, fixtures, equipment and related permits, licenses and patents more fully described under "Description of First Mortgage Notes--Security." The security interest generally is limited to (1) first mortgage liens on seventeen principal properties, we refer to in this section as the Mortgaged Properties, owned by us and our subsidiaries and (2) a pledge of all the outstanding interests in four limited purpose subsidiaries that own or will own approximately 280 properties used in our business which we refer to in this section as the Other Properties, including substantially all of the owned Farmarkets and other owned facilities.

     Certain liens, including landlord's, warehousemen's and materialmen's liens and certain tax liens, may, as a matter of law, have priority over the liens and security interests securing the First Mortgage Notes; however, with respect to each of the Mortgaged Properties, a title insurance policy insures the holders of the First Mortgage Notes against losses incurred as a result of past tax liens and mechanics liens affecting the Mortgaged Properties.

     At the close of the Transactions, the limited purpose subsidiaries did not own all of the Other Properties (which number approximately 280). At the time of the acquisition of AgriBusiness, we had not received title reports for fifty of the Other Properties of AgriBusiness and approximately sixty-five of the Other Properties of Royster-Clark. While deeds have been recorded that are intended to convey all of the Other Properties to the limited purpose subsidiaries, the title reports for many of these properties, when they were subsequently received, indicated the need for correcting deeds or other correcting instruments in order to properly convey many of the Other Properties to the limited purpose subsidiaries. In addition, the title reports for many of the Other Properties indicated some outstanding liens, encumbrances and defects in title. We are working with the seller of AgriBusiness and other parties to remove or correct all of these problems that we determine are material. We have agreed, and the seller of AgriBusiness has agreed, to use best efforts to complete the transfer of these properties to the limited purpose subsidiaries and clear title as soon as possible. In addition, the seller of AgriBusiness has agreed to a limited indemnity in favor of the holders of the First Mortgage Notes for losses resulting from a failure to properly convey those 50 Other Properties of AgriBusiness for which title reports were not available at the time of the acquisition of AgriBusiness.

     We also have unreleased monetary liens affecting four of the seventeen Mortgaged Properties, and, encumbrances, encroachments or defects in the title on five of the Mortgaged Properties not typical of a first mortgage financing, and because of the complexity of the East Dubuque site, we have not yet been able to complete a full survey. In addition, some sites lack needed permits or agreements relating to rail serve and docking facilities. If a needed permit or agreement for rail service or docking facilities can not be obtained, operations at the affected facility may be interrupted or impaired. We have been working with the seller of AgriBusiness, surveyors, title companies and third parties to clear all of the matters affecting title, complete the remaining survey and obtain permits and agreements for rail and dock facilities.

     For two of the Mortgaged Properties, we were unable to obtain the optimal owner's title insurance for each principal property to the effect that the use of the property, the dimensions of the property and the location, type and configuration of all improvements comply with applicable zoning laws (this endorsement was unavailable for East Dubuque and Americus because the surveys had not been completed at the time of acquisition of AgriBusiness; however, we expect to obtain the endorsement for Americus now that the survey is completed; and the zoning endorsement was unavailable for Mulberry under Florida's title insurance laws, although our zoning report indicates that the property there is in compliance with zoning).

     The risk to holders of the First Mortgage Notes as to the one site still not fully surveyed may be substantial:

     o If the operations or layout of the facility do not comply with zoning laws, it may have to cease operations or remove improvements. As a result, the facility's collateral value consistent with its permitted zoning use may be negligible; and

     o The facility may impermissibly encroach upon a property line or easement, requiring removal and relocation of all or a portion of the improvements at the facility.

     For eleven of the Mortgaged Properties, although the title insurance policy insures zoning compliance, our improvements are legally non-conforming, and therefore may not be permitted to be restored in the current configuration after a casualty.

No Assurance of Realizable Value from the Collateral

     We have made no representation as to the value or sufficiency of the collateral securing the First Mortgage Notes. Accordingly, we cannot assure you that the proceeds from the sale of any of the collateral upon the collateral agent's exercise of remedies following an event of default under the First Mortgage Notes will be sufficient to redeem the required principal amount of the First Mortgage Notes. In addition, the lenders under our senior secured credit facility are secured by a first lien on all of our accounts receivable, inventory, general intangibles and all of our and our subsidiaries' other assets. Accordingly, the lenders have a prior right in payment to the proceeds of the sale of any of their collateral. If the proceeds from a sale of the collateral are not sufficient to make all payments due under the First Mortgage Notes, the holders of the First Mortgage Notes will have only senior unsecured claims against us.

Collateral Adversely Affected by Bankruptcy Proceedings

     The right of the collateral agent to repossess and dispose of the collateral upon acceleration of the First Mortgage Notes is likely to be significantly impaired by bankruptcy law if a bankruptcy proceeding were to be commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the bankruptcy code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, bankruptcy law generally permits the debtor to continue to return and to use collateral (and the proceeds, products, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor is given "adequate protection." There is not a definition of the term "adequate protection" and because of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the First Mortgage Notes could be delayed following commencement of a bankruptcy case, whether or when the trustee would repossess or dispose of the collateral or whether or to what extent holders of the First Mortgage Notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of "adequate protection." Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the First Mortgage Notes, the holders of the First Mortgage Notes would have "undersecured claims." Federal bankruptcy laws do not permit the payment and/or accrual of interest, costs and attorneys' fees for "undersecured claims" during the debtor's bankruptcy case.

Potential Environmental Liability of Secured Lenders

     Lenders that hold a security interest in real property may, in certain specific circumstances, be held liable under certain environmental laws for the costs of remediating or preventing releases or threatened releases of hazardous substances at the mortgaged property. While lenders that neither foreclose on nor participate in the management of a mortgaged property (as interpreted under applicable law) generally have not been subject to such liability, lenders that take possession of a mortgaged property or that participate in the management of a mortgaged property must carefully adhere to federal and state rules to avoid liability. In this regard, the collateral agent, the trustee or the holders of the First Mortgage Notes would need to evaluate the impact of these potential liabilities before determining to foreclose on the mortgaged properties securing such First Mortgage Notes and exercising other available remedies. In addition, the collateral agent or the trustee, as the case may be, may decline to foreclose upon the mortgaged properties or exercise remedies available to the extent that they do not receive indemnification to their satisfaction from the holders of the First Mortgage Notes. See "Description of First Mortgage Notes--Security."

Volatility of Nitrogen Industry

     In the recent past, nitrogen fertilizer prices have been volatile with price changes from one growing season to the next. Nitrogen fertilizer is a global commodity and can be subject to intense price competition from domestic and foreign sources. The profitability of the nitrogen fertilizer products we sell at retail and wholesale, and of our nitrogen manufacturing operations, are dependent on the nitrogen fertilizer cycle. Industry experts believe that the nitrogen fertilizer industry is currently at a cyclical low which has resulted primarily from the following three factors. First, the introduction of new nitrogen plants in 1998 resulted in nitrogen supply being in excess of demand. Second, since May 1997, China, the largest consumer of nitrogen fertilizer, significantly decreased purchasing nitrogen products in the international markets. Third, as a result of the financial crisis in the former Soviet Union, nitrogen producers have been selling products in the international market at below market prices in an effort to get hard currency. We believe there will be continued weakness in the nitrogen market in 1999 as a result of these factors.

Operating Hazards and Uninsured Risks

     In addition to pollution and other environmental risks (see "Environmental Laws" below), we are subject to risks inherent in the nitrogen industry, such as explosions, fires and chemical spills or releases. Any significant interruption of operations at our principal nitrogen facilities could adversely affect us. Although we maintain general liability insurance and property and business interruption insurance, because of the nature of industry hazards, it is possible that liabilities for pollution and other damages arising from a major occurrence may not be covered by our insurance policies or could exceed insurance coverages or policy limits. Also, insurance may not be available at reasonable rates in the future. These liabilities, which could arise as a result of injury or loss of life, severe damage to property and equipment, pollution or other environmental damage or suspension of operations, could adversely affect us.

Dependence on Suppliers

     We are dependent upon third party suppliers for most of the materials used in our business. We have entered into a long-term, ten year, supply contract with two divisions of IMC Global to purchase (1) a majority of the phosphate we need from IMC Agrico and (2) a majority of the potash we need from IMC Kalium. We purchase the nitrogen we do not produce ourselves from several different suppliers in the U.S. Any delay or extended interruption in the supply of any of these materials or changes in pricing arrangements with our suppliers could disrupt our operations. If such disruption continued for an extended period of time, it could adversely affect us.

Competition

     We operate in a highly competitive industry, particularly with respect to price and service. Our principal competitors in the distribution of crop production inputs include agricultural cooperatives, which have the largest market share in a majority of the locations we serve, national fertilizer producers, major grain companies and independent distributors and brokers. Some of these competitors may have greater financial and marketing resources than we do.

Reliance on Key Personnel

     We believe that the success of our business strategy and our ability to operate profitably depend on the continued employment of our senior management team. The loss of the services of certain of these key executives could have a material adverse effect on us. While our chief executive officer has an employment contract, and we expect to enter into employment contracts with other key employees, we cannot assure you that in the future we will be able to retain our existing senior management, attract additional qualified executives or fill new senior management positions or vacancies created by expansion or turnover.

Government Regulation

     Existing and future government regulations may greatly influence how we operate our business, our business strategy and, ultimately, our financial viability. U.S. governmental policies may directly or indirectly influence the number of acres planted, the level of grain inventories, the mix of crops planted, crop prices and the amounts of and locations where fertilizers may be applied. We cannot predict the future regulatory framework of our business.

Environmental Laws

     As a producer and distributor of crop production inputs, we are subject to federal, state and local environmental, health and safety laws and regulations. These regulations govern our operations and our current and former use, storage, handling, discharge and disposal of a variety of substances. Under certain environmental laws, we could be held jointly and severally responsible for the removal and remediation of any hazardous substance contamination at our facilities, at neighboring properties that migrated from our facilities and at third party waste disposal sites. We could also be held liable for any consequences arising out of human exposure to such substances or other environmental damage. We may incur substantial costs to comply with such environmental, health and safety law requirements. We may also incur substantial costs for liabilities arising from past releases of, or exposure to, hazardous substances. In addition, we may discover currently unknown environmental problems or conditions. Continued compliance with environmental laws or unexpected liabilities and clean-up costs could result in future expenditures by us that could adversely affect us.

Year 2000 Compliance

     The Year 2000 issue is the result of many computer programs being written using two digits rather than four to define the applicable year. Computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     In addition, the computer systems of third parties with whom we regularly deal, including among others, our customers and suppliers, could be disrupted or fail, causing an interruption or decrease in our ability to continue our operations. We do not currently have any information concerning the Year 2000 compliance status of our suppliers and customers.

     We believe that our main accounting and administrative systems are Year 2000 compliant, and an effort is underway to ensure all ancillary systems will also meet the Year 2000 deadline. We do not know whether any of the disruptions described above will actually occur, or if they do occur, the effect they will have on us. We may, however, have to bear further Year 2000 costs and expenses which could have a material adverse effect on our business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Financing Change of Control Offer

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding First Mortgage Notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of First Mortgage Notes or that restrictions in our senior secured credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of First Mortgage Notes--Repurchase at the Option of Holders."

Fraudulent Conveyance Matters

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     o received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; or

     o was insolvent or rendered insolvent by reason of such incurrence; or

     o was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     o intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     o the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or o if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     o it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the First Mortgage Notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

No Prior Market for the Exchange First Mortgage Notes

     The Existing First Mortgage Notes are currently eligible for trading in the PORTAL market. The Exchange First Mortgage Notes are new securities for which there is no established market. We do not intend to list the Exchange First Mortgage Notes on any national securities exchange or to seek the admission thereof to trading in the Nasdaq National Market System. The Initial Purchasers have advised us that they intend to make a market in the Exchange First Mortgage Notes (and the Existing First Mortgage Notes), but they are not obligated to make this market and even if they do they may decide not to in the future.

     If any of the Exchange First Mortgage Notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Factors that could cause the First Mortgage Notes to trade at a discount include prevailing interest rates, a decline in our credit worthiness, a weakness in the market for high-yield securities and declining economic conditions generally or in the agricultural markets.

                                THE TRANSACTIONS

     We offered the First Mortgage notes as part of the financing for a series of transactions which resulted in our current management and 399 Ventures owning Royster-Clark and the AgriBusiness unit of IMC Global, Inc.

     Our management and 399 Ventures formed a new company, now known as Royster-Clark Group, Inc. On April 22, 1999, this company acquired Royster-Clark from its previous owners and Royster-Clark acquired IMC AgriBusiness Inc., (now known as Royster-Clark AgriBusiness, Inc.), Hutson's AG Service, Inc. (now known as Royster-Clark Hutson, Inc.) and IMC Nitrogen Company (now known as Royster-Clark Nitrogen, Inc.) from IMC Global, Inc. These three IMC entities are referred to as "AgriBusiness."

     To finance these transactions, Mr. Jenkins and certain other members of our management contributed a portion of their interests in Royster-Clark for common and preferred stock of Royster-Clark Group. In connection with these Transactions, Mr. Jenkins and some of the other current managers received cash for a portion of their interests in Royster-Clark. 399 Ventures invested a total of $59.0 million in Royster-Clark Group through the purchase of shares of common stock, preferred stock and notes. As a result of these transactions, Mr. Jenkins, 399 Ventures and certain other of our managers own all of the stock of Royster-Clark Group which owns the combined operations of Royster-Clark and AgriBusiness. Management, including Mr. Jenkins, now owns approximately 28% of our stock, consisting of approximately 20% of the common equity and an additional 8% through a new stock purchase plan.

     The total transaction costs incurred approximate $403.5 million, consisting of $315.1 million to purchase AgriBusiness and Royster-Clark, $67.8 million to refinance existing debt and $20.6 million of estimated transaction fees and expenses. These costs were financed with (1) approximately $114.9 million of borrowings under the senior secured credit facility, (2) $200.0 million of First Mortgage Notes, and (3) an equity investment of $88.6 million from Royster-Clark Group.

     Royster-Clark Group financed this equity investment with (1) $59.0 million of cash financing from 399 Ventures, (2) $10.0 million of non-cash pay junior subordinated notes purchased by IMC Global, and (3) $19.6 million of rollover equity contributed by some of the members of our management, including Mr. Jenkins.

     The $59.0 million from 399 Ventures consisted of (1) $47.4 million of equity contributed by 399 Ventures in the form of non-cash pay preferred stock,
(2) $1.6 million contributed by 399 Ventures in the form of common equity, and
(3) $10.0 million of non-cash pay junior subordinated notes purchased by 399 Ventures. Some of the members of Royster-Clark management contributed $19.6 million in rollover equity which consisted of (1) $14.7 million of non-cash pay preferred stock, (2) $4.5 million of zero preferred stock and (3) $0.4 million of common equity.

     The acquisitions of Royster-Clark and AgriBusiness, the financing and all related transactions are collectively referred to as "The Transactions." For more information on the Transactions, see "Use of Proceeds," "Certain Relationships and Related Transactions," and "Security Ownership of Certain Beneficial Owners."

                                 USE OF PROCEEDS

     We will not receive any proceeds from the Exchange Offer. In consideration for issuing the Exchange First Mortgage Notes, we will receive the Existing First Mortgage Notes in like principal amount in exchange. The Existing First Mortgage Notes surrendered in exchange for Exchange First Mortgage Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange First Mortgage Notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

     The net proceeds we received from the sale of the Existing First Mortgage Notes were approximately $190.8 million after deducting discounts and expenses. We used the gross proceeds from the sale together with $114.9 million of borrowings under the senior secured credit facility and $88.6 million of equity financing from our parent (1) to consummate the acquisitions of AgriBusiness and Royster-Clark, (2) to refinance existing debt of Royster-Clark and AgriBusiness,
(3) to pay $20.6 million in transaction fees and expenses and (4) for general corporate purposes, including working capital.

     As of March 31, 1999, Royster-Clark had $48.9 million outstanding under its line of credit note with U.S. Bancorp Ag Credit, Inc. Interest under the line of credit note was payable monthly at a fluctuating rate equal to the Reference Rate (as quoted by the U.S. Bank National Association, Minneapolis, Minnesota), plus one quarter of one percent (0.25%). As of March 31, 1999, AgriBusiness owed $5.0 million to a seller of a business to AgriBusiness pursuant to a term note due on June 2002, bearing interest at an annual rate of 7.25%. As of March 31, 1999, AgriBusiness owed $2.1 million on Decatur County-Bainbridge
Industrial Development Authority Bonds due on December 1, 2002 bearing interest at a variable rate (3.9% on March 31, 1999).

                                 CAPITALIZATION

     The following table sets forth on a consolidated basis our unaudited consolidated cash, cash equivalents and capitalization as adjusted to give effect to the offering and the application of the estimated net proceeds received. See "Use of Proceeds." You should read this table along with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Financial Data," "Unaudited Pro Forma Condensed Consolidated Financial Statements" and our consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

                                                         As of March 31, 1999
                                                        Pro Forma As Adjusted
                                                        ---------------------
                                                            (In thousands)

Cash and cash equivalents ..............................    $            82
                                                            ===============

Long-term debt (including current portion):
    Senior secured credit facility(1) ..................            114,879
    First Mortgage Notes due 2009.......................            200,000
    Other long-term debt................................              7,276
                                                            ---------------
       Total long-term debt ............................            322,155
Stockholders' equity....................................             88,599
                                                            ---------------
Total capitalization ...................................    $       410,754
                                                            ===============
------------------------

(1) The facility provides for up to $275.0 million in borrowings, subject to availability.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following tables set forth supplemental financial data for each of the years in the five year period ended December 31, 1998 and for each of the three month periods ended March 31, 1998 and 1999, and summary selected historical financial and other data of Royster-Clark and AgriBusiness for each of the years in the five-year period ended December 31, 1998, and for each of the three month periods ended March 31, 1998 and 1999 which have been derived from the financial statements of Royster-Clark and AgriBusiness, respectively. The financial statements of Royster-Clark were audited by KPMG LLP for fiscal years 1996, 1997 and 1998. The financial statements of AgriBusiness were audited by Ernst & Young LLP for fiscal years 1996, 1997 and 1998. The selected financial data of Royster-Clark for 1994 and 1995 and March 31, 1998 and 1999 and AgriBusiness for 1994 and 1995 and March 31, 1998 and 1999 are derived from unaudited financial statements of the companies, which have been prepared by the companies on a basis consistent with the audited financial statements appearing elsewhere herein and, in the opinion of management, include all adjustments necessary for a fair presentation of such data. The supplemental financial data has been prepared as if the Transactions occurred as of January 1, 1994. The supplemental financial data was computed by adding together the historical results of Royster-Clark and AgriBusiness. No pro forma or other synergy adjustments have been reflected. This supplemental financial data is presented for purposes of additional analysis and is not intended to reflect the historical combined operating results of the entities for the periods presented or to reflect results of operations for any future period. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the historical and unaudited pro forma financial statements of Royster-Clark and AgriBusiness and related notes included elsewhere herein.

                           SUPPLEMENTAL FINANCIAL DATA
                             (Dollars in thousands)

                                            Year Ended December 31,                          Three Months Ended
                        ----------------------------------------------------------------   -----------------------
                           1994         1995         1996          1997          1998      03/31/98      03/31/99
                        -----------  -----------  ------------  ------------------------   ------------------------
 Income Statement Data:
     Net sales........   $903,791    $1,015,252   $1,020,733     $1,100,213   $1,005,672   $181,584       $181,087
     Gross profit.....    140,214       174,404      187,180        198,696      160,826     25,771         22,245
     EBITDA...........     48,831        82,041       66,515         78,486       59,022        763         (5,958)

     The following table sets forth summary selected historical financial and other data of Royster-Clark and AgriBusiness for each of the years in the five-year period ended December 31, 1998, and the three months ended March 31, 1998 and 1999.



Royster-Clark                               Year Ended December 31,                          Three Months Ended
-------------            --------------------------------------------------------------   ------------------------
                            1994        1995          1996          1997          1998      03/31/98    03/31/99
                         -----------  ----------   -----------   ----------------------   ------------------------
 Income Statement Data:
     Net sales........... $196,391      $207,552     $222,933     $227,613      $218,672   $  41,284      $53,487
     Gross profit........   26,714        28,504       33,280       34,996        33,026       6,971        9,445
     Operating expenses..   21,957        18,933       21,836       23,215        24,482       4,909        7,221
     Operating income....    4,757         9,571       11,444       11,781         8,544       2,062        2,224
     Net earnings........      450         2,404        3,814        4,331         1,832         495          366
 Other Data:
     EBITDA(1)...........    7,031        11,741       13,615       14,086        11,222       2,673        2,942
      Depreciation and
      amortization.......    2,274         2,170        2,171        2,305         2,678         611          718
      Capital
      expenditures.......    1,027         1,977        1,442        2,029         2,145       1,021          964
      Ratio of earnings
      to fixed
      charges (2)........     1.07          1.72         2.15         2.33          1.47        1.61         1.33

                                                                                                            At
                                                At December 31,                                           March 31,
                        -------------------------------------------------------------------              ----------
                           1994         1995         1996          1997           1998                     1999
                        -----------  -----------  ------------  ------------   ------------              ----------
 Balance Sheet Data:
     Cash and cash
     equivalents........  $    28       $    28    $      28     $      29     $      42                  $ 62,312
     Working capital....    6,754         7,372       14,514        26,253        30,726                    30,226
     Total assets.......   82,728        85,924       83,547        96,065       120,397                   173,407
     Long-term debt,
     less current
     portion............    9,685         8,701       12,600        23,025        33,817                    65,760
     Redeemable
     preferred stock....   14,250        14,250       12,000        12,000        12,000                    12,000
     Common stock
     subject to ESOP
     put option.........    1,443         1,647        1,715         1,861         1,864                     1,864
     Stockholder's
     equity.............    6,536         7,465       11,505        14,745        15,153                    15,219



IMC AgriBusiness                            Year Ended December 31,                            Three Months Ended
----------------       -------------------------------------------------------------------   -----------------------
                          1994          1995         1996          1997          1998         03/31/98     03/31/99
                       -----------   -----------  -----------   --------------------------   -----------------------
 Income Statement Data:
     Net sales...........  $707,400      $807,700     $797,800     $872,600       $787,000    $140,300     $ 127,600
     Gross profit........   113,500       145,900      153,900      163,700        127,800      18,800        12,800
     Operating expenses..    86,600        93,900      118,400      120,100        103,300      26,300        27,800
     Operating income
     (loss)..............    26,900        52,000       35,500       43,600         24,500      (7,500)      (15,000)
       Net earnings
 (loss)..................    15,900        24,900       12,800       18,800          5,300      (5,300)      (10,600)
 Other Data:
     EBITDA(1)...........    41,800        70,300       52,900       64,400         47,800      (1,900)       (8,900)
     Depreciation and
       amortization......    14,900        18,300       17,400       20,800         23,300       5,600         6,100
     Capital
       expenditures......    19,300        23,200       23,000       27,800         30,100       6,400         5,700
     Ratio of
       earnings
       (loss) to
       fixed charges(2)..      3.37          3.92         2.49         2.96           1.46       (1.70)        (3.74)

For the three months ended March 31, 1998 and 1999, earnings were inadequate to cover fixed charges by $9,847 and $18,200, respectively.

                                                                                                            At
                                          At December 31,                                               March 31,
                        -----------------------------------------------------  ------------             -----------
                           1994         1995         1996          1997           1998                     1999
                        -----------  -----------  ------------  ------------   ------------             -----------
 Balance Sheet Data:
     Cash and cash
     equivalents.........  $  8,800      $  6,200     $  2,800      $  5,400      $  6,100                  $     --
     Working capital.....   141,200       174,800      165,900       165,900       141,800                   128,100
     Total assets........   359,100       406,500      417,100       464,300       440,300                   507,200
     Long-term debt,
     less current
     portion.............    12,400         9,800       10,700         4,600         4,600                     4,600
     IMC Global
     investment (3)......   220,700       272,200      285,900       338,400       317,800                   303,100

-------------------------
     (1) EBITDA represents operating income (loss) plus depreciation and amortization. While EBITDA should not be construed as a substitute for operating income or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles ("GAAP"), it is included herein to provide additional information with respect to our ability to meet our future debt service, capital expenditure and working capital requirements. In addition, we believe that certain investors find EBITDA to be a useful tool for measuring our ability to service our debt. EBITDA is not necessarily a measure of our ability to fund our cash needs.

     (2) The ratio of earnings (loss) to fixed charges is computed by adding fixed charges to earnings (loss) before income taxes and dividing that sum by the fixed charges. Fixed charges consist of interest (including amortization costs) and a portion of rent expense that management considers to be interest.

     (3) IMC Global investment represents Global's net investment in AgriBusiness and includes intercompany amounts due to Global.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the audited financial statements of Royster-Clark and AgriBusiness, including the related notes, contained elsewhere in this prospectus. Prior to the transactions described in this prospectus, Royster-Clark was operated as a stand-alone company and AgriBusiness was operated as a subsidiary of IMC Global. As described under "The Transactions," Royster-Clark and AgriBusiness were combined in connection with the transactions described in this prospectus. As a result, the historical financial information included in this prospectus does not necessarily reflect what our financial position and results of operations would have been had each company been operated as a combined company during the periods presented. The offering and the transactions described in this prospectus will prospectively affect our results of operations and financial position in significant respects.

General

     We are the largest independent retail and wholesale distributor of fertilizer, seed, crop protection products and agronomic services. We primarily focus on major farming regions in the East, South and Midwest. Our value-added distribution business supplies a full range of products and services to our retail and wholesale customers through 400 facilities consisting of retail farm centers, granulation, blending and seed processing plants, and an integrated network of storage and distribution terminals and warehouses. In addition, we operate two nitrogen manufacturing plants that produce nitrogen-based fertilizer that supply our distribution business with nitrogen fertilizer products from natural gas and ammonia.

     As a value-added distributor of products, we realize a profit margin on the products that we supply on a retail or wholesale basis to our customers. However, our business is affected by a number of factors, including weather conditions and prevailing prices for fertilizer and other crop production inputs.

     Weather conditions can significantly impact our results of operations. Adverse weather conditions during the planting seasons may force farmers to either abandon or delay their planting, which may lead to lower use of fertilizer, seed and crop protection products. During the 1998 spring planting season, weather conditions were extremely poor due to the El Nino phenomenon which caused unusually high amounts of precipitation in our target markets leading to extremely wet field conditions.

     Another factor affecting our business is the price for fertilizers. We purchase nitrogen, phosphate and potash and resell these crop nutrients in either their original form or after processing into blended and granulated fertilizer products. Prices for phosphate and potash have been relatively stable over the past several years. Nitrogen fertilizer prices have exhibited far more volatility as the balance of supply and demand has a direct impact on products such as ammonia, urea, ammonium nitrate and UAN solutions. In 1995, the nitrogen industry reached a peak in the latest nitrogen price cycle and began to decline during 1996. By the end of 1998, nitrogen prices reached their lowest levels in over ten years. This decline in nitrogen prices is primarily the result of recent capacity additions, a lack of demand from China, the largest consumer of nitrogen fertilizer, and economic uncertainty associated with production coming out of the former Soviet Union, as many producers are selling at prices below the current market in order to obtain hard currency. Since most of the fertilizer products we sell include some nitrogen, our net sales are impacted by the prevailing market price of nitrogen fertilizer. We sell most of our fertilizer products based on a margin above our raw material input prices. As a result, as market prices decline in response to prevailing global pricing conditions, the gross profit margin we realize on each ton sold declines. In addition, the profitability of our two nitrogen manufacturing plants are directly impacted by the level of nitrogen prices.

     We have been working to combine and integrate the operations of Royster-Clark and AgriBusiness. Our management plans to implement strategies which have proven successful in the past, such as the use of teams to organize field sales, an incentive structure based on return on assets and appropriate information technology systems. We have identified concrete cost savings and synergies which can be achieved as the result of the merger of Royster-Clark and AgriBusiness. We intend to achieve these cost savings and synergies by: (1) closing and combining locations; (2) eliminating redundant senior management and administrative staff; (3) streamlining sales management through team approach; and (4) managing employee benefits more effectively. We believe additional savings can be achieved starting in 2000 by: (1) reducing equipment rental and operation expenses by changing the equipment and vehicle replacement cycle and
(2) improving the margins on crop protection products by using the increased buying power of our new combined company.

Royster-Clark

     Royster-Clark operates predominantly in the Southeast. Royster-Clark operates a network of approximately 120 retail farm centers, including approximately 30 commission sales stores, supported by seven granulation and major blend plants and five storage and distribution facilities.

Results of Operations -- Royster-Clark

     The following table sets forth certain information regarding
Royster-Clark's statement of operations as a percentage of total revenues.


                                                Year Ended December 31,               Three Months Ended March 31
                                    ----------------------------------------------   ----------------------------
                                        1996             1997            1998           1998            1999
                                    --------------   -------------    ------------   ------------   -------------

Net sales ...........           100.0%            100.0%            100.0%            100.0%            100.0%
Cost of goods sold ..            85.1              84.6              84.9              83.1              82.3
                                -----             -----             -----             -----             -----
Gross profit ........            14.9              15.4              15.1              16.9              17.7
Operating expenses ..             9.8              10.2              11.2              11.9              13.5
                                -----             -----             -----             -----             -----
Operating income ....             5.1               5.2               3.9               5.0               4.2
Interest expense ....             2.2               2.1               2.5               3.0               3.0
                                -----             -----             -----             -----             -----
Income before tax                 2.9               3.1               1.4               2.0               1.2
Income tax expense...             1.2               1.2               0.6               0.8               0.5
                                -----             -----             -----             -----             -----
Net income ..........             1.7%              1.9%              0.8%              1.2%              0.7%
                                =====             =====             =====             =====             =====
EBITDA ..............             6.1%              6.2%              5.1%              6.5%              5.5%

     Three Months Ended March 31, 1999 Compared to Three Months Ended March 31, 1998

     Results for the quarter ended March 31 are not indicative of results for the full year. While typically over half of our sales occur during the spring planting season, weather and field conditions may have a material impact on whether sales are recorded in the first or second quarter.

     Net Sales. Royster-Clark's net sales were $53.5 million compared to $41.3 million in the same period last year, an increase of $12.2 million, or 29.5%. The $12.2 million increase includes $8.1 million in sales from farm centers purchased in the Lebanon Agricorp ("Lebanon") acquisition in December 1998. Excluding the impact of the Lebanon acquisition, revenues increased by $4.1 million or 9.9%. This increase was achieved from volume increases in fertilizer sales, despite price deflation from continued weakness in the market for nitrogen products and other agricultural inputs.

     Gross profit. Gross profit was $9.4 million compared to $7.0 million in the same period last year, an increase of $2.4 million, or 34.3%, due primarily to the Lebanon acquisition. The improvement in gross margin of 0.8 percentage points reflects higher margin fertilizer sales from farm centers acquired in the Lebanon acquisition. Vendor rebate income during the three months ended March 31, 1999 totaled $0.9 million compared to $1.5 million for the three months ended March 31, 1998, a decrease of $0.6 million or 40% due primarily to higher than expected crop year 1997 rebates which were received in the January 1, 1998 to March 31, 1998 period.

     Operating expenses. Operating expenses were $7.2 million compared to $4.9 million in the same period last year, an increase of $2.3 million, or 46.9%. Newly acquired farm centers from the Lebanon acquisition had operating expenses of $2.3 million for the three months ended March 31, 1999, accounting for all of the increase over the same period in the prior year.

     Operating income. Operating income was $2.2 million compared to $2.1 million in the same period last year, an increase of $0.1 million, or 4.8%, as a result of the higher gross profit offset by higher operating expenses.
Operating margins were 4.2% compared to 5.0% for the same period last year.

     Interest expense. Interest expense was $1.6 million compared to $1.2 million in the same period last year, an increase of $0.4 million, or 33.3%, primarily due to increased bank revolver balances as a result of increased working capital financing needs brought about by the Lebanon acquisition.

     Income tax expense. Income tax expense was $0.3 million compared to $0.4 million in the same period last year, a decrease of $0.1 million or 25.0%, attributable to the decline in income before taxes for the three months ended March 31, 1999 as compared to the same period last year. The effective tax rate for the three months ended March 31, 1999 was 40.7% compared to 41.3% in the same period last year.

     Net income. Net income was $0.4 million compared to $0.5 million in the same period last year, a decrease of $0.1 million, or 20.0%.

     EBITDA. EBITDA was $2.9 million compared to $2.7 million in the same period last year, an increase of $0.2 million, or 7.4%, as a result of the Lebanon acquisition.

     Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

     Net sales. Royster-Clark's net sales were $218.7 million for 1998 compared to $227.6 million for 1997, a decrease of $8.9 million or 3.9%. Fertilizer sales declined $9.0 million, or 7.6%, primarily because of decreased sales of nitrogen solutions driven by lower prices. Fertilizer volumes increased due to the full-year contribution from the operations of Weaver Fertilizer, which was acquired in September 1997, offset by wet field conditions in most of Royster-Clark's markets during the spring planting season in 1998. Sales of crop protection products decreased $3.1 million as the result of lower prices, while seed sales increased $2.0 million.

     Gross profit. Gross profit was $33.0 million for 1998 compared to $35.0 million for 1997, a decline of $2.0 million or 5.7%, due primarily to lower sales. Gross margins were 15.1% for 1998 compared to 15.4% for 1997.

     Operating expenses. Operating expenses were $24.5 million for 1998 compared to $23.2 million for 1997, an increase of $1.3 million or 5.6%, primarily due to the addition of the Weaver granulation plant which added $1.6 million in additional expenses in 1998 compared to 1997.

     Operating income. Operating income was $8.5 million for 1998 compared to $11.8 million for 1997, a decline of $3.3 million or 28.0%, as the result of lower gross profit and higher operating expenses. Operating margins were 3.9% for 1998 compared to 5.2% for 1997.

     Interest expense. Interest expense was $5.5 million for 1998 compared to $4.7 million for 1997, an increase of $0.8 million or 17.0%, primarily due to increased bank revolver balances as the result of slower inventory turns and collections from poor market conditions in 1998.

     Income tax expense. Income tax expense was $1.2 million for 1998 compared to $2.8 million for 1997, a decline of $1.6 million attributable to the decline in income before taxes in 1998. The effective tax rate in 1998 was 40.0% compared to 39.1% in 1997.

     Net income. Net income was $1.8 million for 1998 compared to $4.3 million for 1997, a decline of $2.5 million or 58.1%.

     EBITDA. EBITDA was $11.2 million for 1998 compared to $14.1 million for 1997, a decline of $2.9 million or 20.6%, as the result of lower gross profit and higher operating expenses.

     Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

     Net sales. Royster-Clark's net sales were $227.6 million for 1997 compared to $223.0 million for 1996, an increase of $4.6 million or 2.1%. Crop protection products sales increased $4.2 million, or 6.1%, due to volume increases related to favorable weather. Fertilizer sales decreased $2.0 million, or 1.9%. Average fertilizer sales prices declined primarily from lower nitrogen solution prices. Fertilizer volumes increased due to good spring weather and an increase in tobacco acres planted during the year, offset by the impact of two hurricanes which temporarily disabled one of Royster-Clark's granulation facilities.

     Gross profit. Gross profit was $35.0 million for 1997 compared to $33.3 million for 1996, an increase of $1.7 million or 5.1%, due to higher sales. Gross margins were 15.4% for 1997 compared to 14.9% for 1996.

     Operating expenses. Operating expenses were $23.2 million for 1997 compared to $21.8 million for 1996, an increase of $1.4 million or 6.4%. The increase in operating expenses is primarily attributable to non-recurring severance expenses, consulting expenses incurred in a software conversion project, and increased bonuses and health care costs.

     Operating income. Operating income was $11.8 million for 1997 compared to $11.4 million for 1996, an increase of $0.4 million or 3.5%, as the result of higher gross profit partially offset by higher operating expenses. Operating margins were 5.2% for 1997 compared to 5.1% for 1996.

     Interest expense. Interest expense was $4.7 million for 1997 compared with $5.0 million for 1996, a decline of $0.3 million or 6.0%, primarily attributable to lower interest rates and lower bank revolver balances as the result of stronger cash flows.

     Income tax expense. Income tax expense for 1997 was $2.8 million compared to $2.6 million for 1996, an increase of $0.2 million. The effective tax rate in 1997 was 39.1% compared to 40.8% in 1996.

     Net income. Net income was $4.3 million for 1997 compared to $3.8 million for 1996, an increase of $0.5 million or 13.2%.

     EBITDA. EBITDA was $14.1 million for 1997 compared to $13.6 million for 1996, an increase of $0.5 million or 3.7%, as the result of higher gross profit partially offset by higher operating expenses.

AgriBusiness

     AgriBusiness operates predominantly in the Midwest and Southeast. AgriBusiness operates a network of over 250 facilities, including over 200 retail farm centers, five granulation plants, two nitrogen manufacturing plants and a network of terminals, warehouses and distribution facilities.

     AgriBusiness was initially formed in the mid-1980s. AgriBusiness acquired the East Dubuque nitrogen manufacturing plant in 1987 and Mid-Ohio Chemical Company in 1994. In 1996, AgriBusiness merged with the nitrogen business of Vigoro and the Rainbow business of IMC Global as the result of the merger between The Vigoro Corporation and IMC Global. AgriBusiness expanded its retail and wholesale distribution system with the 1997 acquisition of Hutson's Ag Service, Inc.

Results of Operations -- AgriBusiness

     The following table sets forth certain information regarding AgriBusiness' statement of operations as a percentage of total revenues.

                                                 Year Ended December 31,              Three Months Ended March 31
                                         -------------------------------------        ---------------------------
                                          1996            1997            1998           1998           1999
                                         -----           -----           -----          -----           -----

Net sales.......................         100.0%          100.0%          100.0%         100.0%          100.0%
Cost of goods sold..............          80.7            81.2            83.8           86.6            90.0
                                         -----           -----           -----          -----           -----
Gross profit....................          19.3            18.8            16.2           13.4            10.0
Operating expenses..............          14.9            13.8            13.1           18.7            21.8
                                         -----           -----           -----          -----           -----
Operating income (loss).........           4.4             5.0             3.1           (5.3)          (11.8)
Interest expense................           1.6             1.5             1.7            2.1             2.4
Other expense (income)..........            --            (0.1)            0.2           (0.2)            0.1
                                         -----           -----           -----          -----           -----
Income (loss) before tax........           2.8             3.6             1.2           (7.2)          (14.3)
Income tax expense (benefit)....           1.2             1.4             0.5           (3.4)           (5.9)
                                         -----           -----           -----          -----           -----
Net income (loss)...............           1.6%            2.2%            0.7%          (3.8)%          (8.4)%
                                         =====           =====           =====          =====           =====
EBITDA..........................           6.6%            7.4%            6.1%          (1.4)%          (7.0)%

     Three Months Ended March 31, 1999 Compared to Three Months Ended March 31, 1998

     Net Sales. AgriBusiness' net sales were $127.6 million compared to $140.3 million in the same period last year, a decline of $12.7 million, or 9.0%. Fertilizer sales declined by $12.9 million or 10.6% due to declines in both volume and average sales price. Fertilizer volumes decreased 5.7% resulting primarily from the transfer of several large wholesale customers in the Southeast to IMC Kalium and IMC Agrico, which was partially offset by wholesale nitrogen volume increases resulting from mild weather in the Midwest which encouraged early buying from dealers. Average sales price for AgriBusiness' fertilizer products declined 2.2% due primarily to lower ammonia, nitrogen solution and urea prices.

     Gross profit. Gross profit was $12.8 million compared to $18.8 million in the same period last year, a decline of $6.0 million, or 31.9%, due primarily to lower sales volumes and depressed nitrogen fertilizer prices. Gross margins were 10.0% for the three months ended March 31, 1999 compared to 13.4% for the same period last year due primarily to lower margins on both manufactured and resale nitrogen products.

     Operating expenses. Operating expenses were $27.8 million compared to $26.3 million in the same period last year, an increase of $1.5 million, or 5.7% due primarily to increased employee compensation costs.

     Operating loss. Operating loss was $15.0 million compared to $7.5 million in the same period last year, a decline of $7.5 million, or 100%, as a result of the lower gross profit and higher operating expenses.

     Interest expense. Interest expense was $3.0 million compared to $2.9 million in the same period last year, an increase of $0.1 million, or 3.4%.

     Other expense (income). Other expense was $0.1 million compared to other income of $0.3 million in the same period last year, a decrease of $0.2 million, or 66.7%.

     Income tax benefit. Benefit from income taxes was $7.5 million compared to $4.8 million in the same period last year, an increase of $2.7 million or 56.3%, attributable to the increased loss before taxes for the three months ended March 31, 1999 as compared to the same period last year. The effective tax rate for the three months ended March 31, 1999 was 41.4% compared to 47.5% in the same period last year.

     Net loss. Net loss was $10.6 million compared to $5.3 million in the same period last year, a decline of $5.3 million, or 100%.

     EBITDA. EBITDA was a loss of $8.9 million compared to a loss of $1.9 million in the same period last year, a decrease of $7.0 million, or 368.4%, as a result of the lower margins and higher operating expenses.

   Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

     Net sales. AgriBusiness' net sales were $787.0 million for 1998 compared to $872.6 million for 1997, a decline of $85.6 million or 9.8%. Fertilizer sales declined $90.8 million, or 14.5%, due to declines in both volume and average sales price. Fertilizer volume declined 10.0% due to abnormally wet field conditions in most of AgriBusiness' markets during the spring planting season in 1998. Weather conditions during the 1998 spring planting season were extremely poor due to the El Nino phenomenon which caused unusually high amounts of precipitation in our target markets leading to extremely wet field conditions. Average sales price for AgriBusiness' fertilizer products declined 5.0% due to lower ammonia and nitrogen solution prices. The decline in fertilizer sales was partially offset by a $7.8 million increase in seed sales at AgriBusiness' retail centers.

     Gross profit. Gross profit was $127.8 million for 1998 compared to $163.7 million for 1997, a decline of $35.9 million or 21.9%, due primarily to lower sales and depressed nitrogen fertilizer prices. Gross margins were 16.2% for 1998 compared to 18.8% for 1997 due primarily to lower margins on both manufactured and resale nitrogen products.

     Operating expenses. Operating expenses were $103.3 million for 1998 compared to $120.1 million for 1997, a decline of $16.8 million or 14.0%, due primarily to lower bad debts, commissions, employee benefit costs, insurance and seasonal hiring.

     Operating income. Operating income was $24.5 million for 1998 compared to $43.6 million for 1997, a decline of $19.1 million or 43.8%, as the result of lower gross profit partially offset by lower operating expenses. Operating margins were 3.1% for 1998 compared to 5.0% for 1997.

     Interest expense. Interest expense was $13.2 million for 1998 compared to $13.3 million for 1997.

     Other expense (income). Other expense was $1.9 million for 1998 compared to $0.7 million in other income for 1997, primarily related to the loss on the sale of a seed processing facility.

     Provision for income taxes. Provision for income taxes was $4.1 million for 1998 compared to $12.2 million for 1997. The effective tax rate was 43.6% for 1998 compared to 39.4% for 1997.

     Net earnings. Net earnings were $5.3 million for 1998 compared to $18.8 million for 1997, a decline of $13.5 million or 71.8%.

     EBITDA. EBITDA was $47.8 million for 1998 compared to $64.4 million for 1997, a decline of $16.6 million or 25.8%, as the result of lower gross profit partially offset by lower operating expenses.

   Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

     Net sales. AgriBusiness' net sales were $872.6 million for 1997 compared to $797.8 million for 1996, an increase of $74.8 million or 9.4%. Fertilizer sales increased $49.6 million, or 8.6%, due to a 9.2% increase in volume. This increased volume was due primarily to retail and wholesale acquisitions made in 1997, which added 20 retail centers and several wholesale distribution facilities. In addition, good field conditions in both the spring and fall of 1997 as the result of favorable weather conditions contributed to the volume increase. The impact of acquisitions and good field conditions were partially offset by the transfer of several large wholesale customers in the Southeast to IMC Agrico and IMC Kalium. Average sales price for AgriBusiness' fertilizer products were relatively flat. Crop protection product sales increased $16.6 million, or 12.8%, due to the retail acquisitions and good field conditions.

     Gross profit. Gross profit was $163.7 million for 1997 compared to $153.9 million in 1996, an increase of $9.8 million or 6.4%, due primarily to higher sales. Gross margins were 18.8% for 1997 compared to 19.3% for 1996 due to lower margins on nitrogen solution and urea products as the result of lower prices.

     Operating expenses. Operating expenses were $120.1 million for 1997 compared to $105.1 million for 1996, an increase of $15.0 million or 14.3%, due primarily to retail and wholesale acquisitions made in 1997, higher bad debts and higher employee benefit costs associated with new medical programs implemented by IMC Global.

     Operating income. Operating income was $43.6 million for 1997 compared to $35.5 million for 1996, an increase of $8.1 million or 22.8%. Operating income in 1996 was impacted by a $13.3 million merger and restructuring charge in connection with the merger of IMC Global Inc. and The Vigoro Corporation, consisting primarily of charges related to valuation of certain plant facilities and other assets and environmental matters. Without the effect of the 1996 merger and restructuring charge, operating income decreased $5.2 million, as the result of higher operating expenses partially offset by higher gross profit. Operating margins were 5.0% for 1997 compared to 4.4% for 1996.

     Interest expense. Interest expense was $13.3 million for 1997 compared to $13.1 million for 1996. Higher debt levels associated with funding for the 1997 acquisitions were offset by lower interest rates.

     Other income. Other income was $0.7 million for 1997 compared to $0.2 million for 1996.

     Provision for income taxes. Provision for income taxes was $12.2 million for 1997 compared to $9.8 million for 1996. The effective tax rate was 39.4% for 1997 compared to 43.4% for 1996.

     Net earnings. Net earnings were $18.8 million for 1997 compared to $12.8 million for 1996, an increase of $6.0 million or 46.9%.

     EBITDA. EBITDA was $64.4 million for 1997 compared to $52.9 million for 1996, an increase of $11.5 million or 21.7%. Without the effect of the 1996 merger and restructuring charge, EBITDA decreased $1.8 million, as the result of higher operating expenses partially offset by higher gross profit.

Seasonality and Quarterly Results of Operations

     The crop production inputs distribution business is seasonal, based upon planting, growing and harvesting cycles. Typically, over half of our sales occur during the spring planting season in the second quarter of each year. However, depending on weather and field conditions, this period of peak activity can begin several weeks earlier or later than normal, which may have a material impact on whether sales are recorded in the first or second quarter.

     The following tables present certain unaudited quarterly data for each of the fiscal quarters in 1997 and 1998 for Royster-Clark and AgriBusiness. In the opinion of Royster-Clark management, the quarterly information for Royster-Clark has been prepared on the same basis as the audited financial statements appearing elsewhere in this prospectus. The quarterly information for AgriBusiness is derived from its audited financial statements appearing elsewhere in this prospectus.

                                  ROYSTER-CLARK
                                  (In millions)

                                                  1997
                          -----------------------------------------------------
                          March 31     June 30      September 30    December 31
                          --------     -------      ------------    -----------
 Net sales...............   $53.4       $117.6          $32.0          $24.6
 Net earnings (loss).....     1.6          6.3           (1.7)          (1.8)

                                                  1998
                          -----------------------------------------------------
                          March 31     June 30      September 30    December 31
                          --------     -------      ------------    -----------
 Net sales...............   $41.3       $126.7         $29.9           $20.7
 Net earnings (loss).....     0.5          5.7          (2.4)           (2.0)

                                  AGRIBUSINESS
                                  (In millions)

                                                  1997
                          -----------------------------------------------------
                          March 31     June 30      September 30    December 31
                          --------     -------      ------------    -----------
 Net sales...............  $139.9       $489.8         $ 98.8         $144.1
 Net earnings (loss).....    (4.7)        38.2          (10.6)          (4.1)

                                                  1998
                          -----------------------------------------------------
                          March 31     June 30      September 30    December 31
                          --------     -------      ------------    -----------
 Net sales...............  $140.2       $428.5         $ 97.2         $121.1
 Net earnings (loss).....    (5.8)        26.7           (9.5)          (6.1)

Liquidity and Capital Resources

     Our primary capital requirements will be for debt service, working capital, capital expenditures and possible acquisitions. Our management believes that cash generated from operations and borrowings under the new senior secured credit facility will be sufficient to meet our capital needs in the foreseeable future.

     Capital expenditures were $6.7 million for the three months ended March 31, 1999 compared to $7.4 million for the three months ended March 31, 1998. These capital expenditures were primarily for miscellaneous repair, maintenance and environmental compliance projects. We anticipate total capital expenditures for 1999 will be $21.2 million.

     Capital expenditures were $32.2 million for 1998 compared to $29.8 million for 1997 and $24.4 million for 1996. Our capital expenditures relate primarily to repair, maintenance and replacement projects at our various facilities. However, capital expenditures in 1998 and 1997 also included an investment of $14.6 million for a nitric acid facility at the East Dubuque nitrogen manufacturing plant. The first $3.0 million was spent in 1997 and $11.6 million was spent in 1998.

     In connection with the consummation of the Transactions, we established a senior secured credit facility maturing in 2004 which provides for up to $275.0 million in borrowings on a revolving basis, subject to and secured by accounts receivable, inventories and other assets. The facility includes up to $10.0 million for letters of credit. This new facility contains certain financial and operational covenants and other restrictions with which we must comply, including a requirement to maintain certain financial ratios and limitations on our ability to incur additional indebtedness. See "Description of Certain Indebtedness."

     Because of the seasonal nature of our business, our requirements for working capital financing vary widely during the year, reaching a peak in late spring and the trough in January. Our inventories increase from December through March in preparation for the spring planting season and our receivables peak around May since we generate the majority of our sales between March and June. Our management believes that the capacity and other terms and conditions of our new senior secured credit facility adequately addresses our seasonal borrowing needs.

     We have evaluated our administrative systems and facilities with respect to computer problems arising from the Year 2000 issue. As a result of our conversion in 1997 to Lawson enterprise software, which is Year 2000 compliant, we believe we do not have any material Year 2000 issues with respect to our main accounting and administrative systems. In addition to our mainframe administrative systems, we use point-of-sale software on personal computers located in our retail locations. Some of this software is not Year 2000 compliant. We have commissioned the programming of replacement point-of-sale software that addresses the Year 2000 issue while adding improved features. We will deploy this new package after the spring 1999 planting season. This re-programming will cost approximately $100,000. The nitrogen manufacturing facilities have been tested on a sub-system basis for Year 2000 problems. A full system test will be conducted during the maintenance shutdown scheduled for August 1999 to ensure Year 2000 readiness.

     If the modifications and conversions we have planned to address Year 2000 compliance are not completed on a timely basis, or if our key suppliers, customers or other third parties (such as railroads servicing our facilities) have significant unresolved systems problems, there is a risk that Year 2000 could have a material impact on our operations. Potential sources of risk include (a) the inability of key suppliers (or their suppliers) to be Year 2000 ready, which could result in delays in product deliveries from such suppliers,
(b) systems incompatibilities with key suppliers or customers resulting from software conversions or other modifications and (c) our inability to modify or replace systems on a timely basis.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

     We issued and sold the Existing First Mortgage Notes to the Initial Purchasers on April 22, 1999. The Initial Purchasers subsequently sold the Existing First Mortgage Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in compliance with Regulation S of the Securities Act. Because the Existing First Mortgage Notes are subject to certain transfer restrictions, our company and the Initial Purchasers entered into a registration rights agreement dated April 22, 1999 (as used in this and the next paragraph, the "Registration Rights Agreement"), pursuant to which we agreed:

     o within 60 days after the close of the original offering of the First Mortgage Notes, to prepare and file with the Securities and Exchange Commission a Registration Statement of which this prospectus is a part;

     o within 150 days after the close of the original offering of the First Mortgage Notes, to use our best efforts to cause the Registration Statement to be declared effective by the Commission;

     o upon the effectiveness of the Registration Statement, to offer the Exchange First Mortgage Notes in exchange for surrender of the Existing First Mortgage Notes; and

     o to keep the Exchange Offer open for not less than the minimum period required under applicable federal and state securities laws, but in no event less than 20 business days.

The Registration Statement is intended to satisfy in part our obligations with respect to the Existing First Mortgage Notes under the Registration Rights Agreement.

     Under existing interpretations of the Securities and Exchange Commission, the Exchange First Mortgage Notes will be freely transferable by holders other than our affiliates after the Exchange Offer without further registration under the Securities Act if the holder of the Exchange First Mortgage Notes represents that:

     o it is not an affiliate of the Company, as such term is interpreted by the Securities and Exchange Commission;

     o it has no arrangement or understanding with any person to participate in the distribution of the Exchange First Mortgage Notes; and

     o it is acquiring the Exchange First Mortgage Notes in the ordinary course of its business.

However, broker-dealers ("Participating Broker-Dealers") receiving Exchange First Mortgage Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange First Mortgage Notes. The Securities and Exchange Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange First Mortgage Notes (other than a resale of an unsold allotment from the original sale of the Existing Notes) with this prospectus. Under the Registration Rights Agreement, we are required to allow Participating Broker-Dealers to use this prospectus in connection with the resale of such Exchange First Mortgage Notes. Each broker-dealer that receives Exchange First Mortgage Notes for its own account in exchange for Existing Notes, where such First Mortgage Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange First Mortgage Notes. See "Plan of Distribution."

Terms of The Exchange Offer; Period For Tendering Existing First Mortgage Notes

     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), we will accept for exchange Existing First Mortgage Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used in the prospectus, the term "Expiration Date" means 5:00 p.m., New York City time, on __________, 1999. However, if we, in our sole discretion, have extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

     As of the date of this prospectus, $200.0 million aggregate principal amount of the Existing First Mortgage Notes are outstanding. This prospectus, together with the Letter of Transmittal, is first being sent on or about , 1999 to all holders of Existing First Mortgage Notes known to us. Our obligation to accept Existing First Mortgage Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

     We expressly reserve the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for any exchange of any Existing First Mortgage Notes, by giving notice of such extension to the holders of Existing First Mortgage Notes as described below. During any such extension, all Existing First Mortgage Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us. Any Existing First Mortgage Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the Exchange Offer.

     We expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Existing First Mortgage Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." We will give notice of any extension, amendment, non-acceptance or termination to the holders of the Existing First Mortgage Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     Holders of Existing First Mortgage Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer.

Procedures for Tendering Existing First Mortgage Notes

     The tender to us of Existing First Mortgage Notes by a holder of Existing First Mortgage Notes as set forth below and the acceptance of such tender by us will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Existing First Mortgage Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to United States Trust Company of New York at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date. In addition, the Exchange Agent must receive:

     o certificates for such Existing First Mortgage Notes along with the Letter of Transmittal, or

     o prior to the Expiration Date, a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Existing First Mortgage Notes into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility" or the "Depository") pursuant to the procedure for book-entry transfer described below, or

     o the holder must comply with the guaranteed delivery procedure described below.

     The method of delivery of Existing First Mortgage Notes, Letters of Transmittal and all other required documents is at your election and risk. If such delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send Letters of Transmittal or Existing First Mortgage Notes to us.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Existing First Mortgage Notes surrendered for exchange are tendered:

     o by a registered holder of the Existing First Mortgage Notes who has not completed the box entitled "Special Issuance Instruction" or "Special Delivery Instruction" on the Letter of Transmittal; or

     o    for the account of an Eligible Institution (as defined below).

     In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of one of the following recognized signature guarantee programs (an "Eligible Institution"); (1) The Securities Transfer Agents Medallion Program (STAMP), (2) The New York Stock Exchange Medallion Signature Program (MSF), or (iii) The Stock Exchange Medallion Program (SEMP). If Existing First Mortgage Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Existing First Mortgage Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the signature on such Existing First Mortgage Notes guaranteed by an Eligible Institution.

     Any beneficial owner whose Existing First Mortgage Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and who wishes to tender, should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Existing First Mortgage Notes, either (1) make appropriate arrangements to register ownership of the Existing First Mortgage Notes in such owner's name or (2) obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Existing First Mortgage Notes tendered for exchange will be determined by us in our sole discretion. This determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular Existing First Mortgage Notes not properly tendered or to not accept any particular Existing First Mortgage Notes which acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Existing First Mortgage Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Existing First Mortgage Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Existing First Mortgage Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions to such Letter of Transmittal) by us shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing First Mortgage Notes for exchange must be cured within such reasonable period of time as we shall determine. Neither we, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Existing First Mortgage Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal or any Existing First Mortgage Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

     By tendering, each holder of Existing First Mortgage Notes will represent to us in writing that, among other things:

     o the Exchange First Mortgage Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the holder and any beneficial holder;

     o neither the holder nor any such beneficial holder has an arrangement or understanding with any person to participate in the distribution of such Exchange First Mortgage Notes; and

     o neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of our company. If the holder is not a broker-dealer, the holder must represent that it is not engaged in nor does it intend to engage in a distribution of the Exchange First Mortgage Notes.

     If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of ours, or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of such Exchange First Mortgage Notes to be acquired pursuant to the Exchange Offer, such holder or any such other person (1) may not rely on the applicable interpretations of the staff of the Securities and Exchange

Commission and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     If the holder is a broker-dealer, the holder must represent that it will receive Exchange First Mortgage Notes for its own account in exchange for Existing First Mortgage Notes that were acquired as a result of market-making activities or other trading activities. Each broker-dealer that receives Exchange First Mortgage Notes for its own account in exchange for Existing First Mortgage Notes, where such Existing First Mortgage Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (an "Exchanging Dealer"), must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange First Mortgage Notes. See "Plan of Distribution."

Acceptance of Existing First Mortgage Notes For Exchange; Delivery Of Exchange First Mortgage Notes

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, we will accept, promptly after the Expiration Date, all Existing First Mortgage Notes properly tendered, and will issue the Exchange First Mortgage Notes promptly after acceptance of the Existing First Mortgage Notes. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, we shall be deemed to have accepted properly tendered Existing First Mortgage Notes for exchange when, as and if we have given oral and written notice to the Exchange Agent.

     The Exchange First Mortgage Notes will bear interest from the most recent date to which interest has been paid on the Existing First Mortgage Notes, or if no interest has been paid on the Existing First Mortgage Notes, from April 22, 1999. Accordingly, registered holders of Exchange First Mortgage Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from April 22, 1999. Existing First Mortgage Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Existing First Mortgage Notes whose Existing First Mortgage Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Existing First Mortgage Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer and will be deemed to have waived their rights to receive such accrued interest on the Existing First Mortgage Notes.

     In all cases, issuance of Exchange First Mortgage Notes for Existing First Mortgage Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (1) certificates for such Existing First Mortgage Notes or a timely Book-Entry Confirmation of such Existing First Mortgage Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, (2) a properly completed and duly executed Letter of Transmittal and (3) all other required documents. If any tendered Existing First Mortgage Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Existing First Mortgage Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Existing First Mortgage Notes will be returned without expense to the tendering holder of such Existing First Mortgage Notes (or, in the case of Existing First Mortgage Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Existing First Mortgage Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

Book-Entry Transfer

     Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Existing First Mortgage Notes by causing the Book-Entry Transfer Facility to transfer such Existing First Mortgage Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Existing First Mortgage Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date, unless such holder has strictly complied with the guaranteed delivery procedures described below.

     We understand that the Exchange Agent has confirmed with the Book-Entry Transfer Facility that any financial institution that is a participant in the Book-Entry Transfer Facility's system may utilize the Book-Entry Transfer Facility's Automated Tender Offer Program ("ATOP") to tender Existing First Mortgage Notes. We further understand that the Exchange Agent will request, within two business days after the date the Exchange Offer commences, that the Book-Entry Transfer Facility establish an account with respect to the Existing First Mortgage Notes for the purpose of facilitating the Exchange Offer, and any participant may make book-entry delivery of Existing First Mortgage Notes by causing the Book-Entry Transfer Facility to transfer such Existing First Mortgage Notes into the Exchange Agent's account in accordance with the Book-Entry Transfer Facility's ATOP procedures for transfer. However, the exchange of the Existing First Mortgage Notes so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such book-entry transfer and timely receipt by the Exchange Agent of an Agent's Message (as defined in the next sentence), an appropriate Letter of Transmittal with any required signature guarantee, and any other documents required. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility and received by the Exchange Agent and forming part of Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from a participant tendering Existing First Mortgage Notes which are the subject of such Book-Entry Confirmation and that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce such agreement against such participant.

Guaranteed Delivery Procedures

     If a registered holder of the Existing First Mortgage Notes desires to tender such Existing First Mortgage Notes and the Existing First Mortgage Notes are not immediately available, or time will not permit such holder's Existing First Mortgage Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may nonetheless be effected if:

     o    the tender is made through an Eligible Institution;

     o prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by us (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Existing First Mortgage Notes and the amount of Existing First Mortgage Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Existing First Mortgage Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

     o the certificates for all physically tendered Existing First Mortgage Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

     Tenders of Existing First Mortgage Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal must:

     o specify the name of the person having tendered the Existing First Mortgage Notes to be withdrawn;

     o identify the Existing First Mortgage Notes to be withdrawn (including the principal amount of such Existing First Mortgage Notes); and

     o where certificates for Existing First Mortgage Notes have been transmitted specify the name in which such Existing First Mortgage Notes are registered, if different from that of the withdrawing holder.

If certificates for Existing First Mortgage Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution.

     If Existing First Mortgage Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer

Facility to be credited with the withdrawn Existing First Mortgage Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, whose determination shall be final and binding on all parties. Any Existing First Mortgage Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Existing First Mortgage Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or in the case of Existing First Mortgage Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Existing First Mortgage Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Existing First Mortgage Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Existing First Mortgage Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Existing First Mortgage Notes" above at any time on or prior to the Expiration Date.

Certain Conditions To The Exchange Offer

     Notwithstanding any other provision of the Exchange Offer, we shall not be required to accept for exchange, or to issue Exchange First Mortgage Notes in exchange for, any Existing First Mortgage Notes and may terminate or amend the Exchange Offer if it any time before the acceptance of such Existing First Mortgage Notes for exchange or the exchange of Exchange First Mortgage Notes for such Existing First Mortgage Notes, we determine that:

     o the Exchange Offer does not comply with any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission;

     o    we have not received all applicable governmental approvals; or

     o any actions or proceedings of any governmental agency or court exist which could materially impair our ability to consummate the Exchange Offer.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in its reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any Existing First Mortgage Notes tendered, and no Exchange First Mortgage Notes will be issued in exchange for any such Existing First Mortgage Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In any such event we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

     United States Trust Company of New York has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

   By Hand, up to 4:30 p.m.:        By Registered or Certified Mail:     By Overnight Courier & By Hand after
  United States Trust Company          United States Trust Company         4:30 p.m. on the expiration date
          of New York                          of New York                               only:
         111 Broadway                         P.O. Box 844                    United States Trust Company
          Lower Level                Attn: Corporate Trust Services                   of New York
Attn: Corporate Trust Services               Cooper Station                    770 Broadway, 13th Floor
   New York, New York 10006                New York, New York                  New York, New York 10003
                                               10276-0844                   Attn: Corporate Trust Services

                                             By Facsimile:
                                            (212) 420-6211

                                         Confirm by Telephone:
                                            (800) 548-6565

     Delivery other than as set forth above will not constitute a valid delivery.

Fees and Expenses

     We will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Company.

     The expenses to be incurred in connection with the Exchange Offer will be paid by us. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

     The Exchange First Mortgage Notes will be recorded at the same carrying amount as the Existing First Mortgage Notes, which is the principal amount as reflected in our accounting records on the date of the exchange and, accordingly, no gain or loss will be recognized. The debt issuance costs will be capitalized and amortized to interest expense over the term of the Exchange First Mortgage Notes.

Transfer Taxes

     Holders who tender their Existing First Mortgage Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register Exchange First Mortgage Notes in the name of, or request that Existing First Mortgage Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Consequences Of Failure To Exchange; Resales Of Exchange First Mortgage Notes

     Holders of Existing First Mortgage Notes who do not exchange their Existing First Mortgage Notes for Exchange First Mortgage Notes in the Exchange Offer will continue to be subject to the restrictions on transfer of such Existing First Mortgage Notes as set forth in the legend thereon as a consequence of the issuance of the Existing First Mortgage Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities laws. Existing First Mortgage Notes not exchanged pursuant to the Exchange Offer will continue to accrue interest at 10 1/4% per annum and will otherwise remain outstanding in accordance with their terms. Holders of Existing First Mortgage Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer. In general, the Existing First Mortgage Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the resale of any Existing First Mortgage Notes that remain outstanding after consummation of the Exchange Offer under the Securities Act.

     Based on certain interpretive letters issued by the staff of the Securities and Exchange Commission to third parties in unrelated transactions, we are of the view that Exchange First Mortgage Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder which is an "affiliate" of us within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from us to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange First Mortgage Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange First Mortgage Notes. If any holder has any arrangement or understanding with respect to the distribution of the Exchange First Mortgage Notes to be acquired pursuant to the Exchange Offer, such holder
(i) could not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Existing First Mortgage Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange First Mortgage Notes. Each such broker-dealer that receives Exchange First Mortgage Notes for its own account in exchange for Existing First Mortgage Notes, where such Existing First Mortgage Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange First Mortgage Notes. See "Plan of Distribution." We have not requested the staff of the Securities and Exchange Commission to consider the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff would take positions similar to those taken in the interpretive letters referred to above if we were to make such a no-action request.

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange First Mortgage Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. We have agreed, pursuant to the Registration Rights Agreement to cause all necessary filings in connection with the registration and qualification of the Exchange First Mortgage Notes under the blue sky laws of such jurisdictions in the United States as are necessary to permit consummation of the Exchange Offer.

                                    BUSINESS

General Overview

     We are the largest independent retail and wholesale distributor of fertilizer, seed, crop protection products and agronomic services to farmers in the United States. We primarily focus on major farming regions in the East, South and Midwest. Our value-added distribution business supplies a full range of products and services to our retail and wholesale customers through 400 facilities, consisting of retail farm centers, granulation, blending and seed processing plants, and an integrated network of storage and distribution terminals and warehouses. In addition, we operate two nitrogen manufacturing plants that supply our distribution business with nitrogen fertilizer products. We operate as a retailer and wholesaler of a complete package of products and services to help farmers become more profitable, efficient and environmentally sound. In 1998, we generated pro forma revenues of $1.0 billion and adjusted pro forma EBITDA of $78.6 million.

     Over 90% of our revenues relate to the value-added distribution of crop production inputs purchased from third parties and resold to retail and wholesale customers. We realize a premium on these products and, as such, are only partially exposed to fluctuations in nitrogen fertilizer prices. Less than 10% of our sales come from manufacturing fertilizer products.

     Our integrated network of plants and storage and distribution terminals and warehouses allows us to efficiently process, distribute and store product close to the end-user and to supply our customers on a timely basis during the compressed planting seasons. In addition, we use port facilities on the Atlantic Ocean and the Mississippi River to provide flexibility in product purchasing, including the ability to access overseas markets when they offer lower prices than domestic markets. Our widespread geographical presence in some of the country's most important farming regions provides diversity that helps to insulate our overall business from difficult farming conditions in any one particular area as a result of poor weather or adverse market conditions for specific crops.

     Our retail distribution operation includes approximately 330 Farmarkets retail farm centers, including approximately 30 commission sales stores, located in the East, South and Midwest. This extensive network comprises one of the largest retailers of crop production inputs to farmers in North America. We distinguish ourselves by using point-of-sale personal computer systems at each Farmarkets location which are linked to a sophisticated software system at headquarters to provide daily information for management analysis and control. We also utilize proprietary electronic budgeting, forecasting and requirements planning tools. Our retail farm centers sell a complete line of products to farmers, including fertilizer, seed and crop protection products. In addition, our retail centers provide increasingly important services to farmers, including custom blending and application of crop production inputs, crop management services, precision farming and biotechnology crop system advisory services.

     Our wholesale distribution operation supplies a full range of fertilizer, seed and crop protection products to customers in the Southeast and Midwest. Our primary wholesale business includes the purchase of nitrogen, phosphate, and potash, three essential nutrients, for plant growth, for resale to wholesale customers. We process the majority of these crop nutrients into blended and granulated fertilizer products and sell them as higher value-added mixed fertilizer.

     We are the largest North American seller of granulated fertilizer, operating seven granulation plants that process commodity fertilizer into high value-added granulated fertilizer products with desirable agronomic traits. We believe that our granulation plants are among the most efficient, low cost facilities in the industry. Granulated fertilizer products are used by farmers who produce high-value specialty crops such as citrus fruits, vegetables, tobacco, peanuts and cotton. We offer a full line of premium branded granulated fertilizer products primarily under the Rainbow name on a wholesale basis to a network of approximately 900 dealers, as well as to some regional Farmarkets stores. Rainbow products have developed a reputation for high quality during the 90 years they have been sold throughout the Southeast. We believe that the Rainbow brand name provides us with a significant competitive advantage and growth opportunities through selling other crop production inputs using this recognized brand name.

     We own and operate a fully integrated nitrogen manufacturing plant in East Dubuque, IL, that shipped approximately 620,000 tons of ammonia, and upgraded nitrogen products in 1998 and a smaller nitrogen manufacturing facility in Cincinnati, OH, that shipped approximately 120,000 tons of upgraded nitrogen products in 1998. All of the nitrogen products manufactured in these two facilities are sold through our wholesale distribution operation for either agricultural or industrial purposes.

     Royster-Clark, Inc. has a long history. W.S. Clark & Sons, Inc. began operations in 1872 as a general mercantile company. The corporate antecedents of Royster Company were formed in 1881 to exploit natural fertilizer resources from South America. Royster-Clark, Inc. was formed in 1992 through the merger of these two companies. The current management team assumed active control at Royster-Clark in the summer of 1995. Since then, we have significantly improved our revenue base and our profitability through improved management systems and concepts and a series of acquisitions, most notably Lebanon Agricorp, Dixie Guano, Inc. and Weaver Fertilizer.

     AgriBusiness was initially formed in the mid-1980s as Vigoro Industries, Inc. ("Vigoro"), through the leveraged buy-out of Kaiser Agricultural Chemicals and Estech Branded Fertilizer, both retailers of agricultural inputs. AgriBusiness acquired the East Dubuque nitrogen facility in 1987. Vigoro merged with IMC Global in 1996 and then AgriBusiness was formed, combining the Farmarkets and nitrogen businesses of Vigoro and the Rainbow business of IMC Global. AgriBusiness significantly expanded its retail and wholesale distribution system with the 1997 acquisition of Hutson's Ag Service, Inc., a Kentucky-based crop production input distributor.

Competitive Strengths

     We believe that our key competitive strengths are:

     o Significant Market Share in Major Farming Regions. We believe that we capture a leading market share in our principal market areas, which are some of the country's most important farming regions. We are one of the largest distributors of crop production inputs in North America and are the largest independent retail and wholesale distributor. We are a leading wholesale and retail distributor of fertilizer, seed, crop protection products and agronomic services to farmers in the East, South and Midwest regions of the United States. We also provide a full range of services including custom blending, and application of crop inputs, crop management services, precision farming and biotechnology crop system advisory services, which have become increasingly important to farmers. We believe that our emphasis on selling a full range of quality products and consistently providing high quality service has enabled us to achieve our market share.

     o Extensive Infrastructure. We have an extensive infrastructure of over 400 facilities consisting of retail farm centers, granulation, blending and seed processing plants and an integrated network of storage and distribution terminals and warehouses. In addition, we operate two nitrogen manufacturing plants that supply our distribution business with nitrogen fertilizer products. We believe our installed infrastructure provides us with a significant competitive advantage over smaller, regional competitors and deters new entrants into this capital intensive market. See "Business--Business Operations."

     o Well Positioned To Benefit From Continued Industry Consolidation. We believe we are well positioned to compete in an industry undergoing significant consolidation. The agricultural industry has experienced significant consolidation among both farmers and suppliers of crop production inputs. The number of retail farm centers in North America declined from 25,000 in 1984 to 10,500 in 1998 and is forecasted to decline to 9,000 centers by 2000. As our industry continues to consolidate, we believe that large, full service distribution companies will have a competitive advantage in providing the link between farmers and the leading crop production input suppliers. As crop production inputs become increasingly technologically advanced, suppliers are demanding that distribution companies provide full service access to a broad range of farm customers.

     o Experienced Management Team. We have a strong senior management team with an average of over 14 years of experience in the crop production inputs distribution business. In September 1994, Mr. Jenkins took over management control of Royster-Clark. He installed our current management team, which has increased revenues, improved operating results and successfully integrated a number of strategic acquisitions. We believe our current management understands the requirements of farmers and can deliver value-added products and services on a timely basis and understands the importance of flexibility at the local level to adapt to local conditions. We achieve the proper balance of central control and direction with local flexibility by utilizing team management and appropriate incentive programs.

          In addition to a strong management team, we also employ 2,500 trained and experienced employees, including approximately 400 Certified Crop Advisers, who provide a critical link to the farmer and a significant competitive advantage for us.

     o Leading Producer of Premium, Branded Granulated Fertilizer. We offer a full line of premium granulated fertilizer products sold under the Super Rainbow(R), Rainbow and International(R) brand names. We have developed customer loyalty to our premium branded granulated fertilizer products by providing high-quality products and services. Rainbow's reputation in the market and the quality of our products has allowed us to realize a premium on these products.

     o Effective Systems and Controls. Our management team uses a sophisticated information technology system to enhance the efficiency of product sales and movement throughout our distribution network. We operate point-of-sale computer systems at each of our Farmarkets locations which provide daily reports. We use these systems to provide data for inventory control, budgeting, forecasting, working capital management, requirements planning and internal controls.

Industry Overview

     The market for crop production inputs, including fertilizer, seed and crop protection products, in the United States was approximately $26.4 billion in 1997, according to the National Agricultural Statistics Service. This market has experienced steady growth over time, with a compounded annual growth rate of approximately 5.6% from 1990 to 1997.

   Fertilizer

     Fertilizer sales in the United States were approximately $10.9 billion in 1997. Fertilizers are added to soil to replace one or more deficient nutrients necessary for plant growth. The primary ingredients in fertilizers are nitrogen, phosphorous and potassium. Nitrogen is necessary to promote development of stems and leaves. Potassium is essential for development of starches, sugars and fiber, while phosphorus stimulates growth and formation of fruit and seed. Depending on the crops grown and soil conditions, farmers will use some combination of all three of these fertilizer ingredients, either in standard form as nitrogen, phosphate or potash or in mixed fertilizer products. Practically all crops grown in the United States today are produced with the use of a commercial fertilizer since modern crop varieties and higher yields cannot be sustained by organic methods.

     The overall demand for fertilizer products has been consistent, with sales increasing at a compounded annual growth rate of approximately 4% from 1990 to 1997. Volume for all fertilizer products has grown over the years, increasing from 20.6 million short tons in 1990 to 22.3 million short tons in 1997. Prices for phosphate and potash have remained relatively stable or increased in the past several years. Nitrogen fertilizer prices have been quite volatile, and are currently at a cyclical low due to recent capacity additions, lack of demand from China and uncertainty associated with the former Soviet Union.

   Crop Protection Products

     Crop protection products, which generated $8.8 billion in 1997 sales, include (i) fungicides, which guard against plant diseases; (ii) herbicides, which keep weed infestations from depriving crops of plant nutrients and water; and (iii) pesticides, which control insects. Crop protection products have grown at an approximately 7.0% compounded annual growth rate from 1990 to 1997. Advances in biotechnology may reduce some of the need for crop protection products by, for example, adding a natural insect repellent to a plant's genetic code.

   Seed

     Seed generated $6.7 billion of sales during 1997 in the United States. The seed business is undergoing a major restructuring driven by developments in biotech seed. According to a leading industry consultant, biotech programs generated approximately $600.0 million in revenues in 1997 and are expected to grow to approximately $4.0 billion by 2002, an approximately 46% compounded annual growth rate. Seed with built-in resistance to insects or certain herbicides have been developed, allowing a broader choice of herbicides to eliminate weeds, and often decreasing the need for additional pesticide applications. Cotton, soybean and corn farmers are already growing crops with biotech seeds. Today, growers typically purchase seed from neighboring farmers who bought seed for their own use and also acted as dealers for major seed companies. As use of biotech seed continues to grow, farmer dealers are finding it difficult to keep up with the increasing complexities of selling biotech seed.

   Services

     Technological advances are expected to have a positive impact on value-added agricultural services. These services range from the traditional custom blending and application of crop inputs, to more sophisticated and technologically advanced services, such as crop management services, precision farming and biotechnology crop system advisory services.

Outlook for Crop Production Inputs

     From 1990 to 1997, U.S. farm expenditures for fertilizer, seed and crop protection products grew at a compounded annual growth rate of approximately 5.6%, with growth in seed exceeding other farm inputs in more recent years.

     Demand for fertilizer, seed and crop protection products, and agronomic services is driven by a variety of factors, including the following:

     o    Continued population growth will increase demand for food worldwide:
          Long-term demand for food is determined by population growth and rising living standards in developing countries. According to the World Bank, the world's population is expected to grow from 5.9 billion in 1998 to 6.8 billion in 2010, an increase of 15.3%. In addition, one of the first improvements in living standards is increased consumption of protein products, such as meat and dairy products. In China, consumption of pork and chicken is projected to increase approximately 40% over the next 10-year period. The growth in the demand for meat will significantly increase worldwide demand for grain since grain is a major animal feed. These trends are resulting in increased demand for U.S. export food products and, in turn, strong demand for fertilizer, seed and crop protection products.

     o Stable U.S. planted acreage: Demand for fertilizer, seed and crop protection products in the United States is expected to remain relatively stable over the next several years. While industry experts expect that the level of acreage planted for certain crops may decline in 1999, the overall outlook is for a modest increase in total planted acreage. We believe that the passage of the Federal Agricultural Improvement and Reform (FAIR) Act in 1996 expanded growers' freedom to determine which crops to plant and in what quantities.

     o Limited amount of arable land: As populations continue to grow and diets improve in developing countries, the world will require increasing amounts of food. Despite improving farming practices, there is a limited amount of arable land. As a result, farmers will continue to use fertilizers, biotech seed and crop protection products to obtain maximum yields on available land.

Trends in the Crop Production Inputs Distribution Industry

     The crop production inputs distribution industry has consolidated significantly over the past 10 years. In 1984, there were approximately 25,000 farm centers operating in North America, compared to approximately 10,500 centers today. Industry experts project that the consolidation trend will continue and that approximately 9,000 retail dealers will remain in operation in 2000. This consolidation is expected to be led by major dealer networks. The continuing consolidation of the crop production inputs distribution industry is driven by a number of factors, many of which are expected to intensify in the coming years.

     o Increased farm size due to consolidation will result in larger and more sophisticated buyers of crop production inputs who will increasingly rely on retail distributors, who can act as a "one-stop supplier" of crop production inputs and services.

     o Consolidation of the North American fertilizer and seed industry will continue to push retail distributors to increase size in order to deal more effectively with larger suppliers.

     o Biotechnology will change the farmers' purchasing requirements for seed and will require a shift in the distribution channels from the traditional farmer dealer to more sophisticated farm center networks which can provide a higher level of service and a broader array of technology-oriented products to the farmer.

     o Growing acceptance of precision agriculture will redefine the way farming decisions are made and will require farm retail distributors to commit significant resources to both equipment and training. Precision agriculture includes site-specific farming utilizing field mapping with global positioning satellite technology, grid soil sampling and variable rate application technology to more effectively utilize crop inputs and measure crop productivity.

     o New role for the farmer in an integrated agricultural chain. New developments in biotechnology will result in increased demand for specialized, value-added crops and will shift crop output decisions from the farmer to the end-user. As farmers seek the technology and information necessary to compete, they will rely increasingly on expert farm center professionals. To access these farmers, major crop production input providers will seek to establish closer ties with leading farm center networks.

     o Increasingly stringent environmental, health and safety regulations will continue to increase the cost and complexity of compliance for farmers and crop production input distributors, favoring larger retail dealership networks that can spread the fixed costs of compliance.

Business Operations

     We have an extensive agricultural product infrastructure of over 400 facilities, consisting of retail farm centers, granulation, blending and seed processing plants and an integrated network of storage and distribution terminals and warehouses. In addition, we operate two nitrogen manufacturing plants that supply our distribution business with nitrogen fertilizer products. We believe our infrastructure provides us with a significant competitive advantage over smaller, regional competitors and deters new entrants into this capital intensive market. Our facilities cover the major farming markets in the East, South and Midwest. We believe this market presence provides a number of competitive advantages, including: (1) allows us to supply some of the country's largest buyers of crop production inputs, (2) provides the opportunity to distribute product for some of the major, leading farm input producers who are seeking broad distribution of their products; and (3) provides market diversity that helps to insulate the overall business from difficult farming conditions as a result of poor weather in any one particular market or adverse market conditions for a specific crop. In addition, we use port facilities on the Atlantic Ocean and the Mississippi River to provide flexibility in product purchasing, including the ability to access overseas markets when they offer lower prices than the domestic markets.

     We have instituted central management controls and utilize our logistical expertise and sophisticated information technology systems to manage our extensive businesses and facilities network. We understand the importance of flexibility at the local level to adapt to local conditions. We aim to achieve the proper balance of central control and direction with local flexibility by utilizing team management and appropriate incentive programs.

     We operate approximately 330 Farmarkets retail farm centers, including approximately 30 commission sales stores, making us one of the largest retailers of crop production inputs to farmers in North America. Farmarkets retail centers market their products and services primarily to end users, the farmers. Retail centers typically service farmers within a 15 to 25 mile radius of their locations. We operate centers predominantly in the Midwest to service corn and soybean farmers and in the Southeast to service farmers focused on higher-value-added crops, including cotton, peanuts, tobacco and vegetables. We believe that we capture a leading market share in our principal market areas.

     We sell a complete line of products to farmers, including fertilizer, seed and crop protection products. In addition, we provide services which are increasingly important to farmers, including custom blending and application of crop inputs, crop management services, precision farming and biotechnology crop system advisory services. Each Farmarkets location tailors its product offering to the specific needs of farmers within its service area. While we provide a complete line of products and services, fertilizer represents the majority of Farmarkets' business, accounting for approximately 67% of its 1998 revenues.

     We also distribute a full range of crop protection products in our retail locations. For the convenience of our customers, Farmarkets retail centers carry large inventories of herbicides, insecticides, fungicides and other products which target pest problems affecting commercial farm crops. This capability allows our retail centers to be a "one-stop supplier" for farmers who need a complete package of crop protection services, including technical advice on products, sale and delivery of these products and field application.

     We also contract with area farmers to grow certified seed products which are processed and bagged in a number of Farmarkets' facilities. As such, we have placed an emphasis on new seed technology and provide a complete range of seed to farmers through local retail centers. Increasingly, our seed product is prepared for leading seed companies, and sold under their private labels. For example, we were one of the first outside companies to grow, process, bag and distribute Roundup Ready soybeans for Monsanto. Roundup Ready is a popular new biotechnology product which allows the soybean to tolerate Roundup, a popular crop protection product. We believe that seed technology based on genetic engineering is an important growth area for agriculture.

     In addition to selling traditional crop production inputs, Farmarkets retail centers provide agronomic services to farmers. These services range from the traditional custom blending and application of crop nutrients to meet the needs of individual farmers, to more sophisticated and technologically advanced services, precision farming and biotechnology crop system advisory services. We also offer tailored, high technology agricultural crop management advisory services on a fee basis such as soil sampling, pest level monitoring and yield monitoring using global position systems satellite grids and satellite-linked variable rate spreaders and applicators to take advantage of the data.

     We operate point-of-sale computer systems at each of our Farmarkets locations which provide daily information. We use these systems to provide data for inventory control, budgeting, forecasting, working capital management, requirements planning and internal controls. Modern management concepts such as organizing field sales by relying on teams of retail center managers are also utilized.

     Our wholesale distribution operation supplies a full range of fertilizer, seed and crop protection products to customers in the Southeast and Midwest. Our primary wholesale business includes the purchase of nitrogen, phosphate and potash, three essential nutrients for plant growth, for resale to wholesale customers. We process the majority of these crop nutrients into blended and granulated fertilizer products and then sell them as higher value-added mixed fertilizers.

     We are the largest North American seller of granulated fertilizer. We have been a leading manufacturer and distributor of premium, branded granulated fertilizers with our primary market focus in the Southeastern farming regions. These products are marketed under the Super Rainbow, Rainbow, International, Bonanza, Gold Dollar and Weaver brand names. Granulated fertilizer products are used by farmers who produce high value specialty crops, such as citrus fruits, vegetables, tobacco, peanuts and cotton. Farmers growing these crops are willing to invest more in premium crop nutrients, such as granulated fertilizers.

     We operate seven granulation plants which produce homogenized NPK (nitrogen, phosphate and potash) products. We believe that we are among the most efficient, low-cost producer of granulated fertilizers in the U.S. market. We have a cost-effective production process that uses potash, phosphate and nitrogen to manufacture high value-added granulated fertilizer products with excellent agronomic traits.

     We also offer a range of products with slightly different nutrient contents within each branded, blended product category. The ability to offer a range of fertilizer blends helps us accommodate the needs of farmers growing a variety of specialty crops under different soil conditions. We also produce custom products to meet the specific needs of large customers.

     We distribute our wholesale products in the southeastern United States through a network of over 900 dealers. Typically, our products represent 25% to 45% of a dealer's annual product turnover. We have supplied granulated fertilizer product to some members of our network for over 50 years. These customer relationships provide a competitive advantage today and a platform for future growth. As part of integrating the businesses, we will provide a broader array of products and services through our dealer network. For example, we recently started offering precision farming services through selected dealers.

     Another key part of our wholesale business is a network of terminals and storage facilities located in the Midwest. This integrated network services customers throughout Iowa, Missouri, Wisconsin, Minnesota, Illinois, Indiana, Michigan, Ohio, Pennsylvania, New York, West Virginia and Kentucky. When selling nitrogen fertilizer products, the East Dubuque and Cincinnati plants' proximity to our wholesale business terminals provides a freight cost advantage over other suppliers, some of which must transport from the Gulf Coast region or Trinidad. In addition to lowering freight costs, the location of our wholesale business' supply terminals helps us meet the needs of customers in the Midwest in a timely manner.

     We have developed a customer base throughout the Midwest in both the agricultural and industrial markets. In aggregate, our wholesale business services approximately 1,200 customers in the region. Our wholesale business' agricultural customer base is diverse and is composed of small family-owned distributors and several national chains. The industrial customer base is smaller and less seasonal than the agricultural customers, yet growing at a more rapid pace. On average, customers have conducted business with us and our affiliates for over 15 years.

     We are a producer of nitrogen fertilizer and industrial products which are sold through our wholesale distribution network. We own and operate a fully integrated nitrogen manufacturing plant in East Dubuque, IL, which produces nitrogen products for both the agricultural and industrial markets. This plant is designed to produce anhydrous ammonia, nitric acid, ammonium nitrate solution, liquid and granular urea, nitrogen solutions (UAN) and carbon dioxide. This plant can be modified to optimize the product mix according to swings in demand and pricing for its various products.

     Located in the heart of the Midwest, we believe that the East Dubuque plant enjoys a significant freight cost advantage relative to competing facilities servicing the region, including an estimated $20 per ton freight advantage over competing suppliers located in the Gulf Coast region, and a $55 per ton advantage over new facilities which came on-stream in Trinidad in 1998.

     The East Dubuque facility has operated at full capacity during the past ten years. Through product-exchange agreements with other nitrogen producers in the Midwest, we reduce transportation costs by limiting the East Dubuque service area to customers within a 100-mile radius of the plant. We often source products from competitors' facilities on a cost-efficient basis for Farmarkets retail centers outside the East Dubuque service area. Such swap arrangements, coupled with the extensive fertilizer storage capacity in our overall system, have enabled us to optimize production on a year-round basis and minimize transportation costs.

     We also have a non-integrated nitrogen production facility in Cincinnati, OH. This plant purchases anhydrous ammonia and manufactures nitric acid and ammonium nitrate (AN) liquor for industrial use and UAN solutions for the agriculture market. The industrial market represents approximately 25% of sales of manufactured nitrogen products. Since the industrial business is non-seasonal, these sales provide a year-round revenue source. In 1996, 1997 and 1998, less than 10% of our sales came from manufacturing fertilizer products.

     We believe that we are well-positioned relative to our competitors in the nitrogen fertilizer production and distribution business. While our profitability is influenced by fluctuations in nitrogen prices, our strategic location in the heart of the Midwest, extensive terminal and warehouse systems, complimentary wholesale distribution channels and industrial customer concentration mitigate some of the impact of nitrogen price fluctuations.

Seasonality

     Our business is seasonal, based upon the planting, growing and harvesting cycles. Typically, over half of our sales occur during the second quarter of each year, during the spring planting season. As a result of the seasonality of sales, we experience significant fluctuations in our revenues, income and net working capital levels. See "Risk Factors--Seasonal Nature and Volatility of our Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Competition

     The market for the distribution of fertilizer, seed and crop protection products and agronomic services is highly competitive. We believe our products and services are well positioned in both the retail and wholesale agricultural market sectors and in the industrial market sector. We compete in the retail business primarily by providing competitive prices for a comprehensive line of products and, in our management's opinion, superior services. Currently there are approximately 10,500 farm retail centers in North America, operated by three primary types of distribution organizations. Principal competitors in agricultural crop production inputs distribution include agricultural cooperatives, which have the largest market share in a majority of the locations served by us, national fertilizer producers, major grain companies and independent distributors and brokers. As shown in the following chart, we are the largest independent distributor in North America.

     PROFILE OF MAJOR AGRICULTURAL DEALER NETWORKS

                                                                                 % of Revenues
                                                              States       ------------------------------
                                     Focus        Retail    with Retail    Fertilizer     Crop       Seed
        Company Name               Regions(1)     Outlets     Outlets                  Protection
---------------------------------------------------------------------------------------------------------
Large independent distributors
Royster-Clark(b)..............     C, S, SE, E     330(c)       18            67%          22%         6%
Wilbur-Ellis..................     W               179          15            31           63          6
John Taylor Fertilizer........     W                12           1            44           55          1
Miles Farm Supply.............     C, S             22           3            50           29         13
The McGregor Co...............     W                34          NA            60           33          6
Jimmy Sanders.................     S, SE            35           4            21           62         16
Kova Fertilizer...............     C                10           1            51           39          3
Brandt Consolidated...........     C                 9           1            51           41          1

Major producers
Terra Industries (d)..........     C, S, SE        409          36            46%          46%         4%
United Agri Products(e).......     W, C, SE        300          46            20           78          2
Agrium........................     W, C            232          22            48           43          2
Helena Chemical...............     W, C, SE        230          47            14           82          4
Simplot Soilbuilders..........     W                85          13            45           45         10
Cargill.......................     P, C             72          12            52           30          9

Cooperatives
Farmland Industries...........     W, C          1,400          NA            46%          49%         5%
AgWay ........................     E               515          10            67           13          4
Growmark......................     C               500           3            19           18          7
Countrymark...................     C               400           3            22           15          8
Southern States...............     SE, S           360           6            56           25         16
Tennessee Farmers.............     S               153           1            62           23         15
Cenex/Land O'Lakes(d).........     C, W             65          10            54           36          4

----------
(a) Cornbelt ("C"), East ("E"), Plains ("P"), South ("S"), Southeast ("SE") and West ("W").
(b)  Pro forma for the Transactions.
(c)  Includes approximately 30 commission sales stores.
(d) Does not give effect to the announced sale of the distribution business of Terra Industries to Cenex/Land O'Lakes.
(e)  Division of Con Agra.
Source: Farm Chemicals, December 1998 and Company estimates.

Management Information Systems

     Our finance and information technology departments are responsible for all our financial reporting, information technology and systems, treasury and cash management, financial analysis and budgeting, state tax filings, and credit and risk management. In addition, the finance department performs financial modeling and analysis, due diligence and contract negotiations for acquisitions.

     We operate point-of-sale computer systems at each of our Farmarkets locations which provide daily reports. We use these systems to provide data for inventory control, budgeting, forecasting, working capital management, requirements planning and internal controls.

Raw Materials and Supplies

     We purchase our fertilizer, seed and crop protection products primarily from the major North American producers.

     Fertilizer, nitrogen, phosphate and potash are global commodities which can be purchased from multiple suppliers. In connection with the Transactions, we have entered into a long-term supply agreement with two divisions of IMC Global, IMC Agrico for phosphate and IMC Kalium for potash products. Pricing is determined based on market prices with discounts based on volume. Approximately 74% of the wholesale business' nitrogen products are sourced from the East Dubuque and Cincinnati facilities. We purchase the nitrogen we do not produce from multiple suppliers.

     We act as a leading distributor of crop protection products for all the major agricultural chemical companies, purchasing crop protection products at the chemical companies' distributor price and receiving a distributor and dealer cash rebate based on the volume and type of products. The cash rebate is typically paid near the end of the calendar year but may be advanced monthly with the balance paid at year-end.

     Our major raw material in the manufacture of nitrogen products is natural gas. The East Dubuque plant's annual gas purchases are approximately 11.2 billion cubic feet. We purchase natural gas monthly on a combination of firm-supply, fixed-priced and market-priced long-term contracts. We are able to purchase natural gas at competitive prices due to our connection to the Northern Illinois Gas (Nicor) distribution system and its proximity to the Northern Natural Gas pipeline.

     The Cincinnati plant purchases anhydrous ammonia for production of nitric acid and other upgraded nitrogen products. Anhydrous ammonia is purchased under contract from one primary supplier in the region, but could be purchased from a variety of other suppliers in the region. The product is delivered to the plant by barge and rail.

Employees and Labor Relations

     We employ approximately 2,145 non-unionized and salaried employees, 230 unionized employees and approximately 900 temporary employees during seasonal periods. We believe we have good relations with our employees.

     Several union contracts will expire in the summer of 1999. We believe that we will be able to obtain new union contracts at that time. We are not aware of any significant work stoppages in the past. Additionally, our management has a good relationship with union employees and has historically experienced low turnover.

Properties

     We have an extensive infrastructure of over 400 facilities, consisting of retail farm centers, granulation, blend, seed processing and manufacturing plants and an integrated network of warehouses and terminals. Our facilities cover the major farming markets in the East, South and Midwest.

     The following table sets forth certain information regarding our principal production and storage facilities. The First Mortgage Notes will be secured by mortgages on all of the following properties:


           Location                             Type of Facility
           --------                             ----------------
East Dubuque, Illinois........... Nitrogen plant (ammonia, urea, amonium nitrate and nitric acid plant)
Cincinnati, Ohio................. Nitrogen plant (nitric acid, amonium nitrate and nitrogen solutions plant)
Madison, Wisconsin............... Granulation plant
Norfolk, Virginia................ Granulation plant
Americus, Georgia................ Granulation plant
Florence, Alabama................ Granulation plant
Hartsville, South Carolina....... Granulation plant
Winston-Salem, North Carolina.... Granulation plant
Columbus, Ohio................... Granulation plant
Washington, North Carolina....... Seed production and processing facility
Mulberry, Florida................ Blend plants
Washington, Courthouse, Ohio..... Blend plant
Mt. Sterling, Ohio............... Blend plant
Tifton, Georgia.................. Blend plant
Marseilles, Illinois............. Large storage terminal
Murray, Kentucky................. Large storage terminal
Wilmington, North Carolina....... Large storage terminal

   Nitrogen Plants

     East Dubuque, Illinois Plant. The East Dubuque plant is located on approximately 208 acres on the Mississippi River. It was designed to produce anhydrous ammonia, nitric acid, ammonium nitrate solution, liquid and granular urea, nitrogen solutions (UAN) and carbon dioxide. The facility can be modified to optimize the mix of production according to fluctuations in demand and pricing for its various products. The plant has a total annual production capacity of 1.1 million tons, of which 0.5 million tons are used in the production of upgraded nitrogen fertilizer products and 0.6 million tons are sold as final products. Certain modifications have resulted in increased annual capacity from the original nameplate capacity of 219,000 tons of ammonia to the current capacity of 299,000 tons of ammonia. In addition, the recent completion of a $17.0 million nitric acid facility will increase nitric acid capacity by 62,000 tons. The additional nitric acid capacity will increase UAN solution capacity and help to minimize dependence on outside suppliers.

     Cincinnati, Ohio Plant. The Cincinnati plant is located on an 92 acre site. This plant purchases anhydrous ammonia and manufactures nitric acid and ammonium nitrate (AN) liquor for industrial use and UAN solutions for the agriculture market. Since the industrial business is non-seasonal, this plant provides a year-round revenue source. In 1998, the facility shipped approximately 120,000 tons of upgraded nitrogen products. The plant has 16 main storage tanks with a total capacity of approximately 12.8 million gallons.

   Granulation Plants

     Madison, Wisconsin Plant. The Madison plant has a production capacity of 90,000 tons and a storage capacity of 18,000 tons and is located on a 26 acre site.

     Norfolk, Virginia Plant. The Norfolk plant has production capacity of approximately 80,000 tons of granulated fertilizer and approximately 30,000 tons of single superphosphate. The facility includes approximately 25,000 tons of bulk storage capacity for raw materials and finished products. The plant is located on approximately 24 acres of land.

     Americus, Georgia Plant. The Americus plant has a production capacity of approximately 200,000 tons of granulated fertilizer and approximately 35,000 tons of single superphosphate. The facility includes approximately

32,000 tons of bulk storage capacity for raw materials and finished product. The plant is located on approximately 156 acres of land.

     Florence, Alabama Plant. The Florence plant has a production capacity of approximately 145,000 tons of granulated fertilizer and approximately 10,000 tons of single superphosphate. The facility includes approximately 13,000 tons of bulk storage capacity for raw materials and finished product. The plant is located on approximately 15 acres of land.

     Hartsville, South Carolina Plant. The Hartsville plant has a production capacity of approximately 222,600 tons of granulated fertilizer and approximately 25,000 tons of single superphosphate. The facility includes approximately 23,000 tons of bulk storage capacity for raw materials and finished product. The plant is located on approximately 29 acres of land.

     Winston-Salem, North Carolina Plant. The Winston-Salem plant has a production capacity of approximately 132,000 tons and approximately 17,600 tons of bulk storage capacity for raw materials and finished product. The plant is located on approximately 11 acres of land.

     Columbus, Ohio Plant. The Columbus plant has a production capacity of approximately 65,000 tons and approximately 15,000 tons of bulk storage capacity for raw materials and finished product. The plant is located on approximately 10 acres of land.

   Seed Production and Processing Facilities

     Washington, North Carolina Facility. The Washington facility has a production capacity of approximately 600,000 bags of seed split between wheat seed and soybean seed. In addition to seed-processing equipment located in a production building, the facility also includes 12 bulk grain bins with a capacity of 44,000 bushels and warehouse facilities for approximately 60,000 bags of finished product. The soybean capacity of this facility is largely contracted by Monsanto for the production of Roundup Ready seed. The plant is located on approximately 6 acres of land.

   Blend Plants

     Mulberry, Florida Plants. The Mulberry plants have a combined production capacity of approximately 70,000 tons of dry mix, approximately 15,000 tons of bagged mix and approximately 20,000 tons of storage capacity. The main plant is located on approximately 40 acres of land.

     Washington C.H., Ohio Plant. The Washington Court House plant has a production capacity of approximately 100,000 tons of dry fertilizer products, approximately 24,000 tons of bagged fertilizer products and approximately 37,600 tons of storage capacity. The plant is located on approximately 29 acres of land.

     Mt. Sterling, Ohio Plant. The Mt. Sterling plant has a production capacity of approximately 30,000 tons of liquid fertilizer products and a storage capacity of approximately 18,000 tons. This plant is located on approximately 11 acres of land.

     Tifton, Georgia Plant. The Tifton plant has a production capacity of approximately 45,000 tons of liquid fertilizer products, approximately 18,000 tons of bagged dry fertilizer products and a storage capacity of approximately 20,000 tons. The plant is located on approximately 6 acres of land.

   Large Storage Terminals

     Marseilles, Illinois Terminal. The Marseilles terminal has a storage capacity of approximately 64,500 tons. The terminal consists of two warehouses and six storage tanks located on 141 acres.

     Murray, Kentucky Terminal. The Murray terminal consists of a warehouse, a storage dome and an office building located on approximately 31 acres of land.

     Wilmington, North Carolina Terminal. The Wilmington, North Carolina facility is currently used as a granulation plant. During the summer of 1999, we expect to consolidate the granulation operations into our other granulation plants and use the facility as a terminal. The plant has a production capacity of 80,000 tons and a storage capacity of 37,000 tons. The facility is located on approximately 30 acres of land.

   Other Properties

     The First Mortgage Notes are secured by first mortgages on our seventeen principal facilities. In addition to these seventeen facilities, we own approximately 280 Farmarkets retail farm centers and other production, storage and distribution facilities. Substantially all of these approximately 280 owned properties will be owned by one of our special purpose subsidiaries. The special purpose subsidiaries are limited liability companies that conduct no operations other than leasing the properties to us and our other subsidiaries. Our special purpose subsidiaries are not permitted to incur other indebtedness for borrowed money, except for limited intercompany indebtedness. See the "Description of First Mortgage Notes."

     A typical Farmarket is located in or near a small farming community and the land required is generally three to four acres. The main building would normally include office space for two or three people, an area to receive customers and indoor warehousing of 5,000 to 10,000 square feet for crop protection products and seeds. Typically, there is a second full building used for the storage of bulk fertilizers and materials. A majority of Farmarkets also have a fertilizer blender facility, usually dry but sometimes liquid, where fertilizer materials are blended to produce bulk fertilizer products.

     In addition to the assets and properties we own, we lease warehouses and terminals from third parties. The holders of the First Mortgage Notes will not have any security interests in these leased facilities. These facilities enhance our ability to source products to retail centers and wholesale customers throughout the year, especially during the high-volume spring season.

Environmental Matters

     Our facilities and operations are subject to a wide variety of federal, state and local environmental laws, regulations and ordinances, including those related to air emissions, water discharges and chemical and hazardous waste management and disposal ("Environmental Laws"). Our operations also are governed by laws relating to workplace safety and worker health and safety, primarily the rules of the Occupational Safety and Health Administration and the United States Department of Transportation ("Employee Safety Laws"). We believe that our operations are in compliance in all material respects with current requirements under Environmental Laws and Employee Safety Laws.

     Certain Environmental Laws hold current owners or operators of land or businesses liable for their own and for previous owners' or operators' releases of hazardous or toxic substances, materials or wastes, pollutants or contaminants, including petroleum and petroleum products ("Hazardous Substances"). Because of our operations, the history of industrial or commercial uses at some of our facilities, the operations of predecessor owners or operators of certain of the businesses, and the use, production and release of Hazardous Substances at these sites, we are affected by the liability provisions of Environmental Laws. Many of our facilities have experienced some level of regulatory scrutiny in the past and are or may be subject to further regulatory inspections, future requests for investigation or liability for Hazardous Substance management practices.

     We are in the process of responding to the presence of Hazardous Substances, including nitrates, phosphorous and pesticides in soils and/or groundwater at a number of sites. At other locations, although releases of fertilizers or other Hazardous Substances have been documented, we and our environmental consultants have concluded that no further action is currently required, although we have not confirmed this position with the appropriate regulators. In addition, we have also removed or closed underground storage tanks from some of our facilities and, in certain instances, are responding to historic releases at these locations. In total, both voluntary and government ordered cleanups of releases of Hazardous Substances are planned or being performed at approximately forty (40) sites. Also, subject to the limitations described below, indemnity may be available for all locations for which response actions are planned or required. The cost of these on-going and potential response actions is not expected to have a material adverse effect on our business, financial condition or results of operations.

     The Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), provides for responses to, and, in certain instances, joint and several liability for releases of, certain Hazardous Substances into the environment. We have been identified as a potentially responsible party ("PRP") under CERCLA for five off-site locations to date. We believe we are a de minimis party or not liable at all for those sites. We have not incurred any significant costs relating to these matters, and we do not believe that we will incur material costs in the future in responding to conditions at these sites.

     In connection with our acquisition of AgriBusiness assets, we obtained indemnities for certain claims related to on-site and off-site environmental conditions and violations of Environmental Laws which existed or arose prior to the acquisition. This indemnity is subject to a $4,500,000 deductible, certain time limitations, and an overall cap on all indemnities. In connection with the Transactions, we also obtained indemnities for certain claims related to on-site and off-site environmental conditions and violations of Environmental Laws which existed or arose in relation to the Royster-Clark facilities prior to the closing date of this offering. That indemnity is subject to an overall $2,000,000 deductible, certain time limitations, and an overall cap of $5,000,000 on all indemnities. In connection with our acquisition of assets from the Lebanon Chemical Corporation, we obtained indemnities for certain claims related to on-site and off-site environmental conditions and violations of Environmental Laws which arose prior to the acquisition. This indemnity is subject to certain deductibles, caps, cost sharing and time limitations depending on the subject matter of the environmental claim. As part of our indemnity obligation, Lebanon is required to respond to environmental conditions at five of our facilities.

     Based on our experience to date, we believe that the future cost of compliance with existing Environmental Laws (including liability for known environmental claims) will not have a material adverse effect on our business, financial condition or results of operations. However, future events, such as changes in existing laws and regulations or their interpretation, may give rise to additional compliance costs or liabilities that could have a material adverse effect on our business, financial condition or results of operations. Compliance with more stringent laws or regulations, as well as stricter or different interpretations of existing laws, may require additional expenditures by us that could be material.

Legal Proceedings

     We are subject to periodic litigation in the ordinary course of our business, including lawsuits brought by employees and former employees alleging discriminatory termination practices. We cannot assure you that future litigation alleging discrimination in our termination practices would not adversely affect our financial condition or results of operations.

     Other than with respect to the foregoing matters, we do not believe that there are any pending or threatened legal proceedings, including ordinary litigation incidental to the conduct of our business and the ownership of our properties, that, if adversely determined, would adversely affect us.

                                   MANAGEMENT

     The following table sets forth certain information with respect to our directors and key employees.

Directors and Key Employees

           Name                Age                      Position
           ----                ---                      --------
 Francis P. Jenkins, Jr. ...   56   Chairman of the Board and Chief Executive Officer
 G. Kenneth Moshenek........   47   President and Chief Operating Officer
 Max Baer...................   66   Managing Director, Materials and Purchasing
 Kenneth Carter.............   53   Managing Director, Human Resources
 John Diesch................   42   Managing Director, Nitrogen Division
 Thomas Ergish..............   50   Managing Director, Logistics
 Gary L. Floyd..............   45   Managing Director, Crop Protection and Seed
 Michael J. Galvin..........   36   Managing Director, Credit and Farm Financing
 Larry D. Graham............   46   Managing Director, Rainbow Division
 Paul M. Murphy.............   54   Managing Director, Financial Planning
 Robert Paarlberg...........   53   Managing Director, Information Technology
 William Pirkle.............   37   Managing Director, Environmental, Health and Safety
 Frederick I. Sharp.........   63   Managing Director and Chief Administrative Officer
 Steven A. Sheline..........   43   Managing Director, Mid-West Wholesale Division
 Brian S. Turner............   47   Managing Director, Sales and Marketing
 Walter R. Vance............   43   Managing Director, Finance
 Thomas F. McWilliams.......   56   Director
 Randolph G. Abood..........   48   Director

     Francis P. Jenkins, Jr. is the Chairman of the Board and Chief Executive Officer of the Company, and has been Chairman and Chief Executive Officer of Royster-Clark Group since January 1999. From 1994 to 1999, Mr. Jenkins served as Chairman of the Board and Chief Executive Officer of Royster-Clark. From 1992 until 1994, Mr. Jenkins served as a director and Chairman of the Audit Committee for Royster-Clark. From 1988 to 1992, he served as Chairman of the Board of Royster-Clark. From 1979 to 1988, Mr. Jenkins was employed by The First Boston Corporation where he was one of the four members of the Executive Committee, co-managed First Boston's Equity Capital Investments and was the Principal Financial Officer. Prior to that position, he had responsibility for all security sales, trading and research, as well as holding positions as a Managing Director and a member of the Management Committee. Mr. Jenkins currently serves on the Board of Trustees of Babson College, as the Chairman of its Alumni and Development Committee and as a member of the Executive Committee of the Board.

     G. Kenneth Moshenek is the President and Chief Operating Officer of the Company. Mr. Moshenek has served as President of Royster-Clark since December 1997, has served as Chief Operating Officer since 1995 and was a director from August 1997 until April 1999. From August 1997 until April 1999 he served as Chief Investment Officer of Royster-Clark. Prior to that he held several positions during his tenure with Royster-Clark including Senior Vice President of Sales and Marketing, from September 1994 until July 1995, Vice President and Divisional Sales Manager from 1992 until September 1994 and a Division Manager from 1990 to 1992. Mr. Moshenek joined W.S. Clark & Sons, Inc. in 1981. Mr. Moshenek started his career in the fertilizer industry in 1976 when he joined Smith Douglass, Inc., a division of Borden. Mr. Moshenek currently serves on the Board of Directors of The Fertilizer Institute and is a member of the Board's Executive Committee. He also serves as a member of the Board of Directors of the International Fertilizer Roundtable, and has recently been elected a member of the Board of Directors of the Agricultural Retailers Association, Inc. and is a member of the North Carolina Agribusiness Council Inc. as well as the North Carolina Governor's Committee for Environmental Education.

     Max Baer is the Managing Director of Materials and Purchasing. From 1995 until 1999, Mr. Baer served as Chief Purchasing Officer for Royster-Clark and as a director of Royster-Clark since 1997. From 1992 until 1995, he served as Chief Purchasing Officer where he assumed leadership of Royster-Clark's fertilizer materials procurement and conducted its international trading activities. From 1978 until 1992, Mr. Baer served as Vice President of International Marketing. Mr. Baer began his career with Smith Douglass, Inc. where he served in the fertilizer materials purchasing group. Mr. Baer has worked in the fertilizer industry for 40 years.

     Kenneth Carter is the Managing Director of Human Resources. From 1997 to 1999, Mr. Carter served as the Vice President of Human Resources for AgriBusiness. Prior to joining AgriBusiness, he served as Vice President of Human Resources from 1994 until 1997 for Sunbeam Outdoor Products and from 1990 to 1994 served as the Vice President of Human Resources and Corporate Compensation and Benefits Manager for Litton Industries (Material Handling Systems).

     John Diesch is the Managing Director, Nitrogen Division. From 1998 to 1999, Mr. Diesch served as the Vice President and General Manager of Nitrogen Production and Distribution for AgriBusiness. He also served as the Manager for the Cincinnati, Ohio Nitrogen Plant and Nitrogen Terminals from 1996 until 1998 and joined Vigoro Industries, Inc. in 1991 as the Cincinnati, Ohio Plant Manager. Prior to joining Vigoro Industries, Inc., Mr. Diesch held several positions in the chemical industry, including Plant Manager, Production Manager and Process Engineer.

     Thomas Ergish is the Managing Director of Logistics. From 1997 to 1999, Mr. Ergish served as the Vice President of Human Resources and Distribution. He joined Royster-Clark in 1996 as the Director of Logistics. Prior to joining Royster-Clark, Mr. Ergish held the position of Materials Manager for the Sara Lee Corporation and held several positions in the transportation and logistics area during his 14 year tenure with Sara Lee. Mr. Ergish has been certified in the American Production and Inventory Control Society as a Certified Integrated Resource Manager.

     Gary L. Floyd is the Managing Director of Crop Protection and Seed. From 1992 to 1999, Mr. Floyd managed Royster-Clark's Crop Protection business and served as the Vice President of Crop Protection and Seed from 1997 to 1999. He also served as a District Manager from 1990 to 1992 and Manager of Planning and Development, Crop Protection from 1987 until 1990. Mr. Floyd began his career in the fertilizer and chemical industry as a North Carolina Agricultural Extension Agent in 1980 and joined Ciba-Geigy's agricultural division in 1984 as a Sales Representative. Mr. Floyd is a member and Past President of the North Carolina Crop Protection Association and a member of the Southern Crop Protection Association.

     Michael J. Galvin is the Managing Director of Credit and Farm Financing. From 1996 until 1999, Mr. Galvin served as Vice President and General Credit Manager of Royster-Clark. Prior to 1996, Mr. Galvin was a Vice President and Regional Market Manager for Centura Bank. Mr. Galvin began his career in 1985 as a national bank examiner with the Comptroller of the Currency's office. Mr. Galvin has over 14 years experience in banking and credit. He is currently a member of the National Association of Credit Managers Atlantic Agricultural Conference.

     Larry D. Graham is the Managing Director of Rainbow Division. From 1996 until 1999, Mr. Graham was employed by AgriBusiness first serving as Senior Vice President with the Rainbow Division and then Senior Vice President--Sales. From 1994 until 1996, he served as General Manager--Rainbow. From 1977 until 1994, he served in various positions with IMC Global, including Area Manager, Area Sales Manager and Sales Supervisor.

     Paul M. Murphy is the Managing Director of Financial Planning. From 1996 until 1999, he served as Vice President of Planning and Analysis and Secretary of Royster-Clark. From 1992 until 1996, he served as a Divisional Controller of Royster-Clark. From 1981 until 1992, Mr. Murphy served several companies in Europe and the United States and from 1969 until 1981, he was at General Electric, where he served in a lead financial and accounting role for GE's Information Services business in Europe.

     Robert Paarlberg is the Managing Director of Information Technology. From 1997 To 1999, Mr. Paarlberg served as Director of Information Systems for AgriBusiness. From 1979 to 1997, he held varying management and technical positions with AgriBusiness and its predecessors, including Infrastructure Architect, Manager of Financial Systems, Manager of Microcomputer and Telecommunication Development and Senior Analyst. Prior to joining AgriBusiness, Mr. Paarlberg was a financial internal auditor for various companies. He has served on the Corporate Advisory Board of PC Week and hosted a radio show called Computer Talk for seven years.

     William Pirkle is the Managing Director of Environmental, Health and Safety. From 1996 until 1999, Mr. Pirkle served as the Southeast Environmental Administrator for AgriBusiness. From 1990 to 1996 he served as Quality Control Coordinator and Safety Administrator for the Rainbow Division of IMC Global. Prior to joining IMC Global, Mr. Pirkle served as Plant Manager for Simplex Nails from 1987 until 1990 and as the Quality Control Manager for Interface Flooring from 1985 until 1987.

     Frederick I. Sharp, effective July 6, 1999, will be the Managing Director, Chief Administrative Officer. Prior to joining Royster-Clark in July 1999, Mr. Sharp served as the Vice President of Human Resources for Western Union from 1992 to 1999. He has also served as the Vice President of Search Fulfillment and Business Development for Haebrecht Associates from 1986 to 1992, Vice President of Human Resources for American Express Travel Related Services, Inc. from 1983 to 1986, Management Consultant for Towers, Perrin, Foster & Crosby from 1981 to 1983 and Vice President of Corporate Personnel for Avis, Inc. from 1976 until 1981.

     Steven A. Sheline is the Managing Director, Midwest Wholesale Division. From 1995 to 1999, Mr. Sheline served as the Senior Vice President of the Madison Division of Royster-Clark with responsibilities for both wholesale sales and the production facility at Madison, Wisconsin. Prior to that he held several positions during his tenure with Royster-Clark including General Manager of the Madison Division from 1988 until 1995, Division Sales Manager from 1985 until 1988, Wholesale Salesperson from 1983 until 1985, Controller for the Midwest Division from 1981 until 1983, and joined the Company as an Accountant for the Midwest Division in 1979. Mr. Sheline currently serves on the Board of Directors of the Wisconsin Fertilizer and Chemical Association.

     Brian S. Turner is the Managing Director of Sales and Marketing. From November 1997 until March 1999, he was employed by Hydro Agri North American as Director of Marketing Development. From 1996 until November 1997, he held the position of Vice President--Marketing with IMC Global, where he was responsible for all North American sales activity as well as the distribution, product management and customer service functions. From 1994 until 1996, Mr. Turner was Vice President of North American Sales of the IMC fertilizer group. During his tenure with the IMC, he served in several positions with the Rainbow Division including Vice President and General Manager from 1991 until 1994, Area Manager from 1985 until 1991, Sales Supervisor from 1982 until 1985 and Territory Sales Representative from 1977 until 1982.

     Walter R. Vance is the Managing Director of Finance. From 1995 until 1999, Mr. Vance served as Vice President and Chief Financial Officer of Royster-Clark and from 1992 until 1995, he was Vice President and Corporate Controller. Mr. Vance joined Royster-Clark in 1991 where he served as Controller until 1992. From 1987 until 1991, he was the Controller of Northwest Hardware. Prior to 1987, he served as Senior Accountant of Royster-Clark for three years.

     Thomas F. McWilliams is a Director of the Company and has been a Director of Royster-Clark Group since January 1999. Mr. McWilliams is a Managing Director of Citicorp Venture Capital Ltd. and has served on its Investment Committee since 1984. He is also a Vice President and a member of the Investment Committee for 399 Venture Partners, Inc. He serves on the Boards of Chase Industries, Pen-Tab Industries, Ergo Science, Airxcel, Inc., HydroChem Holding, Inc., MMI Products, Inc., along with various other companies which have no public securities outstanding. Mr. McWilliams served as a director of Rax Restaurants when it filed for bankruptcy in 1996.

     Randolph G. Abood is a Director of the Company and has been a Director of Royster-Clark Group since January 1999. Mr. Abood is a self-employed attorney, and since 1994, Mr. Abood has served as General Counsel for Royster-Clark. From 1976 until 1996, Mr. Abood practiced law with the firm of Satterlee Stephens Burke & Burke (and its predecessor firm). He became a partner of the firm in 1983 and head of its tax department. Mr. Abood is also the manager and owner of The Ninigret Group, L.C., a Utah limited liability company that develops, constructs and co-owns real estate, including Ninigret Park, a 178 acre business park in Salt Lake City. Mr. Abood also serves on the Board of Directors of Equity Oil Company.

Compensation of Directors

     The directors do not receive any compensation for their services as directors. Directors are elected annually to serve until the next annual meeting or until their successors have been elected and qualified. The stockholders have entered into a stockholders' agreement governing the election of directors. See "Certain Relationships and Related Transactions."

Executive Compensation

     The following table summarizes the compensation paid or accrued for the fiscal year ended December 31, 1998 to our executive officers (each such person being referred to as a "Named Executive Officer").

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation
                              for Fiscal Year Ended
                                December 31, 1998

                                                                               All other(1)          Total
Name and Principal Position                     Salary        1998 Bonus       Compensation       Compensation
---------------------------                  -----------     -----------       ------------       ------------
Francis P. Jenkins, Jr.,
    Chairman and Chief
    Executive Officer....................... $275,053.04     $120,000.00                --         $395,053.04
G. Kenneth Moshenek,
    President and Chief
    Operating Officer.......................  136,725.40       80,000.00         $2,175.05          218,900.45
Walter Vance, Managing
    Director, Finance.......................   95,473.68       40,000.00          2,541.63          138,015.31

----------

(1)  Includes employer matching contributions from our 401(K) Plan

Employment Agreements

     In connection with the Transactions, Mr. Jenkins entered into a five-year employment agreement with our parent, Royster-Clark Group and with us (the "Jenkins Agreement"). Mr. Jenkins will serve as Chief Executive Officer of Royster-Clark Group and of the Company and will receive an annual base salary of $500,000, which will be subject to annual merit increases as determined by the Royster-Clark Group Board of Directors. In addition to the annual base salary, Mr. Jenkins will be entitled to (1) participate in an annual performance bonus plan based on individual criteria and/or executive incentive programs to be determined from time to time by the Royster-Clark Group Board of Directors and
(2) receive standard company benefits provided to executive officers from time to time. In addition to standard company benefits, Royster-Clark Group has agreed to provide up to $50,000 to Mr. Jenkins to obtain a life insurance policy for the benefit of his wife and family. The Jenkins Agreement is terminable by the Royster-Clark Group with or without cause. In the event that the Jenkins Agreement is terminated without cause and provided that Mr. Jenkins complies with certain confidentiality and non-competition covenants, Mr. Jenkins will be entitled to receive all payments due as base salary during the remainder of his employment term and to receive a pro rata portion of any bonus for the year in which he is terminated. During his employment term and for two years thereafter, Mr. Jenkins will be subject to a non-competition covenant.

     We and Royster-Clark Group expect to enter into employment agreements with other key employees.

Stock Options

     The following table sets forth the number of options to purchase shares of common stock held, as of the closing of the Transactions, by the Named Executive Officers.

                                               Number of Shares of Common Stock
                                                Underlying Unexercised Options
                                               --------------------------------
                                               Exercisable        Unexercisable
                                               -----------        -------------
Francis P. Jenkins, Jr. ................               --               --
G. Kenneth Moshenek ....................           17,792                0
Walter Vance ...........................            4,720                0

Employee Savings and Investment Plan

     We maintain a defined contribution Employee Savings and Investment Plan (the "Savings Plan") covering substantially all our full-time employees. Participants may contribute, on a pre-tax basis, up to 18% of their salary. We may, at our discretion, make matching contributions to the Savings Plan on behalf of each participant who makes elective contributions to the Savings Plan in an amount equal to a percentage of the participant's elective contributions. We also may, at our discretion, make profit sharing contributions to the Savings Plan on behalf of all participants who are eligible to share in such contributions actively employed on the last day of the plan year. In 1998, we made matching contributions on behalf of Mr. Moshenek of $2,175.05 and on behalf of Mr. Vance of $2,541.63.

Employee Stock Ownership Plan

     We have maintained a noncontributory employee stock ownership plan (the "ESOP") for substantially all full-time employees. An employee is eligible to participate upon completion of one hour of service on or before March 31, 1992 or upon completion of one year of service. At our discretion, we may make contributions on the behalf of participants to the plan from our current or accumulated net profit or out of our capital surplus which is invested primarily in our common stock. Contributions are determined and made at the discretion of the Board of Directors and, at a minimum, must be sufficient to service the ESOP trust debt. When contributions are made to the plan, each participant will share in the contributions on a pro-rata basis determined on the basis of individual compensation and total participants compensation. Upon retirement, participants will receive the value of the amounts which have accumulated in their account in the form of company stock or property. There were no contributions made for the years ended June 30, 1996, 1997 or 1998. In connection with a reverse stock split that occurred on the date the Transactions were consummated, the shares of the Company Stock held by the ESOP became a fractional share interest that was purchased by the Company for cash. As of the closing of the Transactions, Mr. Jenkins had an account balance of $1,710 for his interests in the ESOP, Mr. Moshenek had an account balance of $24,510 for his interests in the ESOP and Mr. Vance had an account balance of $27,075 for his interests in the ESOP.

1995 Stock Option Plan

     We have maintained a Stock Option Plan (the "Stock Option Plan") for our eligible key employees and directors enabling them to acquire our common stock in the form of incentive stock options and of non-qualified stock options. Eligible employees under the Stock Option Plan include our directors and employees (including officers) and consultants to us who are deemed to have or have rendered significant services and contributed to our success. We did not grant any options under the Stock Option Plan in 1998. All options granted under the Stock Option Plan vested upon consummation of the Transactions and were cashed out or rolled over as options under the 1999 Restricted Stock Purchase Plan. Messrs. Moshenek, Vance and Abood have each rolled over their options into the 1999 Restricted Stock Purchase Plan. See "--1999 Restricted Stock Purchase Plan" and see "Certain Relationships and Related Transactions."

1999 Restricted Stock Purchase and Option Plan

     Under the 1999 Restricted Stock Purchase and Option Plan of Royster-Clark Group, Inc. (the "1999 Restricted Stock Purchase Plan"), 200,000 shares of Royster-Clark Group common stock have been reserved for issuance in the form of restricted share grants to current and future management of Royster-Clark Group and 39,380 shares of Class A Common Stock, 14,795 shares of Series A Preferred Stock and 8,320 shares of Series B Preferred Stock have been reserved for issuance pursuant to the exercise of stock options rolled over from the 1995 Stock Option Plan. Shares issued under the 1999 Restricted Stock Purchase Plan are subject to certain restrictions on transfer of shares as provided in the Stockholders' Agreement described below in "Certain Relationships and Related Transactions," including the right of Royster-Clark Group to repurchase certain shares upon termination of a stockholder's employment prior to the fifth anniversary of the closing, at a formula price. All options granted under the existing 1995 Stock Option Plan have been cashed out or rolled over as options under the 1999 Restricted Stock Purchase Plan on terms similar to the options under the 1995 Stock Option Plan, except that upon exercise the holder will receive the consideration he would have received if he had owned stock outright prior to the Transactions.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Principal Shareholders

     All of our outstanding capital stock is owned by Royster-Clark Group. The following table sets forth information with respect to the beneficial ownership of the Royster-Clark Group common stock as of the closing of the Transactions by
(1) each person or entity who owns five percent or more thereof, (2) each of our directors who is a stockholder, (3) our Chief Executive Officer and the other executive officers named in "Management--Executive Compensation" above who are stockholders, and (4) all of our directors and executive officers as a group.


                          NUMBER AND PERCENT OF SHARES

                                                                 Number and Percent of Shares
                                              ------------------------------------------------------------------
                                                  Royster-Clark Group                    Royster-Clark Group
                                                  Class A Common Stock                   Class B Common Stock
                Name of                       ----------------------------          ----------------------------
           Beneficial Owners                   Number           Percent(1)            Number             Percent
           -----------------                  -------           ----------          ---------            -------
399 Venture Partners, Inc...........          360,000(2)           46.9%            1,231,600(3)          100%
    399 Park Avenue
    New York, New York 10043
Francis P. Jenkins, Jr..............          305,638(4)           39.8                    --              --
    c/o Royster-Clark, Inc.
    10 Rockefeller Plaza-Suite 1120
    New York, New York 10020
G. Kenneth Moshenek.................           19,727(5)            2.6                    --              --
    c/o Royster-Clark, Inc.
    10 Rockefeller Plaza-Suite 1120
    New York, New York 10020
Walter Vance........................            5,713(6)            *                      --              --
    c/o Royster-Clark, Inc.
    P.O. Box 250
    Tarboro, North Carolina 27886
Thomas F. McWilliams(7).............               --              --                      --              --
    c/o 399 Venture Partners, Inc.
    399 Park Avenue
    New York, New York 10043
Randolph G. Abood...................           12,617(8)            1.6                    --              --
    c/o Royster-Clark, Inc.
    10 Rockefeller Plaza-Suite 1120
    New York, New York 10020
All directors and executive
  officers as a group (5 persons)...          343,695              44.7%                    --              --

----------

*    Less than one percent
(1) All percentages do not give effect to the shares of Royster-Clark Group Class A issuable upon conversion of Royster-Clark Group Class B Common Stock. See "--Royster-Clark Group Common Stock."
(2) Does not include shares of Royster-Clark Group Class A Common Stock issuable upon conversion of Royster-Clark Group Class B Common Stock. See "--Royster-Clark Group Common Stock."
(3) Does not include shares of Royster-Clark Group Class B Stock issuable upon conversion of Royster-Clark Group Class A Common Stock. See "--Royster-Clark Group Common Stock."
(4) Includes shares pledged to secure a promissory note in the amount of $1.8 million.
(5)  Includes 17,792 shares subject to options that are currently exercisable.
(6)  Includes 4,720 shares subject to options that are currently exercisable.
(7) Does not include shares of Royster-Clark Group owned by 399 Venture Partners, Inc.
(8) Includes shares pledged to secure two promissory notes, each in the amount of $220,000.

Royster-Clark Group Common Stock

     The Certificate of Incorporation of Royster-Clark Group provides that Royster-Clark Group may issue 4,000,000 shares of common stock, divided into two classes consisting of 2,000,000 shares of Class A Common Stock and 2,000,000 shares of Class B Common Stock. The holders of Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Except as required by law, the holders of Class B common stock have no voting rights. Under the Certificate of Incorporation of Royster-Clark Group, a holder of either class of common stock may convert any or all of his shares into an equal number of shares of the other class of common stock; provided that in the case of a conversion from Class B Common Stock, which is nonvoting, into Class A Common Stock, which is voting, the holder of shares to be converted would be permitted under applicable law to hold the total number of shares of Class A Common Stock which would be held after giving effect to the conversion.

     In addition to the common stock, 399 Ventures owns a $10 million subordinated note of Royster-Clark Group (that does not require cash interest payments) and 474,504 shares of Royster-Clark Group preferred stock and Messrs. Jenkins, Moshenek, Vance and Abood own (or will have the right to acquire upon exercise of options) approximately 172,146, 11,376, 3,289 and 14,800 shares of Royster-Clark Group preferred stock, respectively, in two series. The total number of shares of Royster-Clark Group preferred stock outstanding after completion of the Transactions was approximately 682,014 shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the Transactions, 399 Ventures, Mr. Jenkins and other members of management entered into a series of arrangements and agreements to reflect their investments in Royster-Clark Group, our corporate parent, and the arrangements among themselves as stockholders of Royster-Clark Group.

     To effect the acquisitions of AgriBusiness and Royster-Clark, 399 Ventures purchased a $22.2 million 4 1/2% convertible subordinated note from us on March 31, 1999. This note was contributed by 399 Ventures to the capital of Royster-Clark Group and in turn contributed by Royster-Clark Group back to us at the closing of this financing. In addition, we effected a number of transactions involving holders of our stock and stock options: we redeemed shares of stock from a group of stockholders who did not wish to be continuing investors in Royster-Clark Group for an aggregate amount of approximately $712,000. We redeemed 23,677 common-equivalent shares of our stock held by Mr. Jenkins for a price of approximately $6.8 million. We redeemed shares of our stock from certain other stockholders, including Messrs. Moshenek, Vance and Abood, who wished to remain investors in Royster-Clark Group for an aggregage amount of approximately $1.5 million. Certain holders of options to acquire our common stock, including Messrs. Moshenek, Vance and Abood, elected to exchange their options for options issued under Royster-Clark Group's 1999 Restricted Stock Purchase Plan. In connection with the closing of the Transactions, we also effected a reverse stock split that resulted in cash payments in lieu of fractional share interests to holders of existing stock options who did not elect to exchange their options for options in Royster-Clark Group and to our Employee Stock Ownership Plan in aggregate amounts of approximately $649,000 and $2.9 million, respectively. Overall, in connection with the Transactions, Messrs. Jenkins, Moshenek, Vance and Abood each received, or have the right to receive upon exercise of options, approximately $6.8 million, $42,000, $22,000 and $276,000 in cash, respectively, and $17.5 million, $1.2 million, $335,000 and $1.5 million in securities of our parent, respectively. All of our stockholders who elected to continue as investors in Royster-Clark Group, including these individuals, received an aggregate of $8.3 million in cash and $23.5 million in securities of our parent, including securities issuable upon exercise of options.

     In connection with the Transactions, Mr. Jenkins, 399 Ventures and other key employees entered into a series of agreements as detailed below. Royster-Clark Group, 399 Ventures, Mr. Jenkins and management stockholders entered into a Securities Purchase and Holders Agreement (the "Stockholders' Agreement") containing certain agreements with respect to our common stock and corporate governance.

     The Stockholders' Agreement provides that the Board of Directors of Royster-Clark Group will be composed of up to five directors, which will include two individuals designated by Mr. Jenkins, two individuals designated by 399 Ventures, and the remaining director will be an independent director designated by the vote of a majority of the other four directors. 399 Ventures has only designated one director at this time, and the independent director has not yet been selected.

     The Stockholders' Agreement also contains certain provisions which, with some exceptions, restrict the ability of the stockholders to transfer any Royster-Clark Group common stock except pursuant to the terms of the Stockholders' Agreement. If holders of more than 50% of the Royster-Clark Group common stock approve the merger or consolidation of Royster-Clark Group or the sale of substantially all its assets, each stockholder has agreed to consent to such sale and, if such sale includes the sale of stock, each stockholder has agreed to sell all of such stockholder's Royster-Clark Group common stock on the terms and conditions approved by holders of a majority of the Royster-Clark Group common stock then outstanding. In the event Royster-Clark Group proposes to sell (other than for certain limited exceptions) any equity securities, Royster-Clark Group must first offer to each of the other shareholders a pro rata portion of such shares. Subject to certain limitations, neither Mr. Jenkins nor 399 Ventures may sell any of their shares of Royster-Clark Group common stock without offering the other stockholders a pro rata opportunity to participate in such sale.

     The Stockholders' Agreement also provides for certain additional restrictions on transfer of shares (other than shares issued upon exercise of outstanding options) under the 1999 Restricted Stock Purchase Plan, including the right of Royster-Clark Group to repurchase some shares upon termination of employment of a holder of shares under the plan prior to the fifth anniversary of the closing, at a formula price, and the grant of a right of first refusal in favor of Royster-Clark Group in the event a holder of shares under the plan elects to transfer shares of Royster-Clark Group common stock.

     The stockholders of Royster-Clark Group also entered into a Preferred Stockholders' Agreement containing certain agreements regarding their future relationships and their rights and obligations with respect to the Royster-Clark Group's preferred stock. Under the Preferred Stockholders' Agreement an investor cannot transfer shares of preferred stock unless all other investors are offered an equal opportunity to participate in such transaction on a pro rata basis. Under some circumstances, holders of preferred stock may be required to join in a sale of all the preferred stock to a third party.

     Royster-Clark Group, 399 Ventures and the other stockholders of Royster-Clark Group entered into a Registration Rights Agreement. Under the Registration Rights Agreement, at any time after six months after the Royster-Clark Group has completed an initial public offering, 399 Ventures and Mr. Jenkins will each have demand registration rights. The parties to the Registration Rights Agreement will also have "piggyback" registration rights which, subject to certain exceptions, allow them to participate in a public offering of common stock. Registration expenses of the selling stockholders (other than underwriting fees, brokerage fees and transfer taxes applicable to the shares sold by such stockholders or the fees and expenses of any accountants or other representatives retained by a selling stockholder) will be paid by Royster-Clark Group.

     In addition to these arrangements, Mr. Abood serves as General Counsel to the Company and is paid on a fee basis for the time he spends on Company matters. During 1997 and 1998, we paid Mr. Abood approximately $150,000 and $177,000, respectively, for services rendered.

     S. Clark Jenkins, the brother of Francis P. Jenkins, Jr., was formerly the President of the Company. We have a non-compete agreement with Clark Jenkins, effective December 1, 1997, that pays him $20,833 per month through December 31, 1999. In addition, Clark Jenkins received payments of approximately $210,000 in 1997 under a previous agreement.

                    DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Senior Secured Credit Facility

     The following is a summary of certain indebtedness of our company. To the extent such summary contains descriptions of the senior secured credit facility, such descriptions do not purport to be complete and are qualified in their entirety by reference to the senior secured credit facility. A copy of the senior secured credit facility is filed as an exhibit to the registration statement of which this prospectus constitutes a part.

     In connection with the Transactions, we entered into the senior secured credit facility with a syndicate of financial institutions, as lenders, led by DLJ Capital Funding, as arranger and syndication agent, J.P. Morgan Securities, Inc., as documentation agent, and U.S. Bancorp Ag Credit, Inc., as administrative agent. The following summary describes certain provisions relating to the senior secured credit facility.

     Lenders have agreed to extend credit to us on a revolving basis at any time and from time to time for a period of five years following the closing of the Transactions in an aggregate principal amount of $275.0 million, of which up to $10 million will be available as a letter of credit sub-facility. Availability under the senior secured credit facility is subject to various conditions precedent typical of bank loans, including, among other things, the absence of any material adverse change on our part and our subsidiaries, taken as a whole. Additionally, the maximum principal amount of outstanding borrowings under the senior secured credit facility may not exceed the lesser of (i) $275 million and
(ii) a borrowing base comprised of a percentage of the value of all (a) eligible inventory, (b) eligible accounts receivable, (c) prepaid inventory and (d) rebate receivables (as each such term is defined in the credit agreement) of us and our domestic subsidiaries. We used borrowings under the senior secured credit facility together with the First Mortgage Notes to (i) purchase AgriBusiness, (ii) purchase Royster-Clark, (iii) refinance existing debt of Royster-Clark and AgriBusiness, (iv) pay fees and expenses in connection with the transactions and (v) provide for working capital and other general corporate purposes.

     The obligations under the senior secured credit facility are secured by (i) a first priority perfected lien on all of our accounts receivable, inventory, general intangibles and other tangible and intangible property and assets and those of our direct and indirect subsidiaries (except for the principal properties and related fixtures and equipment, and other related assets (the "Fixed Assets") securing the First Mortgage Notes) and (ii) all of our capital stock and all the capital stock of our direct and indirect subsidiaries; provided that (x) no more than 65% of the equity interests of non-U.S. subsidiaries held by us or our domestic subsidiaries will be required to be pledged as security and (y) the equity interests of the limited purpose subsidiaries formed to own our real estate (other than principal mortgaged properties) and which secure the First Mortgage Notes will not secure the senior secured credit facility. We will also, pursuant to cash collateral arrangements satisfactory to the syndication agent and the administrative agent, provide full cash dominion over our cash management accounts to the administrative agent on behalf of the lenders under the senior secured credit facility. The senior secured credit facility ranks pari passu with the First Mortgage Notes in right of payment.

     At our option, loans outstanding under the senior secured credit facility will bear interest at the administrative agent's (i) alternate base rate plus 1.50% or (ii) reserve-adjusted London Interbank Offered Rate plus 2.75%, in either case for the first twelve months following the closing date and, thereafter, will be determined by a leverage-based pricing grid. The credit agreement also provides that a commitment fee of 0.50% per annum is payable (quarterly in arrears) on the daily average unutilized amount of the senior secured credit facility for the first twelve months following the closing, and thereafter will also be determined by a leverage-based pricing grid.

     The senior secured credit facility contains representations and warranties, negative and affirmative covenants, conditions and events of default which are customarily required for similar financings. The material restrictive covenants include restrictions and limitations on dividends, capital expenditures, liens, leases, incurrence of debt, transactions with affiliates, investments and certain payments, and on mergers, acquisitions, consolidations and asset sales. Furthermore, we are required to maintain compliance with certain financial covenants such as a leverage ratio, minimum net worth, an interest coverage ratio, a current ratio and a fixed charge coverage ratio.

     Events of default under the senior secured credit facility include, among other things, (i) failure to pay principal or interest when due; (ii) violation of covenants; (iii) failure of any representation or warranty to be true in all material respects when made; (iv) cross payment default or non-payment default permitting acceleration with respect to or acceleration of certain indebtedness;
(v) change of ownership or control; (vi) certain events of bankruptcy; (vii) certain judgment defaults; and (viii) certain ERISA events.

     At our option, we may prepay loans and reduce the amounts available to us under the senior secured credit facility at any time, without premium or penalty. Subject to certain exceptions, we must prepay the senior secured credit facility and, in certain circumstances, reduce the commitments thereunder (with customary exceptions to be agreed), in an amount equal to:

          (i) 100% of the proceeds received by us or any of our subsidiaries from the sale of property or assets (tangible and intangible, and other than Fixed Assets) of such person;

          (ii) 100% of the insurance recoveries or condemnation awards received by us or any of our subsidiaries from the destruction or condemnation of property or assets (tangible and intangible, and other than Fixed Assets) of such person;

          (iii) 100% of the proceeds received by us or any of our subsidiaries from the sale or issuance by such person of debt securities; and

          (iv) 50% of the proceeds received by us or any of our subsidiaries from the sale or issuance of equity securities of such person.

                       DESCRIPTION OF FIRST MORTGAGE NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to Royster-Clark, Inc. and not to any of its subsidiaries.

     The Company issued the Existing First Mortgage Notes under the Indenture (the "Indenture") among itself, the Guarantors and U.S. Trust Company of New York, as trustee (the "Trustee"). The terms of the Indenture apply to the Existing First Mortgage Notes and to the Exchange First Mortgage Notes for which you may tender your Existing First Mortgage pursuant to the Exchange Offer (all such First Mortgage Notes being collectively referred to in this section as the "First Mortgage Notes"). The terms of the First Mortgage Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     The following description is a summary of the material provisions of the Indenture and the Registration Rights Agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights as holders of the First Mortgage Notes.

Brief Description of the First Mortgage Notes and the Guarantees

The First Mortgage Notes

   The First Mortgage Notes:

     o    are general obligations of the Company;

     o    are secured by:

          (1) first mortgages on 17 of the Company's and its subsidiaries' principal properties and related fixtures and equipment and other related assets; and

          (2) all of the equity interests of Royster-Clark Realty LLC, Royster-Clark AgriBusiness Realty LLC, Royster-Clark Nitrogen Realty LLC and Royster-Clark Hutson's Realty LLC (collectively, the "Special Purpose Restricted Subsidiaries"), the Company's subsidiaries that own or will own approximately 280 properties used in our business, including substantially all of the owned Farmarkets and other facilities;

     o are senior in right of payment to any future subordinated Indebtedness of the Company; and

     o    are unconditionally guaranteed by the Guarantors.

   The Guarantees

     The First Mortgage Notes are guaranteed by Royster-Clark Group, Inc. ("Royster-Clark Group") and all of the Restricted Subsidiaries of the Company.

     The Guarantees of the First Mortgage Notes:

     o    are general unsecured obligations of each Guarantor;

     o are pari passu in right of payment with all existing and future Senior Debt of each Guarantor, including their guarantees of the Credit Agreement; and

     o are senior in right of payment with any future senior subordinated Indebtedness of each Guarantor.

   Other:

     A majority of the Company's operations are expected to be conducted through its subsidiaries and, therefore, the Company will depend on the cash flow of its subsidiaries to meet its obligations, including its obligations under the First Mortgage Notes. The Company is also the borrower under the Credit Agreement, which is secured by:

     o all of the accounts receivable, inventory, general intangibles and other tangible and intangible property and assets of the Company and its subsidiaries, other than the assets securing the First Mortgage Notes;

     o    all of the Company's common stock; and

     o all of the common stock of the Company's subsidiaries (other than Royster-Clark Realty LLC, Royster-Clark AgriBusiness Realty LLC, Royster-Clark Nitrogen Realty LLC and Royster-Clark Hutson's Realty

          LLC, our Special Purpose Restricted Subsidiaries, that own or will own approximately 280 properties used in our business, including substantially all of the owned Farmarkets and other facilities). The equity interests of the four companies are pledged to secure the First Mortgage Notes.

     The First Mortgage Notes are effectively subordinated in right of payment to the Credit Agreement to the extent of the collateral which secures the Credit Agreement.

     The Company's obligations under the Credit Agreement are guaranteed by Royster-Clark Group and all of the Restricted Subsidiaries (other than the Special Purpose Restricted Subsidiaries) of the Company. The guarantees of the Credit Agreement are pari passu in right of payment with the Guarantees of the First Mortgage Notes.

     Unless otherwise stated, for purposes of this "Description of First Mortgage Notes" and the Indenture, Royster-Clark Group will be treated as a Restricted Subsidiary.

Principal, Maturity and Interest

     The Company issued First Mortgage Notes initially in the principal amount of $200.0 million. The Company will issue First Mortgage Notes in denominations of $1,000 and integral multiples of $1,000. The First Mortgage Notes will mature on April 1, 2009. We are permitted to issue up to an additional $10 million First Mortgage Notes under the Indenture ("Additional Notes"). Any such Additional Notes that are actually issued will be treated as issued and outstanding First Mortgage Notes (and as the same class as the initial First Mortgage Notes) for all purposes of the Indenture and this "Description of the Notes," unless the context indicates otherwise.

     Interest on the First Mortgage Notes will accrue at the rate of 10 1/4% per annum and will be payable semiannually in arrears on April 1 and October 1, commencing on October 1, 1999. The Company will make each interest payment to the Holders of record on the immediately preceding March 15 and September 15, beginning September 15, 1999.

     Interest on the First Mortgage Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the First Mortgage Notes

     If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest (including Liquidated Damages) and premium, if any, on those First Mortgage Notes in accordance with those instructions. All other payments on First Mortgage Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the First Mortgage Notes

     The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

     A Holder may transfer or exchange First Mortgage Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any First Mortgage Note selected for redemption. Also, the Company is not required to transfer or exchange any First Mortgage Note for a period of 15 days before a selection of First Mortgage Notes to be redeemed.

     The registered Holder of a First Mortgage Note will be treated as the owner of it for all purposes.

Guarantees

     The Guarantors have agreed to jointly and severally guarantee the Company's obligations under the First Mortgage Notes. The obligations of each Guarantor under its Guarantee is limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent Conveyance Matters."

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) either:

               (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, its Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

               (b) the Net Proceeds of such sale or other disposition are applied in accordance with the "Asset Sale" provisions of the Indenture.

     The Guarantee of a Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the Guarantor applies the Net Proceeds of that sale or other disposition in accordance with the "Asset Sale" provisions of the Indenture; or

          (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the Company applies the Net Proceeds of that sale in accordance with the "Asset Sale" provisions of the Indenture; or

          (3) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

     See "--Repurchase at the Option of Holders--Asset Sales."

Security

     The obligations of the Company under the First Mortgage Notes are secured by:

          (1) a first priority security interest in the property, plant and equipment and certain related assets of the Company and its subsidiaries (collectively, the "PP&E"), constituting 17 of the principal granulation, seed production, processing and nitrogen plants of the Company and its subsidiaries; and

          (2) a pledge (the "Pledge") of all of the equity interests of Royster-Clark Realty LLC, Royster-Clark AgriBusiness LLC, Royster-Clark Nitrogen Realty LLC and Royster-Clark Hutson's Realty LLC, our Special Purpose Restricted Subsidiaries that own or will own approximately 280 properties used in our business, including substantially all of the Farmarkets and other owned facilities.

     The PP&E and Pledge are referred to collectively as the "Collateral." The Collateral does not include the following assets (collectively, the "Excluded Assets"), which secure the Company's and the Guarantors' obligations under the Credit Agreement: all of the accounts receivable, inventory, general intangibles and other tangible and intangible property and assets of the Company and its subsidiaries and the common stock of the Company and its subsidiaries (other than the Pledge relating to the four limited liability companies that own substantially all of the owned retail farm markets).

     The Pledge was granted to the Trustee, as collateral agent for and on behalf of the holders of the First Mortgage Notes (in such capacity, the "Collateral Agent"), pursuant to the Indenture. The Company and its Restricted Subsidiaries entered into a Mortgage Agreement (the "Mortgage") providing for the grant by the Company and its Restricted Subsidiaries to the Collateral Agent for the ratable benefit of the holders of the First Mortgage Notes of a mortgage in the portion of the PP&E constituting real property and the improvements thereon. The Company and its Restricted Subsidiaries entered into a security and pledge agreement (the "Security Agreement" and, together with the Mortgage, the "Security Agreements") providing for the Pledge and the grant by the Company and its Restricted Subsidiaries to the Collateral Agent for the ratable benefit of the Holders of the First Mortgage Notes of a first priority security interest in the portion of the PP&E constituting equipment and certain other assets of the Company and its Restricted Subsidiaries, other than the Excluded Assets. Such mortgage and security interests will secure the payment and performance when due of all of the obligations of the Company and the Guarantors under the Indenture and the First Mortgage Notes as provided in the Security Agreements.

     Because of delays in the issuance of the title reports on a number of the properties to be owned by the Special Purpose Restricted Subsidiaries, we have not been able to prepare deeds to transfer these properties. IMC Global, Inc. has agreed to indemnify the Collateral Agent for the benefit of the holders of the First Mortgage Notes and the Special Purpose Restricted Subsidiaries against certain losses if such properties are not transferred to the Special Purpose Restricted Subsidiaries.

     Any indemnity proceeds received by the Collateral Agent or the Special Purpose Restricted Subsidiaries from IMC Global, Inc. under these indemnity arrangements shall be applied or invested as provided for in the second and third paragraphs of the covenant "Asset Sales." However, if the aggregate amount of indemnity proceeds exceeds $5.0 million, the Company will make an Asset Sale Offer to all Holders of First Mortgage Notes as provided for in the fourth paragraph of the covenant "Asset Sales."

     The collateral release provisions of the Indenture permit the release of a Nitrogen Facility without substitution of collateral if an offer is made to repurchase First Mortgage Notes under certain circumstances. See "Repurchase at the Option of Holders--Sale of Nitrogen Facility."

     The Company is planning to merge two of the limited purpose subsidiaries into the remaining two limited purpose subsidiaries. Such mergers will not adversely affect the value of the Collateral.

     So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions, the Company and its Subsidiaries are entitled to exercise any voting and other consensual rights pertaining to the Collateral pledged by them.

     Upon the occurrence and during the continuance of an Event of Default and a declaration of an acceleration of the First Mortgage Notes:

          (1) all rights of the Company to exercise such voting and other consensual rights shall cease, and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights;

          (2) all rights of the Company to receive any cash dividends, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, interest and other payments will be paid to the Collateral Agent; and

          (3) the Collateral Agent may sell the Collateral or any part thereof in accordance with the terms of the Security Agreements. All funds distributed under the Security Agreements and received by the Collateral Agent for the benefit of the Holders of the First Mortgage Notes will be distributed by the Collateral Agent in accordance with the provisions of the Indenture.

     The Collateral Agent will determine the circumstances and manner in which the Collateral shall be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the liens created by the Security Agreements and whether to foreclose on the Collateral following an Event of Default and a declaration of acceleration of the First Mortgage Notes.

     The Security Agreements shall be terminated upon the full and final payment and performance of all Obligations of the Company under the Indenture and the First Mortgage Notes and of the Guarantors under the Indenture and the Guarantees.

Optional Redemption

     At any time prior to April 1, 2002, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of First Mortgage Notes originally issued under the Indenture at a redemption price of 110.25% of the principal amount thereof, plus accrued and unpaid interest (including Liquidated Damages) to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

          (1) at least 65% of the aggregate principal amount of First Mortgage Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding First Mortgage Notes held by the Company and its Subsidiaries); and

          (2) the redemption must occur within 45 days of the date of the closing of such Public Equity Offering.

     Except pursuant to the preceding paragraph, the First Mortgage Notes will not be redeemable at the Company's option prior to April 1, 2004.

     After April 1, 2004, the Company may redeem all or a part of the First Mortgage Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (including Liquidated Damages) thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

         Year                                                   Percentage
         ----                                                   ----------
         2004...............................................     105.125%
         2005...............................................     103.417%
         2006...............................................     101.708%
         2007 and thereafter................................     100.000%

Mandatory Redemption

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the First Mortgage Notes.

Repurchase at the Option of Holders

   Change of Control

     If a Change of Control occurs, each Holder of First Mortgage Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's First Mortgage Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of First Mortgage Notes repurchased plus accrued and unpaid interest (including Liquidated Damages) thereon, to the date of purchase. Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase First Mortgage Notes on the Change of Control Payment Date specified in such notice which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the First Mortgage Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

     On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all First Mortgage Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all First Mortgage Notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the First Mortgage Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of First Mortgage Notes or portions thereof being purchased by the Company.

     The Paying Agent will promptly mail to each Holder of First Mortgage Notes so tendered the Change of Control Payment for such First Mortgage Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new First Mortgage Note equal in principal amount to any unpurchased portion of the First Mortgage Notes surrendered, if any; provided that each such new First Mortgage Note will be in a principal amount of $1,000 or an integral multiple thereof.

     The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the First Mortgage Notes to require that the Company repurchase or redeem the First Mortgage Notes in the event of a takeover, recapitalization or similar transaction.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all First Mortgage Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of First Mortgage Notes to require the Company to repurchase such First Mortgage Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

   Asset Sales

     The Company will not, and will not permit any of its Restricted Subsidiaries, to consummate an Asset Sale other than transfers of Receivables to a Receivables Subsidiary in connection with a Receivables Transaction and regulatory divestitures required in connection with acquisitions unless:

          (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

          (2) such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

          (3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

               (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the First Mortgage Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assumption agreement; and

               (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within 45 days converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); provided, however, that the 75% limitation referred to above shall not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefore is equal to or greater than what the net after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

          (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

          (3) to make a capital expenditure; or

          (4) to acquire other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will make an Asset Sale Offer to all Holders of First Mortgage Notes and all holders of other Indebtedness that is pari passu with the First Mortgage Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of First Mortgage Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest (including Liquidated Damages), if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of First Mortgage Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the

Trustee shall select the First Mortgage Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of First Mortgage Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of First Mortgage Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

     The agreements governing the Company's other Indebtedness contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the Holders of First Mortgage Notes of their right to require the Company to repurchase the First Mortgage Notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company's ability to pay cash to the Holders of First Mortgage Notes upon a repurchase may be limited by the Company's then existing financial resources. See "Risk Factors--Financing Change of Control Offer."

   Sale of Nitrogen Facility

     Upon the sale of a Nitrogen Facility (or the capital stock of the Guarantor owning such facility), holders of First Mortgage Notes will have the right to require the Company to repurchase ratably with the Net Proceeds of such sale all outstanding First Mortgage Notes, in whole or in part, at a repurchase price equal to the Permitted Sale Repurchase Price, according to the procedures set forth in "Repurchase at the Option of Holders--Change of Control." "Permitted Sale Repurchase Price" means an amount equal to, as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of interest and the scheduled payment of principal thereon, discounted to the repurchase date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Special Adjusted Treasury Rate, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the repurchase date.

     All of the consideration received by the Company or a Restricted Subsidiary from the sale of a Nitrogen Facility shall be in the form of cash. Any proceeds from the sale of a Nitrogen Facility remaining after the repurchase of First Mortgage Notes as provided above shall be applied to permanently repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, shall permanently reduce commitments with respect thereto.

Selection and Notice

     If less than all of the First Mortgage Notes are to be redeemed at any time, the Trustee will select First Mortgage Notes for redemption as follows:

          (1) if the First Mortgage Notes are listed, in compliance with the requirements of the principal national securities exchange on which the First Mortgage Notes are listed; or

          (2) if the First Mortgage Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No First Mortgage Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of First Mortgage Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any First Mortgage Note is to be redeemed in part only, the notice of redemption that relates to that First Mortgage Note shall state the portion of the principal amount thereof to be redeemed. A new First Mortgage Note in principal amount equal to the unredeemed portion of the original First Mortgage Note will be issued in the name of the Holder thereof upon cancellation of the original First Mortgage Note. First Mortgage Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on First Mortgage Notes or portions of them called for redemption.

Certain Covenants

   Restricted Payments

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or Royster-Clark Group or to the Company or a Restricted Subsidiary of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than Equity Interests owned by Royster-Clark Group, the Company or any Wholly Owned Restricted Subsidiary of the Company);

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the First Mortgage Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

          (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8) and (12) of the next succeeding paragraph) is less than the sum, without duplication, of

               (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

               (b) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

               (c) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash (or the non-cash proceeds have been converted to cash), the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

               (d) if any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the lesser of (i) the fair market value of the Company's ownership interest in such redesignated Subsidiary (as determined in good faith by the Board of Directors) as of the date of its redesignation or (ii) the fair market value when made of all Investments subsequent to the date of the indenture previously made by the Company and its Restricted Subsidiaries in such redesignated Subsidiary but only to the extent that such Investments were treated as a Restricted Payment (other than any Restricted Payment made pursuant to clauses (1) through (12) below).

     So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Restricted Subsidiary or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the net cash proceeds of an equity capital contribution to the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period plus the amount received by the Company or any Restricted Subsidiary of the Company from any member of management for the purchase of any Equity Interests of the Company or any Restricted Subsidiary of the Company during such twelve-month period; provided that any amounts so received for such purchases shall be excluded from clause (3)(b) of the preceding paragraph to the extent of any such repurchase, redemption or other acquisition or retirement for value;

          (6) Permitted Investments;

          (7) repurchase of Equity Interests deemed to occur upon exercise of stock options to the extent that such Equity Interests represent a portion of the exercise price of such options;

          (8) any loans, advances, distributions or payments from the Company to any Restricted Subsidiary, or any loans, advances, distributions or payments by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; provided, however, that any such loans, advances, distributions or payments must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the First Mortgage Notes;

          (9) the defeasance, redemption, repurchase or other acquisition of any Indebtedness subordinated or pari passu in right of payment to the First Mortgage Notes at a purchase price not greater than 101% of the principal amount of such Indebtedness, plus any accrued and unpaid interest thereon, in the event of a Change of Control; provided that prior to or contemporaneously with such repurchase, the Company has made the Change of Control Offer with respect to the First Mortgage Notes and has repurchased all First Mortgage Notes validly tendered for payment and not withdrawn in connection with such Change of Control Offer;

          (10) other Restricted Payments in an aggregate amount not to exceed $5.0 million;

          (11) any Investments in a joint venture or in a Permitted Business in an aggregate amount not to exceed $10.0 million; or

          (12) the declaration or payment of dividends or advances to Royster-Clark Group for expenses incurred by Royster-Clark Group in its capacity as a holding company that are attributable to the operations of the Company and its Restricted Subsidiaries, including, without limitation,
     (a) fees and expenses paid to members of the Board of Directors of Royster-Clark Group, (b) general corporate overhead expenses of Royster-Clark Group directly and exclusively attributable to the ownership and/or business and operations of the Company and its Restricted Subsidiaries, not to exceed $100,000 in any fiscal year or $500,000 in any fiscal year if Royster-Clark Group is a public reporting company under the Securities Exchange Act of 1934, (c) foreign, federal, state or local tax liabilities paid by Royster-Clark Group directly and exclusively attributable to the ownership and/or business and operations of the Company and its Restricted Subsidiaries (other than Royster-Clark Group), (d) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Royster-Clark Group held by any member or former member of Royster-Clark Group's or the Company's (or any of their Restricted Subsidiaries') Board of Directors or any present or former officer, employee or director of Royster-Clark Group, the Company or any Restricted Subsidiary pursuant to any management equity subscription agreement or stock option agreement, directly and exclusively attributable to the ownership and/or business and operations of the Company and its Restricted Subsidiaries (other than Royster-Clark Group), provided that the aggregate amount paid pursuant to this clause (d) does not exceed in any fiscal year $250,000, plus the aggregate cash proceeds received by the Company or Royster-Clark Group from any reissuance of Equity Interests by Royster-Clark Group or the Company to employees, officers or directors of Royster-Clark Group, the Company or any Restricted Subsidiary during such fiscal year provided that any cash proceeds received from any such reissuance shall be excluded from clause (3)(b) of the preceding paragraph, to the extent of any such repurchase, redemption, or other acquisition or retirement for value, (e) customary and reasonable accounting, legal or other professional or administrative expenses directly and exclusively attributable to the ownership and/or business and operations of the Company and its Restricted Subsidiaries (other than Royster-Clark Group), and (f) reasonable fees, offering costs and related expenses associated with any registration statements filed with the Commission; provided, however, the aggregate amount paid pursuant to the foregoing clauses (a) and (e) does not exceed $500,000 in any fiscal year.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

     The Board of Directors may designate any Restricted Subsidiary (other than any of the Special Purpose Restricted Subsidiaries) to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation (as determined in good faith by the Board of Directors). Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (12) above or is entitled to be made pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such Restricted Payment in any manner that complies with this covenant.

   Incurrence of Indebtedness and Issuance of Preferred Stock

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired
Debt) or issue Disqualified Stock, and the Restricted Subsidiaries (other than the Special Purpose Restricted Subsidiaries) may incur Indebtedness or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the

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additional Indebtedness had been incurred or the Preferred Stock or Disqualified
Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     If such four quarter period includes any period prior to the date of the Indenture, the financial statements for such prior period shall be prepared on a pro forma basis giving effect to the Transactions in accordance with Article 11 of Regulation S-X under the Securities Act.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by the Company and any Restricted Subsidiary (other than the Special Purpose Restricted Subsidiaries) of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the Borrowing Base, less the aggregate amount of all mandatory reductions required by the covenants described under "Repurchase at the Option of Holders--Asset Sales," and "Repurchase at the Option of Holders--Sale of Nitrogen Facility" that have actually been made since the date of the Indenture; provided, that the Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (1) need not constitute Permitted Refinancing Indebtedness;

          (2) the incurrence by the Company and its Restricted Subsidiaries (other than the Special Purpose Restricted Subsidiaries) of the Existing Indebtedness;

          (3) the incurrence by the Company and the Restricted Subsidiaries of Indebtedness represented by the First Mortgage Notes to be issued on the date of the Indenture and the Exchange First Mortgage Notes to be issued pursuant to the Registration Rights Agreements (including, in each case, the Subsidiary Guarantees);

          (4) the incurrence by the Company or any of its Restricted Subsidiaries (other than the Special Purpose Restricted Subsidiaries) of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3),
     (4), (9) or (16) of this paragraph;

          (5) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that:

               (a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the First Mortgage Notes, in the case of the Company, or the Guarantee, in the case of a Guarantor; and

               (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (5);

          (6) the incurrence by the Company or any of its Restricted Subsidiaries (other than the Special Purpose Restricted Subsidiaries) of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

          (7) the guarantee by the Company or any of its Restricted Subsidiaries (other than the Special Purpose Restricted Subsidiaries) of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

          (8) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued; and

          (9) the incurrence by the Company or any of its Restricted Subsidiaries (other than the Special Purpose Restricted Subsidiaries) of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed $20.0 million;

          (10) the incurrence by the Company or any of its Restricted Subsidiaries (other than the Special Purpose Restricted Subsidiaries) of obligations that are incurred for the purpose of fixing or hedging currency risk or the value of commodities or foreign currencies purchased or received by the Company or any Restricted Subsidiary in the ordinary course of business in amounts reasonably related to the Company's business and not for speculative purposes;

          (11) Indebtedness of the Company or a Restricted Subsidiary (other than the Special Purpose Restricted Subsidiaries) owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Company or such Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business and consistent with past practices;

          (12) Indebtedness arising from agreements of the Company or a Restricted Subsidiary (other than the Special Purpose Restricted Subsidiaries) providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Equity Interests; provided that the maximum aggregate liability of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (13) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary (other than the Special Purpose Restricted Subsidiaries) in the ordinary course of business;

          (14) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt or such Subsidiary ceases to be an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

          (15) the incurrence of Indebtedness (other than by the Special Purpose Restricted Subsidiaries) in connection with Receivables Transactions; and

          (16) the incurrence by Royster-Clark Group, Inc. of Indebtedness represented by (a) the non-cash pay subordinated notes issued to IMC Global, 399 Ventures and Management Investors to consummate the Transactions and (b) the 4 1/2% convertible subordinated note issued to 399 Ventures on March 31, 1999 to effect the acquisitions of AgriBusiness and Royster-Clark.

     The Company will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the First Mortgage Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which First Mortgage Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

     Notwithstanding any of the foregoing, the Special Purpose Restricted Subsidiaries will not incur any Indebtedness except for Permitted Debt specifically provided for in clauses (3) and (5) of this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant.

   Liens

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing the Collateral or Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens; provided, however that in addition to creating Permitted Liens on its properties or assets, the Company and any of its Restricted Subsidiaries may create any Lien upon any of their properties or assets (including but not limited to any capital stock of its Subsidiaries) if the First Mortgage Notes are equally and ratably secured.

   Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     However, the preceding restrictions will not apply to Royster-Clark Group, Inc. and to encumbrances or restrictions existing under or by reason of:

          (1) Existing Indebtedness and the Credit Facilities as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of the Indenture;

          (2) the Indenture, the Guarantees and the First Mortgage Notes;

          (3) applicable law;

          (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

          (5) customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business and consistent with past practices;

          (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

          (7) any agreement for the sale or other disposition of a Restricted Subsidiary or all or substantially all of the assets of such Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

          (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

          (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (12) permitted mortgage or construction financing that imposes restrictions on the property acquired or improved;

          (13) encumbrances or restrictions imposed by amendments to the contracts, agreements or obligations referred to in the foregoing clauses
     (1) through (12) if not materially more restrictive in the aggregate than the contract, agreement or obligation in question prior to its amendment;

          (14) protective liens filed in connection with sale-leaseback transactions permitted under "--Sale and Leaseback Transactions;" and

          (15) Indebtedness permitted to be incurred pursuant to clauses (11),
     (13) and (15) of the second paragraph of the covenant "--Incurrence of Indebtedness and Issuance of Preferred Stock."

   Merger, Consolidation, or Sale of Assets

     Royster-Clark Group and the Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Royster-Clark Group or the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless in the case of each of Royster-Clark Group and the Company:

          (1) either: (a) Royster-Clark Group or the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Royster-Clark Group or the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than Royster-Clark Group or the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Royster-Clark Group or the Company under the First Mortgage Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default or Event of Default exists; and

          (4) Royster-Clark Group or the Company or the Person formed by or surviving any such consolidation or merger (if other than Royster-Clark Group or the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made:

               (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Royster-Clark Group or the Company immediately preceding the transaction; and

               (b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

     In addition, Royster-Clark Group and the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Royster-Clark Group, the Company and any of its Wholly Owned Subsidiaries and any of the Guarantors.

   Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (2) the Company delivers to the Trustee:

               (a) with respect to any Affiliate Transaction or series of interrelated or contractually related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

               (b) with respect to any Affiliate Transaction or series of interrelated or contractually related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) any employment agreement, compensation or employee benefit arrangements, incentive arrangements and customary director fees (including grants of stock, stock options or other Equity Interests) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

          (2) transactions between or among the Company and/or its Restricted Subsidiaries;

          (3) transactions with a Person that is an Affiliate of Royster-Clark Group or the Company solely because Royster-Clark Group or the Company owns an Equity Interest in such Person;

          (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of Royster-Clark Group or the Company;

          (5) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments;" and

          (6) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultant of the Company or any of its Restricted Subsidiaries.

   Additional Subsidiary Guarantees

     If the Company or any of its Subsidiaries acquires or creates another Restricted Subsidiary after the date of the Indenture, then that newly acquired or created Restricted Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it was acquired or created. Notwithstanding the foregoing, in the event the Company or any of its Subsidiaries acquires or creates a Restricted Subsidiary which is organized under the laws of a jurisdiction other than the United States or a political subdivision thereof, and if the issuance of a Guarantee by such Restricted Subsidiary would result in the imposition of a tax or similar governmental charge, such foreign Restricted Subsidiary shall not be required to be a Guarantor.

   Sale and Leaseback Transactions

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

          (1) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

          (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

   Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries (other than Royster-Clark Group) to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

          (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;" or

          (2) such transfer, conveyance, sale, lease or other disposition is of less than all the Capital Stock of such Wholly Owned Restricted Subsidiary, such formerly Wholly Owned Restricted Subsidiary has been duly designated as an Unrestricted Subsidiary and no longer constitutes a Restricted Subsidiary after such sale, the Company could have made an Investment in the retained shares of such formerly Wholly Owned Restricted Subsidiary at the time of such sale in accordance with the covenant described above under "--Restricted Payments" and the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

     In addition, the Company will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

   Business Activities

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

   Advances to Subsidiaries

     All advances to Royster-Clark Group and Subsidiaries of the Company made by the Company after the date of the Indenture will be evidenced by intercompany notes in favor of the Company. These intercompany notes will be subordinated to the Guarantees and the First Mortgage Notes.

   Payments for Consent

     Royster-Clark Group and the Company will not, and will not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of First Mortgage Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the First Mortgage Notes unless such consideration is offered to be paid and is paid to all Holders of the First Mortgage Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

     Whether or not required by the Commission, so long as any First Mortgage Notes are outstanding, the Company will furnish to the Holders of First Mortgage Notes, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Company will file a copy of all information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any First Mortgage Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

     Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest (including Liquidated Damages) on the First Mortgage Notes;

          (2) default in payment when due of the principal of, or premium, if any, on the First Mortgage Notes;

          (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales," "--Repurchase at the Option of Holders--Sale of Nitrogen Facility," "--Certain Covenants--Restricted Payments," "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" or "--Certain Covenants--Merger, Consolidation or Sale of Assets;"

          (4) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice by the Trustee or holders of at least 25% in principal amount of the First Mortgage Notes outstanding to comply with any of the other agreements in the Indenture;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

               (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

               (b) results in the acceleration of such Indebtedness prior to its express maturity,

          and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) breach by the Company or any Restricted Subsidiary of any representation or warranty or agreement set forth in the Security Agreements, the repudiation by the Company or any Restricted Subsidiary of any obligations under the Security Agreements or the unenforceability of the Security Agreements against the Company or any Restricted Subsidiary for any reason;

          (8) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

          (9) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding First Mortgage Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding First Mortgage Notes may declare all the First Mortgage Notes to be due and payable immediately.

     Holders of the First Mortgage Notes may not enforce the Indenture or the First Mortgage Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding First Mortgage Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the First Mortgage Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest (or Liquidated Damages)) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the First Mortgage Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the First Mortgage Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (or Liquidated Damages) on, or the principal of, the First Mortgage Notes.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the First Mortgage Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the First Mortgage Notes. If an Event of Default occurs prior to April 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the First Mortgage Notes prior to April 1, 2004 then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the First Mortgage Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the First Mortgage Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of First Mortgage Notes by accepting a First Mortgage Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the First Mortgage Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding First Mortgage Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

          (1) the rights of Holders of outstanding First Mortgage Notes to receive payments in respect of the principal of, or interest (including Liquidated Damages), if any, on such First Mortgage Notes when such payments are due from the trust referred to below;

          (2) the Company's obligations with respect to the First Mortgage Notes concerning issuing temporary First Mortgage Notes, registration of First Mortgage Notes, mutilated, destroyed, lost or stolen First Mortgage Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the First Mortgage Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the First Mortgage Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the First Mortgage Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium (including Liquidated Damages), if any, on the outstanding First Mortgage Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the First Mortgage Notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding First Mortgage Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding First Mortgage Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of First Mortgage Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (8) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

     Except as provided in the next two succeeding paragraphs, the Indenture or the First Mortgage Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the First Mortgage Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, First Mortgage Notes), and any existing default or compliance with any provision of the Indenture or the First Mortgage Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding First Mortgage Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, First Mortgage Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any First Mortgage Notes held by a non-consenting Holder):

          (1) reduce the principal amount of First Mortgage Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any First Mortgage Note or alter the provisions with respect to the redemption of the First Mortgage Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders," except the provisions under the subheading "Sale of Nitrogen Facility");

          (3) reduce the rate of or change the time for payment of interest on any Note;

          (4) waive a Default or Event of Default in the payment of principal of, or interest (or Liquidated Damages) or premium, if any, on the First Mortgage Notes (except a rescission of acceleration of the First Mortgage Notes by the Holders of at least a majority in aggregate principal amount of the First Mortgage Notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any First Mortgage Note payable in money other than that stated in the First Mortgage Notes;

          (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of First Mortgage Notes to receive payments of principal of, or interest (or Liquidated Damages) or premium, if any, on the First Mortgage Notes;

          (7) waive a redemption payment with respect to any First Mortgage Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

          (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

          (9) make any change in the preceding amendment and waiver provisions.

     Notwithstanding the preceding, without the consent of any Holder of First Mortgage Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the First Mortgage Notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated First Mortgage Notes in addition to or in place of certificated First Mortgage Notes;

          (3) to provide for the assumption of the Company's obligations to Holders of First Mortgage Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

          (4) to make any change that would provide any additional rights or benefits to the Holders of First Mortgage Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or

          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     The Collateral Agent and the Company can (i) amend the Security Agreements or (ii) release any of the Collateral from a Lien or the Security Agreements (except in accordance with the provisions thereof) only with the consent of holders of at least 75% in aggregate principal amount of the outstanding First Mortgage Notes.

Concerning the Trustee

     If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding First Mortgage Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of First Mortgage Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

     The Existing First Mortgage Notes were, and the Exchange First Mortgage Notes will be, issued in the form of one or more global notes (the "Global Notes") deposited with, or on behalf of, the Trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for First Mortgage Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry First Mortgage Notes for Certificated First Mortgage Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of First Mortgage Notes in certificated form.

Depository Procedures

     The following description of the operations and procedures of DTC, Euroclear System ("Euroclear")and Cedel, S.A. ("Cedel") are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Company that, pursuant to procedures established by it:

          (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

          (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. Investors in the Global Notes may hold their interests therein directly through Euroclear or Cedel, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Cedel will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in a Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Except as described below, owners of interests in the Global Notes will not have First Mortgage Notes registered in their names, will not receive physical delivery of First Mortgage Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

     Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the First Mortgage Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

          (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the First Mortgage Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of First Mortgage Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the First Mortgage Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Cedel will be effected in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the First Mortgage Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

     DTC has advised the Company that it will take any action permitted to be taken by a Holder of First Mortgage Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the First Mortgage Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the First Mortgage Notes, DTC reserves the right to exchange the Global Notes for legended First Mortgage Notes in certificated form, and to distribute such First Mortgage Notes to its Participants.

     Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated First Mortgage Notes

     A Global Note is exchangeable for definitive First Mortgage Notes in registered certificated form ("Certificated First Mortgage Notes") if:

          (1) DTC (a) notifies the Company that it is unwilling or unable to continue as depository for the Global Notes and the Company fails to appoint a successor depository or (b) has ceased to be a clearing agency registered under the Exchange Act;

          (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated First Mortgage Notes; or

          (3) there shall have occurred and be continuing a Default or Event of Default with respect to the First Mortgage Notes.

     In addition, beneficial interests in a Global Note may be exchanged for Certificated First Mortgage Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated First Mortgage Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures).

Exchange of Certificated First Mortgage Notes for Global Notes

     Certificated First Mortgage Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such First Mortgage Notes.

Same Day Settlement and Payment

     The Company will make payments in respect of the First Mortgage Notes represented by the Global Notes (including principal, premium, if any, and interest (including Liquidated Damages, if any)) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, premium, if any, and interest (including Liquidated Damages, if any) with respect to Certificated First Mortgage Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

Registration Rights; Liquidated Damages

     The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as Holders of these First Mortgage Notes. See "--Additional Information."

     Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange First Mortgage Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange First Mortgage Notes.

     If:

          (1) the Company and the Guarantors are not

               (a) required to file the Exchange Offer Registration Statement;
          or

               (b) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

          (2) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that:

               (a) it is prohibited by law or Commission policy from participating in the Exchange Offer; or

               (b) it may not resell the Exchange First Mortgage Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

               (c) it is a broker-dealer and owns Existing First Mortgage Notes acquired directly from the Company or an affiliate of the Company,

the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Existing First Mortgage Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

     The Company and the Guarantors have agreed to use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

     For purposes of the preceding, "Transfer Restricted Securities" means each First Mortgage Note until:

               (1) the date on which such Existing First Mortgage Note has been exchanged by a Person other than a broker-dealer for an Exchange First Mortgage Note in the Exchange Offer;

               (2) following the exchange by a broker-dealer in the Exchange Offer of a First Mortgage Note for an Exchange First Mortgage Note, the date on which such Exchange First Mortgage Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

               (3) the date on which such Existing First Mortgage Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

               (4) the date on which such Existing First Mortgage Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The Registration Rights Agreement provides that:

               (1) the Company and the Guarantors file an Exchange Offer Registration Statement with the Commission on or prior to 60 days after the closing of the offering;

               (2) the Company and the Guarantors use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 150 days after the closing of the offering;

               (3) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors

                    (a) commence the Exchange Offer; and

                    (b) use their best efforts to issue on or prior to 30
               business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange First Mortgage Notes in exchange for all Existing First Mortgage Notes tendered prior thereto in the Exchange Offer; and

          (4) if obligated to file the Shelf Registration Statement, the Company and the Guarantors use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 120 days after such obligation arises.

     If:

          (1) the Company and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing; or

          (2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

          (3) the Company and the Guarantors fail to consummate the Exchange Offer within 30 business days or longer, if required by federal securities laws, of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

          (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then the Company and the Guarantors will pay Liquidated Damages to each Holder of First Mortgage Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of First Mortgage Notes held by such Holder.

     The amount of Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of First Mortgage Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of First Mortgage Notes.

     All accrued Liquidated Damages will be paid by the Company and the Guarantors on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated First Mortgage Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

     Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Existing First Mortgage Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Existing First Mortgage Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify the Company and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of Existing First Mortgage Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

Certain Definitions

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "399 Ventures" means 399 Venture Partners, Inc., an affiliate of Citicorp Venture Capital Ltd.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, that Indebtedness of such other Person that is redeemed, defeased, retired or otherwise repaid at the time, or immediately upon consummation, of the transaction by which such other person is merged with or into or became a Restricted Subsidiary of such Person shall not be Acquired Debt; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliatee" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory and equipment in the ordinary course of business consistent with past practices and other than a Receivables Transaction; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; provided further, that
     (a) the sale, conveyance or other disposition of all or substantially all of the assets constituting the Company's East Dubuque, Illinois nitrogen facility or of the Equity Interests of any subsidiary which directly or indirectly owns such facility or (b) the sale, conveyance or other disposition of all or substantially all of the assets constituting such East Dubuque facility together with all or substantially all of the assets constituting the Company's Cincinnati, Ohio nitrogen facility or any Subsidiary or Subsidiaries which own directly or indirectly such facilities, in each case in accordance with the Security Agreements, shall be governed by the provisions of the Indenture described under the caption "--Repurchase at the Option of Holders--Sale of Nitrogen Facilities" and not by the provisions of the Asset Sale covenant; and

          (2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

          (2) a transfer of assets between or among the Company and its Wholly Owned Subsidiaries,

          (3) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary;

          (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business including dispositions of assets that are obsolete or no longer useful in the business consistent with past practices;

          (5) the sale or other disposition of cash or Cash Equivalents; and

          (6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain
     Covenants--Restricted Payments."

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Borrowing Base" means, as of any date, an amount equal to:

          (1) 80% (or 85% during the months of September, October and November) of the face amount of net regular accounts receivable owned by the Company and its Restricted Subsidiaries determined in accordance with GAAP; plus

          (2) 70% (or 75% during the months of September, October and November) of the face amount of net crop/extended term receivables owned by the Company and its Subsidiaries determined by the Company in good faith and in accordance with past practice; plus

          (3) 65% (or 70% during the months of September, October and November) of the net book value of all inventory owned by the Company and its Restricted Subsidiaries determined in accordance with GAAP.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and at the time of acquisition, having one of the two highest ratings obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Rating Services;

          (6) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

          (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange
     Act) other than the Company, any Wholly-Owned Restricted Subsidiary of the Company, a Principal or a Related Party of a Principal;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock and the stock convertible into Voting Stock of the Company, measured by voting power rather than number of shares;

          (4) during any period in which neither the Company nor Royster-Clark Group is a public reporting company under the Securities and Exchange Act of 1934, as amended, the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more of the Voting Stock and stock convertible into Voting Stock of the Company (measured by voting power rather than number of shares) than is at the time Beneficially Owned by CVC, 399 Ventures and their Related Parties in the aggregate; or

          (5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to April 1, 2009 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of the First Mortgage Notes.

     "Comparable Treasury Price" means, with respect to any date of redemption,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such date of redemption, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for

U.S. Government Securities," or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividend to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

          (4) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

          (1) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries (not including Royster-Clark Group with respect to the Company) as of such date; plus

           (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (1) was a member of such Board of Directors on the date of the Indenture; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Agreement" means that certain Credit Agreement, to be dated as of April 22, 1999, by and among the Company, DLJ Capital Funding as manager and syndication agent and the parties thereto, providing for up to $275.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "CVC" means Citicorp Venture Capital Ltd., a New York corporation, or any successor thereto by merger or consolidation.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the First Mortgage Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means up to $7.1 million in aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense (other than accretion of interest on the non-cash pay subordinated notes issued to IMC Global, 399 Ventures and Management Investors for purposes of calculating the Fixed Charges of Royster-Clark Group) of such Person and its Restricted Subsidiaries (other than Royster-Clark Group for purposes of computing consolidated interest expense for any Person other than Royster-Clark Group) for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries (other than Royster-Clark Group for purposes of computing consolidated interest capitalized for any Person other than Royster-Clark Group) that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries (other than Royster-Clark Group for purposes of computing such amount for any Person other than Royster-Clark Group) or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (other than Royster-Clark Group for purposes of computing such amount for any Person other than Royster-Clark Group), whether or not such Guarantee or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than Royster-Clark Group for purposes of computing such amount for any Person other than Royster-Clark Group), other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of:

          (1) Royster-Clark Group, Inc.; and

          (2) any other subsidiary that executes a Guarantee in accordance with the provisions of the Indenture;

     and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

          (1) borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Issuer.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company or any of its Restricted Subsidiaries for consideration consisting solely of Equity Interests (other than Disqualified Stock) of the Company or Royster-Clark Group shall not be deemed to be an Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments." The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Jenkins" means Francis P. Jenkins, Jr.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Management Investors" means the officers and employees of Royster-Clark Group, the Company or any Subsidiary of the Company who hold Voting Stock of Royster-Clark Group or the Company.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

          (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale or sale of a Nitrogen Facility (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale or sale of a Nitrogen Facility), net of the direct costs relating to such Asset Sale or sale of a Nitrogen Facility, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Nitrogen Facility" means either (1) the Company's nitrogen manufacturing plant in East Dubuque, IL (the "East Dubuque Plant") or (2) the East Dubuque Plant and the Company's nitrogen production facility in Cincinnati, OH.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the First Mortgage Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company of any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means the fertilizer, seed, crop protection and agronomic services businesses, any of the businesses engaged in by the Company and its Restricted Subsidiaries on the date of the Indenture and such other business activities which are incidental or related thereto.

     "Permitted Investments" means:

          (1) any Investment in the Company or in a Wholly Owned Subsidiary of the Company that is a Guarantor;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment:

               (a) such Person becomes a Wholly Owned Subsidiary of the Company and a Guarantor; or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company that is a Guarantor;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

          (5) any acquisition of stock or assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or Royster-Clark Group;

          (6) Hedging Obligations;

          (7) Investments in securities of trade creditors or customers received in settlement of obligations or pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (8) investments existing on the date of the Indenture;

          (9) loans and advances to officers, directors, members and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business and consistent with past practices; and

          (10) Investments consisting of intercompany loans or capital contributions from the Company and its Wholly-Owned Restricted Subsidiaries to Wholly-Owned Restricted Subsidiaries so long as the intercompany loans are subordinated to the First Mortgage Notes.

     "Permitted Liens" means:

          (1) Liens of the Company and any Restricted Subsidiary securing Indebtedness and other Obligations under Credit Facilities that were securing Senior Debt that was permitted by the terms of the Indenture to be incurred;

          (2) Liens in favor of the Company or the Restricted Subsidiaries;

          (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with or acquired by the Company or the Subsidiary;

          (4) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, bid bonds, payment bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens existing on the date of the Indenture;

          (7) Liens to secure Senior Debt that was permitted by the Indenture to be incurred provided such Liens are permitted by the Security Agreements;

          (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (9) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding;

          (10) Liens on assets of Unrestricted Subsidiaries that (A) secure Non-Recourse Debt of Unrestricted Subsidiaries or (B) are incurred in connection with a Receivables Transaction;

          (11) Liens on any property or asset acquired by the Company or any of its Restricted Subsidiaries in favor of the seller of such property or asset and construction mortgages on property, in each case, created within six months after the date of acquisition, construction or improvement of such property or asset by the Company or such Restricted Subsidiary to secure the purchase price or other obligation of the Company or such Restricted Subsidiary to the seller of such property or asset or the construction or improvement cost of such property in an amount up to the total cost of the acquisition, construction or improvement of such property or asset; provided that in each case, such Lien does not extend to any other property or asset of the Company and its Restricted Subsidiaries;

          (12) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits;

          (13) Liens imposed by law, such as mechanics', carriers', warehouseman's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

          (14) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of the Company or impair the use of such property in the operation of the business of the Company or any of its Restricted Subsidiaries;

          (15) Liens of landlords or mortgages of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (16) financing statements granted with respect to personal property leased by the Company and its Restricted Subsidiaries pursuant to leases considered operating leases in accordance with GAAP, provided that such financing statements are granted solely in connection with such leases;

          (17) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default;

          (18) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under this Indenture; provided that any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced;

          (19) Liens in favor of the First Mortgage Notes created pursuant to the terms of the Pledge Agreements; and

          (20) Liens to secure Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or any Restricted Subsidiary to the extent such Indebtedness is permitted to be incurred by the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only such assets; and

          (21) any extension or renewal, or successive extensions or renewals, in whole or in part, of Liens permitted pursuant to the foregoing clauses
     (1) through (20); provided that no such extension or renewal Lien shall (A) secure more than the amount of Indebtedness or other obligations secured by the Lien being so extended or renewed or (B) extend to any property or assets not subject to the Lien being so extended or renewed.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) except for Indebtedness used to extend, refinance, renew, replace, defease or refund the Credit Facilities, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable), of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all customary expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the First Mortgage Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the First Mortgage Notes on terms at least as favorable to the Holders of First Mortgage Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Principals" means (i) 399 Ventures, Jenkins and the Management Investors and (ii) any Related Party of a person referred to in clause (i).

     "Receivables" means, with respect to any Person or entity, all of the following property and interests in property of such Person or entity, whether now existing or existing in the future of hereafter acquired or arising: (i) accounts, (ii) accounts receivable incurred in the ordinary course of business, including without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance, (iii) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods, (iv) all reserves and credit balances with respect to any such accounts receivable or account debtors, (v) all letters of credit, security, or guarantees for any of the foregoing, (vi) all insurance policies or reports relating to any of the foregoing, (viii) all proceeds of the foregoing and (ix) all books and records relating to any of the foregoing.

     "Receivables Subsidiary" means an Unrestricted Subsidiary exclusively engaged in Receivables Transactions and activities related thereto; provided, however, that (i) at no time shall the Company and its Subsidiaries have more than one Receivables Subsidiary and (ii) all Indebtedness or other borrowings of such Unrestricted Subsidiary shall be Non-Recourse Debt.

     "Receivables Transaction" means (i) the sale or other disposition to a third party of Receivables or an interest therein, or (ii) the sale or other disposition of Receivables or an interest therein to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Receivables (whether such financing transaction is effected by such Receivables Subsidiary or by a third party to whom such Receivables Subsidiary sells such Receivables or interest therein); provided that in each of the foregoing, the Company or its Subsidiaries receive cash of at least 60% of the aggregate principal amount of any Receivables financed in such transaction.

     "Reference Treasury Dealer" means, for the First Mortgage Notes, each of
(x) Donaldson, Lufkin & Jenrette Securities Corporation, or its successors; provided, however, that if the foregoing shall not be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and (y) a Primary Treasury Dealer selected by the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such date of redemption.

     "Related Party" (a) with respect to each of CVC and 399 Ventures (i) any of its direct or indirect wholly owned subsidiaries and any officer, director or employee of CVC, 399 Ventures or any of their wholly owned subsidiaries; (ii) any spouse, parent or lineal descendant of a parent (including by adoption and stepchildren) of the officers, directors and employees referred to in clause
(a)(i) above; (iii) any trust, corporation or partnership 80% of the beneficiaries, stockholders or partners of which consists of one or more of the persons described in clause (a)(i) or (ii) above and (iv) any charitable trust the grantor of which consists of one or more of the persons described in clause
(a)(i), (ii) or (iii) above; and (b) with respect to each of Jenkins and the Management Investors, (i) any spouse or lineal descendant (including by adoption and stepchildren) of such person, (ii) any trust, corporation or partnership 80% of the beneficiaries, stockholders or partners of which consists of Jenkins, or the Management Investors or any of the persons described in clause (b)(i) above or any combination thereof, and (iii) any charitable trust the grantor of which consists of Jenkins, or the Management Investors or one or more of the persons described in clause (b)(i) or (ii) above or any combination thereof.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Debt" means:

          (1) all Indebtedness of the Company or any Restricted Subsidiary outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

          (2) any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the First Mortgage Notes or any Guarantee; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by the Company;

          (2) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates;

          (3) any trade payables; or

          (4) the portion of any Indebtedness that is incurred in violation of the Indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Special Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption, plus 0.75%.

     "Special Purpose Restricted Subsidiaries" means each of Royster-Clark Realty LLC, Royster-Clark AgriBusiness Realty LLC, Royster-Clark Nitrogen Realty, LLC and Royster-Clark Hutson's Realty LLC.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Unrestricted Subsidiary" means any Subsidiary of the Company (other than the Special Purpose Restricted Subsidiaries) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary that those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

          (5) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such

Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person but shall not in any event include Royster-Clark Group.

                        CERTAIN FEDERAL TAX CONSEQUENCES

Scope of Discussion

     The following discussion summarizes the material United States federal income tax consequences of the Exchange Offer to a holder of Existing First Mortgage Notes that is an individual citizen or resident of the United States or a United States corporation that purchased the Existing First Mortgage Notes pursuant to their original issue. This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code""), existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. The following relates only to the Existing First Mortgage Notes, and the Exchange First Mortgage Notes received in exchange for the Existing First Mortgage Notes, that are held as "capital assets" within the meaning of Section 1221 of the Code. It does not discuss state, local, or foreign tax consequences, nor does it discuss tax consequences to subsequent purchasers (persons who did not purchase the Existing First Mortgage Notes pursuant to their original issue), or to categories of holders that are subject to special rules, such as tax-exempt organizations, insurance companies, banks and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the Internal Revenue Service with respect to the federal income tax consequences of the Exchange Offer.

     This section does not purport to deal with all aspects of federal income taxation that may be relevant to an investor's decision to exchange Existing First Mortgage Notes for Exchange First Mortgage Notes. Each investor should consult with its own tax advisor concerning the application of the federal income tax laws and other tax laws to its particular situation before determining whether to exchange Existing First Mortgage Notes for Exchange First Mortgage Notes.

United States Holders

     If you are a "United States Holder," as defined below, this section applies to you. Otherwise, the next section, "Non-United States Holders," applies to you.

     Definition of United States Holder. You are a "United States Holder" if you hold the First Mortgage Notes and you are:

     o a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

     o a corporation or partnership created or organized in the United States or under the laws of the United States or of any political subdivision of the United States;

     o an estate, the income of which is subject to United States federal income tax regardless of its source; or

     o a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

The Exchange Offer

     The exchange of Existing First Mortgage Notes pursuant to the Exchange Offer should be treated as a continuation of the corresponding Existing First Mortgage Notes because the terms of the Exchange First Mortgage Notes are not materially different from the terms of the Existing First Mortgage Notes. Accordingly, such exchange should not constitute a taxable event to U.S. Holders, and therefore:

     o no gain or loss should be realized by U.S. Holders upon receipt of an Exchange First Mortgage Note;

     o the holding period of the Exchange First Mortgage Note should include the holding period of the Existing First Mortgage Note for which the Exchange First Mortgage Note was exchanged; and

     o the adjusted tax basis of the Exchange First Mortgage Note should be the same as the adjusted tax basis of the Existing First Mortgage Note for which the Exchange First Mortgage Note was exchanged immediately before the exchange.

Stated Interest

     Stated interest on a First Mortgage Note will be taxable to a U.S. Holder as ordinary interest income at the time that such interest accrues or is received, in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes. The First Mortgage Notes are not considered to have been issued with original issue discount for federal income tax purposes.

Sale, Exchange or Retirement of the First Mortgage Notes

     A U.S. Holder's tax basis in a First Mortgage Note generally will be its cost. A U.S. Holder generally will recognize gain or loss on the sale, exchange or retirement of a First Mortgage Note in an amount equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the First Mortgage Note. Gain or loss recognized on the sale, exchange or retirement of a First Mortgage Note (excluding amounts received in respect of accrued interest which will be taxable as ordinary interest income) generally will be capital gain or loss, and will be long-term capital gain or loss if the First Mortgage Note was held for more than one year.

Backup Withholding

     Under certain circumstances, a U.S. Holder of a First Mortgage Note may be subject to "backup withholding" at a 31% rate with respect to payments of interest on a First Mortgage Note or the gross proceeds from the disposition of a First Mortgage Note.

     This withholding generally applies if the U.S. Holder fails to furnish his or her social security number or other taxpayer identification number in the specified manner and in certain circumstances. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such U.S. Holder's federal income tax liability, provided that the required information is furnished to the IRS. Corporations and certain other entities described in the Code and Treasury regulations are exempt from backup withholding if their exempt status is properly established.

Non-United States Holders

     Definition of Non-United States Holder. A "Non-United States Holder" is any person other than a United States Holder. Please note that if you are subject to United States federal income tax on a net basis on income or gain with respect to a First Mortgage Note because such income or gain is effectively connected with the conduct of a United States trade or business, this disclosure does not cover the United States federal tax rules that apply to you.

   Interest.

     Portfolio Interest Exemption. You will generally not have to pay United States federal income tax on interest paid on the First Mortgage Notes because of the "portfolio interest exemption" if either:

     o you represent that you are not a United States person for United States federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury; or

     o a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds the First Mortgage Note on your behalf, certifies to us or our agent under penalties of perjury that it has received IRS Form W-8 (or a suitable substitute) from you or from another qualifying financial institution intermediary, and provides a copy to us or our agent.

     You will not, however, qualify for the portfolio interest exemption described above if:

     o you own, actually or constructively, 10% or more of the total combined voting power of all classes of our capital stock;

     o you are a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code; and

     o you are a bank receiving interest described in Section 881(c)(3)(A) of the Code.

     Withholding Tax if the Interest Is Not Portfolio Interest. If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption, you may be subject to a 30% withholding tax on interest payments made on the First Mortgage Notes. However, you may be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted, under current regulations, on Form 1001. Successor forms will require additional information, as discussed below under the heading "Non-United States Holders-New Withholding Regulations."

     Reporting. We may report annually to the IRS and to you the amount of interest paid to, and the tax withheld, if any, with respect to you.

     Sale or Other Disposition of the First Mortgage Notes. You will generally not be subject to United States federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of a First Mortgage Note. You may, however, be subject to tax on such gain if:

     o you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition, in which case you may have to pay a United States federal income tax of 30% (or a reduced treaty rate) on such gain, and you may also be subject to withholding tax; or

     o you are an individual who is a former citizen or resident of the United States, your loss of citizenship or residency occurred within the last ten years (and, if you are a former resident, on or after February 6, 1995), and it had as one of its principal purposes the avoidance of United States tax, in which case you may be taxed on the net gain derived from the sale under the graduated United States federal income tax rates that are applicable to United States citizens and resident aliens, and you may be subject to withholding under certain circumstances.

     United States Federal Estate Taxes. If you qualify for the portfolio interest exemption under the rules described above when you die, the First Mortgage Notes will not be included in your estate for United States federal estate tax purposes.

   Backup Withholding and Information Reporting.

     Payments From United States Office. If you receive payments of interest or principal directly from us or through the United States office of a custodian, nominee, agent or broker, there is a possibility that you will be subject to both backup withholding at a rate of 31% and information reporting.

     With respect to interest payments made on the First Mortgage Notes, however, backup withholding and information reporting will not apply if you certify, generally on a Form W-8 or substitute form, that you are not a United States person in the manner described above under the heading "Non-United States Holders-Interest."

     Moreover, with respect to proceeds received on the sale, exchange, redemption, or other disposition of a First Mortgage Note, backup withholding or information reporting generally will not apply if you properly provide, generally on Form W-8 or a substitute form, a statement that you are an "exempt foreign person" for purposes of the broker reporting rules, and other required information. If you are not subject to United States federal income or withholding tax on the sale or other disposition of a First Mortgage Note, as described above under the heading "Non-United States-Sale or Other Disposition of First Mortgage Notes," you will generally qualify as an "exempt foreign person" for purposes of the broker reporting rules.

     Payments From Foreign Office. If payments of principal and interest are made to you outside the United States by or through the foreign office of your foreign custodian, nominee or other agent, or if you receive the proceeds of the sale of a First Mortgage Note through a foreign office of a "broker," as defined in the pertinent United States Treasury Regulations, you will generally not be subject to backup withholding or information reporting. You will, however, be subject to backup withholding and information reporting if the foreign custodian, nominee, agent or broker has actual knowledge or reason to know that the payee is a United States person. You will also be subject to information reporting, but not backup withholding, if the payment is made by a foreign office of a custodian, nominee, agent or broker that is a United States person or a controlled foreign corporation for United States federal income tax purposes, or that derives 50% or more of its gross income from the conduct of a United States trade or business for a specified three year period, unless the broker has in its records documentary evidence that you are a Non-United States Holder and certain other conditions are met.

     Refunds. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

     New Withholding Regulations. New regulations relating to withholding tax on income paid to foreign persons (the "New Withholding Regulations") will generally be effective for payments made after December 31, 2000. The New Withholding Regulations modify and, in general, unify the way in which you establish your status as a non-United States "beneficial owner" eligible for withholding exemptions including the portfolio interest exemption, a reduced treaty rate or an exemption from backup withholding. For example, the new regulations will require new forms, which you will generally have to provide earlier than you would have had to provide replacements for expiring existing forms.

     The New Withholding Regulations clarify withholding agents' reliance standards. They also require additional certifications for claiming treaty benefits. The New Withholding Regulations also provide somewhat different procedures for foreign intermediaries and flow-through entities (such as foreign partnerships) to claim the benefit of applicable exemptions on behalf of non-United States beneficial owners for which or for whom they receive payments. The New Withholding Regulations also amend the foreign broker office definition as it applies to partnerships.

     When you purchase the First Mortgage Notes, you will be required to submit certification that complies with the Treasury Regulations now in effect in order to obtain an available exemption from or reduction in withholding tax. The New Withholding Regulations provide that certifications satisfying the requirements of the New Withholding Regulations will be deemed to satisfy the requirement of the Treasury Regulations now in effect. In any case, you must provide certifications that comply with the provisions of the New Withholding Regulations, where required, not later than December 31, 2000, if you remain as a holder of the First Mortgage Notes on such date, unless you receive payments on the First Mortgage Notes through a qualified intermediary (as defined in the New Withholding Regulations) that has provided a proper certification on your behalf. If you are a Non-United States Holder claiming benefit under an income tax treaty (and not relying on the portfolio interest exemption), you should be aware that you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty's limitations on benefits article in order to comply with the New Withholding Regulations' certification requirements.

     The New Withholding Regulations are complex and this summary does not completely describe them. Please consult your tax advisor to determine how the New Withholding Regulations will affect your particular circumstances.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that holds Existing First Mortgage Notes that were acquired for its own account as a result of market making or other trading activities (other than Existing First Mortgage Notes acquired directly from the Company or any affiliate of the Company), may exchange Existing First Mortgage Notes for Exchange First Mortgage Notes in the Exchange Offer. However, any such broker-dealer may be deemed to be an "underwriter" within the meaning of such term under the Securities Act and must, therefore, acknowledge that it will deliver a prospectus in connection with any resale of Exchange First Mortgage Notes received in the Exchange Offer. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange First Mortgage Notes received in exchange for Existing First Mortgage Notes where such Existing First Mortgage Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 210 days after the effective date of this prospectus, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of Exchange First Mortgage Notes by broker-dealers. Exchange First Mortgage Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange First Mortgage Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange First Mortgage Notes. Any broker-dealer that resells Exchange First Mortgage Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange First Mortgage Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange First Mortgage Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the First Mortgage Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Exchange First Mortgage Notes offered hereby will be passed upon for us by Dechert Price & Rhoads, Philadelphia, Pennsylvania.

                                     EXPERTS

     Our financial statements as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, have been included in this prospectus and the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, which report is included elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     In addition, the combined financial statements of AgriBusiness as of December 31, 1997 and 1998 and for each of the years in the three year period ended December 31, 1998, have been included in this prospectus and the Registration Statement in reliance upon the report of Ernst & Young LLP, independent certified public accountants, which report is included elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     We have filed with the Commission a registration statement on Form S-4 under the Securities Act of 1933, covering the First Mortgage Notes to be issued in the exchange offer (File No. 333-_______). This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. For further information with respect to our company and the notes to be issued in the Exchange Offer, please reference the registration statement, including its exhibits. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the documents or matter involved.

     Pursuant to the indenture, we have agreed that, whether or not we are required to do so by the rules and regulations of the Commission, for so long as any of the Existing First Mortgage Notes or Exchange First Mortgage Notes (collectively, the "First Mortgage Notes") remain outstanding, we will furnish to the holders of the First Mortgage Notes and file with the Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, we will also agree to file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any of the First Mortgage Notes remain outstanding, we have agreed to make available to any prospective purchaser of the First Mortgage Notes or beneficial owner of the First Mortgage Notes in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act. Any such request should be directed to us at 10 Rockefeller Plaza, Suite 1120, New York, New York 10020.

                     INDEX TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


                                                                                             Page
                                                                                             ----


Unaudited Pro Forma Condensed Consolidated Financial Statements...........................   P-2

Unaudited Pro Forma Condensed Consolidated Balance Sheet..................................   P-3

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.........................   P-4

Unaudited Pro Forma Condensed Consolidated Statements of Operations.......................   P-10

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations..............   P-12

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated balance sheet and statements of operations (collectively, "the pro forma financial statements") have been prepared as if our capitalization and the establishment of the senior secured credit facility, the issuance of $200 million of First Mortgage Notes and the acquisitions of Royster-Clark, Inc. and AgriBusiness occurred as of March 31, 1999 for purposes of the pro forma balance sheet and as of January 1, 1998 for purposes of the pro forma statements of operations for the year ended December 31, 1998 and three months ended March 31, 1999. The pro forma financial statements do not purport to represent our financial position or results of operations if such transactions had occurred on such dates or to project financial position or results of operations as of any future date or for any future period.

     The pro forma financial statements and accompanying notes should be read in conjunction with the historical financial statements and the notes thereto of Royster-Clark, Inc. and AgriBusiness included elsewhere in this prospectus.

                               ROYSTER-CLARK, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 1999
                             (Dollars in thousands)


                                         Acquisition and
                                        Capitalization of          Acquisition of                                    Royster-Clark,
                                       Royster-Clark, Inc.          AgriBusiness            Reclassification         Inc. Pro Forma
                                       ---------------------     -------------------      ---------------------      ---------------
                                             (note 2)                  (note 3)
               ASSETS
Cash ............................               $      42               $      40                $    --                  $      82
Receivables, net ................                  40,011                  79,324                     --                    119,335
Inventories .....................                  91,831                 212,720                     --                    304,551
Prepaid expenses ................                   3,987                     449                     --                      4,436
Deferred income taxes ...........                     440                   8,176                     --                      8,616
                                                ---------               ---------                ---------                ---------
   Total current assets .........                 136,311                 300,709                     --                    437,020
Property, plant and
   equipment, net ...............                  56,241                 119,335                     --                    175,576
Goodwill, net ...................                  16,941                    --                       --                     16,941
Deferred financing costs ........                   6,900                   9,182                     --                     16,082
Deferred income taxes ...........                    --                    31,204                  (13,000)                  18,204
Other assets, net ...............                     598                   2,754                     --                      3,352
                                                ---------               ---------                ---------                ---------
                                                $ 216,991               $ 463,184                $ (13,000)               $ 667,175
                                                =========               =========                =========                =========

           LIABILITIES AND
        STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt               $      93               $   2,500                $    --                  $   2,593
Customer deposits ...............                  23,326                  73,028                     --                     96,354
Accounts payable ................                  44,612                  84,044                     --                    128,656
Accrued expenses ................                   6,795                  20,823                     --                     27,618
                                                ---------               ---------                ---------                ---------
   Total current liabilities ....                  74,826                 180,395                     --                    255,221
                                                ---------               ---------                ---------                ---------
Senior Secured Credit Facility ..                  50,190                  64,689                     --                    114,879
First Mortgage Notes ............                    --                   200,000                     --                    200,000
Long-term debt ..................                      83                   4,600                     --                      4,683
Deferred income taxes ...........                  13,000                    --                    (13,000)                    --
Other long-term liabilities .....                     293                   3,500                     --                      3,793
                                                ---------               ---------                ---------                ---------
   Total liabilities ............                 138,392                 453,184                  (13,000)                 578,576
                                                ---------               ---------                ---------                ---------

Stockholders' equity:
Additional paid-in capital ......                  78,599                  10,000                     --                     88,599
                                                ---------               ---------                ---------                ---------
   Total stockholders' equity ...                  78,599                  10,000                     --                     88,599
                                                ---------               ---------                =========                ---------
                                                $ 216,991               $ 463,184                $ (13,000)               $ 667,175
                                                =========               =========                =========                =========


                  See accompanying notes to unaudited pro forma
                     condensed consolidated balance sheet.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET
            (Dollars in thousands except share and per share amounts)

(1)  Capitalization of Royster-Clark Group

     Royster-Clark Group was formed for the purpose of acquiring all of the outstanding stock of Royster-Clark, Inc. and to enable Royster-Clark, Inc. to purchase AgriBusiness.

     Royster-Clark Group, is a holding company with no operations independent of those of Royster-Clark, Inc. Although Royster-Clark, Inc. is not legally liable for the obligations of Royster-Clark Group, the ability of Royster-Clark Group to meet its obligations is dependent on Royster-Clark, Inc.'s ability to pay dividends to Royster-Clark Group, in an amount sufficient to service these obligations, including dividend payments on Royster-Clark Group's preferred stock, and principal and interest payments on its Royster-Clark Group junior subordinated notes. The following paragraphs summarize the terms of Royster-Clark Group's outstanding securities.

     Royster-Clark Group has issued $20,000 of junior subordinated notes. The notes pay interest in kind at an annual rate of 12%. The maturity of the notes will be 11 years after the closing date. Of these notes, $10,000, which represents the notes issued to IMC Global, are exchangeable after three years for First Mortgage Notes, subject to compliance with the terms of the debt obligations of Royster-Clark, Inc. The terms of the indenture and the other debt obligations currently prohibit such exchange.

     Royster-Clark Group has also issued 62,193 shares of 12% Series A Senior Cumulative Compounding Preferred Stock (the "Senior Preferred Stock") with a $0.01 per share par value and a liquidation value of $1,000 per share. Dividends shall be payable annually at the rate of $120 per share per annum when, as and if declared by the Board of Directors. Additional dividends accrue on unpaid dividends. In the event that Royster-Clark Group shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after all creditors of Royster-Clark Group shall have been paid in full, the holders of the Senior Preferred Stock shall be entitled to receive an amount equal to $1,000 in cash per share plus an amount equal to full cumulative dividends accrued and unpaid before any proceeds are paid to the holders of the Series B Junior Preferred Stock (the "Junior Preferred Stock") or the Royster-Clark Group common stock.

     In addition, Royster-Clark Group has issued 8,319 shares of Junior Preferred Stock with a $0.01 per share par value and a liquidation value of $1,000 per share. The holders of the Junior Preferred Stock shall not be entitled to receive any dividends until 2004. Thereafter, the holders of the Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, cash dividends at the rate of $120 per share. Dividends, when entitled, shall be cumulative. In the event that Royster-Clark Group shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after all creditors of Royster-Clark Group shall have been paid in full and the holders of any Senior Preferred Stock have been paid, the holders of the Junior Preferred Stock shall be entitled to receive an amount equal to $1,000 in cash per share plus an amount equal to cumulative dividends accrued and unpaid before any proceeds are paid to the holders of the Royster-Clark Group common stock.

     Royster-Clark Group has also issued 20,000 shares of no par common stock with a stated value of $2,000. The common stock will be issued in two series, Class A and Class B, with 10,000 shares of each class having been authorized. The rights and privileges will be identical between the two classes except with regards to voting rights. The holders of Class A common stock shall have the general right to vote for all purposes while the holders of Class B common stock shall have no voting rights.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED BALANCE SHEET--(Continued)
                             (Dollars in thousands)


(2) Acquisition and Capitalization of Royster-Clark, Inc. and Establishment of Senior Secured Credit Facility

     Pro forma adjustments relating to the acquisition and capitalization of Royster-Clark, Inc. and the establishment of the senior secured credit facility are as follows:


                                                   Royster-
                                                 Clark, Inc.                          Royster-
                                                  March 31,         Pro Forma       Clark, Inc.
                                                     1999          Adjustments       Pro Forma
                                                ---------------    -------------    -------------
                                                     (a)               (b)
                   ASSETS
Current assets:
  Cash ..................................        $      42         $    --           $      42
  Receivables, net ......................           40,011              --              40,011
  Inventories ...........................           91,831              --              91,831
  Prepaid expenses ......................            4,956              (969)            3,987
  Deferred income taxes .................              440              --                 440
                                                 ---------         ---------         ---------
       Total current assets .............          137,280              (969)          136,311
Property, plant and equipment, net ......           29,458            26,783            56,241
Goodwill, net ...........................            5,787            11,154            16,941
Deferred financing costs ................             --               6,900             6,900
Other assets, net .......................              882              (284)              598
                                                 ---------         ---------         ---------
                                                 $ 173,407         $  43,584         $ 216,991
                                                 =========         =========         =========
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt .....        $   2,166         $  (2,073)        $      93
  Customer deposits .....................           23,326              --              23,326
  Accounts payable ......................           44,612              --              44,612
  Accrued expenses ......................            4,864             1,931             6,795
                                                 ---------         ---------         ---------
       Total current liabilities ........           74,968              (142)           74,826
                                                 ---------         ---------         ---------
Senior Secured Credit Facility ..........             --              50,190            50,190
Long-term debt ..........................           65,760           (65,677)               83
Deferred income taxes ...................            3,303             9,697            13,000
Other long-term liabilities .............              293              --                 293
                                                 ---------         ---------         ---------
       Total liabilities ................          144,324            (5,932)          138,392
                                                 ---------         ---------         ---------
Common stock subject to ESOP put option .            1,864            (1,864)             --
Redeemable preferred stock ..............           12,000           (12,000)             --
Stockholders' equity:
  Common stock ..........................                1                (1)             --
  Additional paid-in capital ............           10,220            68,379            78,599
  Retained earnings .....................            7,430            (7,430)             --
  Common stock subject to ESOP put option           (1,864)            1,864              --
                                                 ---------         ---------         ---------
                                                    15,787            62,812            78,599
  Treasury stock ........................             (568)              568              --
                                                 ---------         ---------         ---------
       Total stockholders' equity .......           15,219            63,380            78,599
                                                 ---------         ---------         ---------
                                                 $ 173,407         $  43,584         $ 216,991
                                                 =========         =========         =========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED BALANCE SHEET--(Continued)
                             (Dollars in thousands)

     (a) Royster-Clark, Inc. Historical

     The amounts presented under the heading "Royster-Clark, Inc. March 31, 1999" are taken from the Royster-Clark, Inc. balance sheet as of March 31, 1999, included elsewhere in this prospectus.

     (b) Pro forma Adjustments

     The following summarizes the pro forma adjustments made to the Royster-Clark, Inc. March 31, 1999 balance sheet.

          (i) Royster Clark, Inc. Acquisition Accounting

     Royster-Clark Group acquired all of the outstanding stock of Royster-Clark, Inc. for $55,681, consisting of $1,300 in direct costs of the acquisition, $34,825 in cash and Royster-Clark Group securities with an estimated value of $19,556. The acquisition was consummated on April 22, 1999 with an effective date of April 1, 1999. The acquisition has been accounted for as a purchase. As a result, the assets and liabilities have been adjusted to their fair values, with the excess purchase price over the fair value assigned to goodwill. The following summarizes the pro forma preliminary allocation of the purchase price.

Assets purchased:
    Cash ...........................        $     42
    Receivables, net ...............          40,011
    Inventories ....................          91,831
    Prepaid expenses ...............           3,987
    Deferred income taxes ..........             440
    Property and equipment .........          56,241
    Goodwill .......................          16,941
    Other assets ...................             598
                                            --------
          Total assets purchased ...         210,091
                                            --------

Liabilities assumed:
    Customer deposits ..............          23,326
    Accounts payable ...............          44,612
    Accrued expenses ...............           5,253
    Long-term debt, including
      current portion ..............          67,926
    Deferred income taxes ..........          13,000
    Other liabilities ..............             293
                                            --------
           Total liabilities assumed         154,410
                                            --------
           Purchase price ..........        $ 55,681
                                            ========

     Subsequent to the acquisition, Royster-Clark Group will contribute $22,918 in cash to Royster-Clark, Inc.

          (ii) Refinancing of Royster-Clark Long-Term Debt

     Subsequent to the acquisition, Royster-Clark, Inc. will refinance all of its long-term debt, with the exception of capital lease obligations, using the contributed cash and proceeds from the credit facility.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED BALANCE SHEET--(Continued)
                             (Dollars in thousands)

     (c)  Establishment of Senior Secured Credit Facility

     Concurrently with the formation of Royster-Clark Group and the acquisitions of Royster-Clark, Inc. and Agribusiness, Royster-Clark, Inc. established a senior secured credit facility. The senior secured credit facility allows Royster-Clark, Inc. to borrow up to $275,000, subject to certain borrowing base limitations. The senior secured credit facility matures in five years and bears interest at LIBOR + 2.75%. The senior secured credit facility is secured by (1) a first priority lien on all accounts receivable, inventory, general intangibles and all other assets of Royster-Clark, Inc. and its subsidiaries, (except for the collateral securing the First Mortgage Notes, including the principal properties, related fixtures and equipment, and other related assets securing the First Mortgage Notes), (2) all the common stock of Royster-Clark, Inc. and
(3) all the common stock of Royster-Clark, Inc.'s subsidiaries except for the equity interests of four special purpose subsidiaries pledged to secure the First Mortgage Notes. Royster-Clark Group and all direct and indirect subsidiaries of Royster-Clark, Inc. will guarantee the senior secured credit facility (other than the four special purpose subsidiaries whose stock is pledged to secure the First Mortgage Notes). The agreement governing the senior secured credit facility contains covenants, which include but are not limited to, limitations on additional indebtedness, limitations on liens, and limitations on capital expenditures.

     As a result of the establishment of the senior secured credit facility, Royster-Clark, Inc. incurred an estimated $6,900 of deferred financing costs, which will be amortized on a straight-line basis over the life of the senior secured credit facility.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED BALANCE SHEET--(Continued)
                             (Dollars in thousands)


(3)  Acquisition of AgriBusiness

     Pro forma adjustments relating to the acquisition of AgriBusiness are as follows:


                                              AgriBusiness
                                                 March 31,        Pro Forma       AgriBusiness
                                                   1999          Adjustments        Pro Forma
                                              --------------   --------------    --------------
                                                       (a)               (b)
                 ASSETS
Current assets:
  Cash ...............................        $      40         $    --           $      40
  Receivables, net ...................           79,324              --              79,324
  Inventories ........................          214,770            (2,050)          212,720
  Prepaid expenses ...................              693              (244)              449
  Deferred income taxes ..............             --               8,176             8,176
                                              ---------         ---------         ---------
       Total current assets ..........          294,827             5,882           300,709


Property, plant and equipment, net ...          157,791           (38,456)          119,335
Goodwill, net ........................           51,258           (51,258)             --
Deferred financing costs .............             --               9,182             9,182
Deferred income taxes ................             --              31,204            31,204
Other assets .........................            3,323              (569)            2,754
                                              ---------         ---------         ---------
                                              $ 507,199         $ (44,015)        $ 463,184
                                              =========         =========         =========


  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt ..        $   2,500         $    --           $   2,500
  Payable to affiliates ..............           19,100           (19,100)             --
  Customer deposits ..................             --              73,028            73,028
  Accounts payable ...................          138,537           (54,493)           84,044
  Accrued expenses ...................            6,578            14,245            20,823
                                              ---------         ---------         ---------
       Total current liabilities .....          166,715            13,680           180,395
                                              ---------         ---------         ---------
Senior Secured Credit Facility .......             --              64,689            64,689
First Mortgage Notes .................             --             200,000           200,000
Long-term debt .......................            4,600              --               4,600
Deferred income taxes ................           29,600           (29,600)             --
Other long-term liabilities ..........            3,231               269             3,500
                                              ---------         ---------         ---------
       Total liabilities .............          204,146           249,038           453,184
                                              ---------         ---------         ---------
Stockholders' equity .................          303,053          (293,053)           10,000
                                              ---------         ---------         ---------
                                              $ 507,199         $ (44,015)        $ 463,184
                                              =========         =========         =========

     (a) AgriBusiness Historical

     The amounts presented under the heading "AgriBusiness March 31, 1999" are taken from the AgriBusiness combined balance sheet as of March 31, 1999, included elsewhere in this prospectus. Reclassifications of $19,100 for affiliated payables and $73,028 for customer deposits have been made in order to conform to the Royster-Clark, Inc. balance sheet classifications.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED BALANCE SHEET--(Continued)
                             (Dollars in thousands)



     (b) Pro forma Adjustments

     The following summarizes the pro forma adjustments made to the AgriBusiness March 31, 1999 balance sheet.

     Royster-Clark, Inc. acquired AgriBusiness through the acquisition of all of the outstanding common stock of its component entities for $265,507, including $3,200 in direct costs of the acquisition. The acquisition has been accounted for as a purchase, and as a result all of the assets and liabilities have been adjusted to their fair values. Because the fair values of the assets purchased and the liabilities assumed exceed the purchase price, the fair values of the long-term assets have been reduced. The following summarizes the pro forma preliminary allocation of the purchase price.

Assets purchased:
         Cash ...........................        $     40
         Receivables, net ...............          79,324
         Inventories ....................         212,720
         Prepaid expenses ...............             449
         Property and equipment .........         119,335
         Deferred income taxes ..........          39,380
         Other assets ...................           2,754
                                                 --------
                Total assets purchased ..         454,002
                                                 --------

Liabilities assumed:
         Accounts payable ...............          84,044
         Customer deposits ..............          73,028
         Accrued expenses ...............          20,823
         Long-term debt .................           7,100
         Other liabilities ..............           3,500
                                                 --------
                Total liabilities assumed         188,495
                                                 --------
                Purchase price paid .....        $265,507
                                                 ========

     The acquisition was financed with proceeds from the Credit Facility, the issuance of $200,000 in First Mortgage Notes and $10,000 of Royster-Clark Group junior subordinated notes as described in note 1.

     The First Mortgage Notes mature in ten years and bear interest at 10.25% payable semi-annually in arrears. The First Mortgage Notes are secured by the principal properties, related fixtures and equipment and other related assets, and a pledge of equity of certain of our newly formed subsidiaries and are unconditionally guaranteed by Royster-Clark Group and all subsidiaries thereof.

     Except as set forth below, the First Mortgage Notes are not redeemable prior to April 1, 2004. Thereafter, the First Mortgage Notes are redeemable in whole or in part, at Royster-Clark, Inc.'s option at a 5.125% premium, declining ratably to par on April 1, 2007, plus accrued and unpaid interest, if any, to the date of redemption. In addition, if the common stock or other equity of Royster-Clark, Inc. is sold in a public offering in the first three years after the issue date, Royster-Clark, Inc. may use the proceeds to redeem up to 35% of the aggregate principal amount of the First Mortgage Notes. In the case of a change in control, Royster-Clark, Inc. must offer to repurchase the First Mortgage Notes at a price equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of repurchase.

     The First Mortgage Notes are subject to certain covenants, including restrictions on dividend payments and retirement of equity interests, incurrence of new indebtedness or preferred stock, and certain transactions with affiliates.

     In conjunction with the issuance of the First Mortgage Notes, Royster-Clark, Inc. incurred $9,182 of deferred financing costs, which will be amortized using the interest method over the term of the First Mortgage Notes.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                          Year Ended December 31, 1998
                             (Dollars in Thousands)


                                         Acquisition of            Acquisition of       Royster-Clark, Inc.
                                       Royster-Clark, Inc.          AgriBusiness             Pro Forma
                                      ----------------------    ---------------------  ----------------------
                                             (note 1)                (note 2)
Net sales ...................               $  286,351               $  733,476               $1,019,827
Depreciation and amortization                    1,760                    7,754                    9,514
Other cost of sales .........                  238,859                  593,309                  832,168
                                            ----------               ----------               ----------
Gross profit ................                   45,732                  132,413                  178,145
Depreciation and amortization                    7,113                    6,862                   13,975
Other selling, general and
  administrative expenses ...                   31,323                   80,250                  111,573
                                            ----------               ----------               ----------
Operating income ............                    7,296                   45,301                   52,597
Interest expense ............                    5,217                   28,258                   33,475
Other expense, net ..........                     --                      1,857                    1,857
                                            ----------               ----------               ----------
Income before income taxes ..                    2,079                   15,186                   17,265
Income tax expense ..........                      842                    5,923                    6,765
                                            ==========               ==========               ==========
Net income ..................               $    1,237               $    9,263               $   10,500
                                            ==========               ==========               ==========


             See accompanying notes to unaudited pro forma condensed
                     consolidated statements of operations.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                        Three Months Ended March 31, 1999
                             (Dollars in Thousands)



                                         Acquisition of            Acqusition of        Royster-Clark, Inc.
                                       Royster-Clark, Inc.          AgriBusiness             Pro Forma
                                      ----------------------    ---------------------  ----------------------
                                             (note 1)                (note 2)
Net sales ...................               $  53,487                $ 127,600                $ 181,087
Depreciation and amortization                     440                    1,975                    2,415
Other cost of sales .........                  43,839                  112,286                  156,125
                                            ---------                ---------                ---------
Gross profit ................                   9,208                   13,339                   22,547
Depreciation and amortization                   1,811                    1,778                    3,589
Other selling, general and
  administrative expenses ...                   6,706                   22,101                   28,807
                                            ---------                ---------                ---------
Operating income (loss) .....                     691                  (10,540)                  (9,849)
Interest expense ............                   1,082                    6,700                    7,782
Other expense, net ..........                    --                        100                      100
                                            ---------                ---------                ---------
Loss before income taxes ....                    (391)                 (17,340)                 (17,731)
Income tax benefit ..........                     152                    6,763                    6,915
                                            =========                =========                =========
Net loss ....................               $    (239)               $ (10,577)               $ (10,816)
                                            =========                =========                =========


            See accompanying notes to unaudited pro forma condensed
                     consolidated statements of operations.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)

(1)  Acquisition of Royster-Clark, Inc.

     Pro forma adjustments relating to the acquisition of Royster-Clark, Inc. are as follows:


     For the Year Ended December 31, 1998:


                                                   Historical
                                    --------------------------------------                                 Royster
                                        Royster-           Consummated              Pro Forma             Clark, Inc.
                                      Clark, Inc.          Transactions            Adjustments             Pro Forma
                                    -----------------    -----------------      ------------------      -----------------
                                          (a)                  (b)                    (c)

Net sales........................   $      218,672       $        67,679        $           --          $       286,351
Depreciation and amortization....              729                    61                   970                    1,760
Other cost of sales..............          184,917                53,942                    --                  238,859
                                    -----------------    -----------------      ------------------      -----------------
   Gross profit..................           33,026                13,676                  (970)                  45,732
Depreciation and amortization....            1,949                   779                 4,385                    7,113
Other selling, general and
   administrative expenses.......           22,533                11,067                (2,277)                  31,323
                                    -----------------    -----------------      ------------------      -----------------
   Operating income..............            8,544                 1,830                (3,078)                   7,296
Interest expense.................            5,489                 1,924                (2,196)                   5,217
                                    -----------------    -----------------      ------------------      -----------------
   Earnings (loss) before income
     taxes.......................            3,055                   (94)                 (882)                   2,079
Income tax expense (benefit).....            1,223                   (37)                 (344)                     842
                                    =================    =================      ==================      =================
   Net earnings (loss)...........   $        1,832       $           (57)       $         (538)         $         1,237
                                    =================    =================      ==================      =================

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
               CONSOLIDATED STATEMENTS OF OPERATIONS--(Continued)
                             (Dollars in thousands)

For the Three Months Ended March 31, 1999:

                                                     Historical                                            Royster-
                                                      Royster-                  Pro Forma                 Clark, Inc.
                                                     Clark, Inc.               Adjustments                 Pro Forma
                                                 --------------------      ---------------------      ---------------------
                                                         (a)                        (c)
Net sales..................................      $          53,487         $             --           $          53,487
Depreciation and amortization..............                    203                      237                         440
Other cost of sales........................                 43,839                       --                      43,839
                                                 --------------------      ---------------------      ---------------------
     Gross profit..........................                  9,445                     (237)                      9,208
Depreciation and amortization..............                    515                    1,296                       1,811
Other selling, general and administrative
  expenses.................................                  6,706                       --                       6,706
                                                 --------------------      ---------------------      ---------------------
     Operating income......................                  2,224                   (1,533)                        691
Interest expense...........................                  1,607                     (525)                      1,082
                                                 --------------------      ---------------------      ---------------------
     Earnings (loss) before income taxes...                    617                   (1,008)                       (391)
Income tax expense (benefit)...............                    251                     (403)                       (152)
                                                 ====================      =====================      =====================
     Net earnings (loss)...................      $             366         $           (605)           $           (239)
                                                 ====================      =====================      =====================


     (a) Royster-Clark Historical

          The amounts presented under the heading "Royster -Clark, Inc. Historical" are taken from the Royster-Clark, Inc. historical statements of income for the year ended December 31, 1998 and the three months ended March 31, 1999, included elsewhere in this prospectus. Certain detail has been provided to enhance the pro forma information.

     (b) Consummated Transactions Historical

           During 1998, Royster-Clark, Inc. acquired certain assets from Lebanon Chemical Corporation ("Lebanon") and Dixie Guano, Inc. ("Dixie") in two separate transactions. The assets purchased are engaged in the business of operating wholesale and retail fertilizer outlets, primarily in Maryland, Delaware, Virginia and North Carolina. These transactions were accounted for as purchases. As a result, the results of operations for Lebanon and Dixie have been included from the date of acquisition. The historical components of net sales, cost of sales, operating and other expenses and net earnings (loss) from January 1, 1998 through the date of acquisition have been reflected under the column "Consummated Transactions" in the accompanying December 31, 1998 Unaudited Pro Forma Condensed Consolidated Statement of Operations as follows:

                                                          Operating      Net
                        Date       Net      Cost of      and Other    Earnings
                      Acquired    Sales      Sales     Expenses, net   (Loss)
                      --------    -----      -----     -------------   ------
       Dixie          7/16/98      $3,188      2,820           330         23
       Lebanon        12/14/98     64,491     51,183        13,440        (80)
                                   ------     ------        ------        ----
                                  $67,679     54,003        13,770        (57)
                                  =======     ======        ======        ====

     (c) Pro forma Adjustments

     The following summarizes the pro forma adjustments made to the Royster-Clark, Inc. historical statements of operations.

(i) The impact on depreciation and amortization of adjusting to the fair values of property and equipment, goodwill and other intangibles on the Lebanon and Dixie acquisitions as well as the acquisition of Royster Clark, Inc. have been included in the pro forma adjustments. The effect has been allocated between cost of sales and selling, general and administrative expenses. In addition, amortization of the $6,900 of deferred financing costs incurred in the establishment of the senior

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
               CONSOLIDATED STATEMENTS OF OPERATIONS--(Continued)
                             (Dollars in thousands)


          secured credit facility has been reflected for the year ended December 31, 1998 and the three months ended March 31, 1999.

(ii) The pro forma adjustment for the year ended December 31, 1998 to other selling, general and administrative expenses represents the elimination of certain historical costs and expenses subsequent to the acquisitions of Lebanon and Dixie. These adjustments include the elimination of costs of $1,138 associated with the Lebanon corporate headquarters and one regional office which were closed subsequent to the acquisition; the elimination of $669 of incremental employee benefit and insurance costs as compared to the cost of coverage after integration into the Royster-Clark, Inc. programs; and the elimination of $180 of costs associated with the implementation of Royster-Clark, Inc.'s point of sale system in the Lebanon facilities resulting in the elimination of dedicated data lines utilized by the Lebanon point of sale system; and the elimination of certain other costs directly attributable to the acquisitions of $290. There are no pro forma adjustments to other selling, general and administrative expenses for the three months ended March 31, 1999.

(iii) The pro forma adjustment to interest expense for the year ended December 31, 1998 and the three months ended March 31, 1999, reflects the refinancing of the existing Royster-Clark, Inc. long-term debt using available cash and the proceeds from the Credit Facility.

(iv) The pro forma adjustment to income tax expense for the year ended December 31, 1998 and the three months ended March 31, 1999, represents the tax effect of the pro forma adjustments described above calculated at an estimated composite tax rate of 39%.

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
               CONSOLIDATED STATEMENTS OF OPERATIONS--(Continued)
                             (Dollars in thousands)


(2)  Acquisition of AgriBusiness

     Pro forma adjustments relating to the acquisition of AgriBusiness are as follows:

     For the Year Ended December 31, 1998:


                                                                       Pro Forma
                                                         -------------------------------------
                                                            Eliminated
                                                           Divisions &
                                      AgriBusiness            Closed               Other             AgriBusiness
                                       Historical           Locations           Adjustments           Pro Forma
                                    -----------------    -----------------    ----------------     -----------------
                                          (a)                  (b)                  (c)
Net sales........................       $ 786,967            $ (53,491)          $      --             $  733,476
Depreciation and amortization....          11,900                   --               (4,146)                7,754
Other cost of sales..............         647,256              (50,823)              (3,124)              593,309
                                    -----------------    -----------------    ----------------     -----------------
     Gross profit................         127,811               (2,668)               7,270               132,413
Depreciation and amortization....          11,400                   --               (4,538)                6,862
Other selling, general and
     administrative expenses.....          91,901               (1,779)              (9,872)               80,250
                                    -----------------    -----------------    ----------------     -----------------
     Operating income............          24,510                 (889)              21,680                45,301
Interest expense.................          13,217                   --               15,041                28,258
Other expense, net...............           1,857                   --                   --                 1,857
                                    -----------------    -----------------    ----------------     -----------------
     Earnings before income
     taxes.......................           9,436                 (889)               6,639                15,186
Income tax expense (benefit).....           4,100                 (347)               2,170                 5,923
                                    -----------------    -----------------    ----------------     -----------------
     Net earnings................       $   5,336            $    (542)          $    4,469            $    9,263
                                    =================    =================    ================     =================

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
               CONSOLIDATED STATEMENTS OF OPERATIONS--(Continued)
                             (Dollars in thousands)


      For the Three Months Ended March 31, 1999:

                                                AgriBusiness              Pro Forma             AgriBusiness
                                                 Historical              Adjustments              Pro Forma
                                             --------------------    --------------------    --------------------
                                                     (a)                     (c)
Net sales..................................      $    127,600             $       --             $    127,600
Depreciation and amortization..............             1,940                     35                    1,975
Other cost of sales........................           112,860                   (574)                 112,286
                                             --------------------    --------------------    --------------------
     Gross profit..........................            12,800                    539                   13,339
Depreciation and amortization..............             4,160                 (2,382)                   1,778
Other selling, general and administrative
     expenses..............................            23,640                 (1,539)                  22,101
                                             --------------------    --------------------    --------------------
     Operating income (loss)...............           (15,000)                 4,460                  (10,540)
Interest expense...........................             3,000                  3,700                    6,700
Other expense, net.........................               100                     --                      100
                                             --------------------    --------------------    --------------------
     Earnings (loss) before income taxes...           (18,100)                   760                  (17,340)
Income tax expense (benefit)...............            (7,500)                   737                   (6,763)
                                             --------------------    --------------------    --------------------
     Net earnings (loss)...................       $   (10,600)            $       23             $    (10,577)
                                             ====================    ====================    ====================


(a) Agribusiness Historical

     The amounts presented under the heading "AgriBusiness Historical" are taken from the AgriBusiness historical combined statements of earnings (loss) for the year ended December 31, 1998 and the three months ended March 31, 1999, included elsewhere in this prospectus. Certain detail has been provided to enhance the pro forma information.


(b) Eliminated Divisions and Closed Locations

     Wholesale purchasers of fertilizer materials were transferred from AgriBusiness to IMC Global beginning in the third quarter of 1998, and as a result, they do not represent a component of the acquired entity. Pro forma adjustments for the year ended December 31, 1998 to sales, cost of sales, and other expenses are required to eliminate the operating results for this portion of the business. In addition, in connection with the acquisition of AgriBusiness, management identified six AgriBusiness locations for closure. Pro forma adjustments to sales, cost of sales, and other expenses are also required to eliminate the operating results for these locations. These adjustments can be summarized as follows:

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
               CONSOLIDATED STATEMENTS OF OPERATIONS--(Continued)
                             (Dollars in thousands)


                                                         Selling,       Income
                                                        General and     (loss)
                                 Net       Cost of    Administrative    before
                                Sales       Sales        Expenses       Taxes
                                -----       -----        --------       -----
Wholesale business...........   $45,947      44,424          200          1,323
Closed locations.............     7,544       6,399        1,579           (434)
                                -------     -------        -----           -----
                                $53,491      50,823        1,779            889
                                 ======      ======        =====            ===

(c) Other Adjustments

     The following summarizes the pro forma adjustments made to the AgriBusiness Historical statement of operations.

     (i) The impact on depreciation and amortization of adjusting to the post acquisition carrying values of property and equipment and goodwill on the proposed acquisition of Agribusiness has been included in the pro forma adjustments. In addition, amortization has been provided on the deferred financing costs incurred in conjunction with the issuance of the First Mortgage Notes. The combined effect for the year ended December 31, 1998 of $8,514 has been allocated as $3,976 to cost of sales and $4,538 to selling, general and administrative expenses. The combined effect for the three months ended March 31, 1999 of $2,303 has been allocated as an increase of $79 to cost of sales and a decrease of $2,382 to selling, general and administrative expenses.

     (ii) In connection with the acquisition, Royster-Clark, Inc. plans to close one of two production plants located in close proximity to each other. Pro forma adjustments of $170 and $44 to depreciation and $1,446 and $404 to other cost of sales have been provided to reflect the estimated cost reductions for the year ended December 31, 1998 and three months ended March 31, 1999, respectively.

     (iii) The remaining pro forma adjustments to other cost of sales and other selling, general and administrative expenses represent the elimination of certain historical costs and expenses. These adjustments for the year ended December 31, 1998 and three months ended March 31, 1999, respectively, include payroll cost and benefits amounting to $6,516 and $1,200 associated with the elimination of 89 positions; elimination of $800 and $0 in costs associated with the former practice of outsourcing human resource functions for seasonal labor; and the elimination of $4,234 and $509 of incremental employee benefit and insurance costs as compared to the cost of coverage after integration into Royster-Clark, Inc.'s programs, including the elimination of the administrative allocation from IMC Global and the rollback to 1997 benefit levels as provided in the purchase agreement. The effect has been allocated between cost of sales and selling, general and administrative expenses.

     (iv) The pro forma adjustments to interest expense for the year ended December 31, 1998 and three months ended March 31, 1999, reflects the incremental interest expense on the First Mortgage Notes and the Senior Secured Credit Facility.

     (v) The pro forma adjustments to income tax expense (benefit) for the year ended December 31, 1998 and three months ended March 31, 1999, represents the tax effect of the pro forma adjustments described above, calculated at a rate to yield an estimated composite tax rate of 39%.


                          INDEX TO FINANCIAL STATEMENTS



                                                                                                         Page
(1)  Royster-Clark, Inc.

     Report of KPMG LLP, independent auditors.......................................................     F-2

     Balance Sheets of Royster-Clark, Inc. as of December 31, 1997 and 1998.........................     F-3

     Statements of Income of Royster-Clark, Inc. for the years ended December 31, 1996, 1997
       and 1998 ....................................................................................     F-4

     Statements of Stockholders' Equity of Royster-Clark, Inc. for the years ended December 31,
       1997 and 1998................................................................................     F-5

     Statements of Cash Flows of Royster-Clark, Inc. for the years ended December 31, 1996, 1997 and
        1996, 1998..................................................................................     F-6

     Notes to Financial Statements of Royster-Clark, Inc............................................     F-8

     Unaudited Balance Sheet of Royster-Clark, Inc. as of March 31, 1999............................     F-24

     Unaudited Statements of Income of Royster-Clark, Inc. for the three months ended
       March 31, 1998 and 1999......................................................................     F-25

     Unaudited Statement of Stockholders' Equity of Royster-Clark, Inc. for the three months ended
       March 31, 1999...............................................................................     F-26

     Unaudited Statements of Cash Flows of Royster-Clark, Inc. for the three months ended
       March 31, 1998 and 1999......................................................................     F-27

     Notes to Unaudited Financial Statements of Royster-Clark, Inc..................................     F-28

(2)  AgriBusiness

     Report of Ernst & Young LLP, independent auditors..............................................     F-30

     Combined Balance Sheets of AgriBusiness as of December 31, 1997 and 1998.......................     F-31

     Combined Statements of Earnings of AgriBusiness for the years ended December 31, 1996, 1997
       and 1998.....................................................................................     F-32

     Combined Statements of Cash Flows of AgriBusiness for the years ended December 31, 1996,
       1997 and 1998................................................................................     F-33

     Notes to Combined Financial Statements of AgriBusiness.........................................     F-34

     Unaudited Combined Balance Sheet of AgriBusiness as of March 31, 1999..........................     F-48

     Unaudited Combined Statements of Loss of AgriBusiness for the Three Months Ended March 31,
       1998 and 1999................................................................................     F-49

     Unaudited Combined Statements of Cash Flows of AgriBusiness for the Three Months Ended
       March 31, 1998 and 1999......................................................................     F-50

     Notes to the Unaudited Combined Financial Statements of AgriBusiness...........................     F-51

                          Independent Auditors' Report

The Board of Directors
Royster-Clark, Inc.:

We have audited the accompanying balance sheets of Royster-Clark, Inc. as of December 31, 1998 and 1997, and the related statements of income, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Royster-Clark, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1998, in conformity with generally accepted accounting principles.



                                    KPMG LLP


February 10, 1999
Norfolk, Virginia

                               ROYSTER-CLARK, INC.
                                 BALANCE SHEETS
           (Dollars in thousands, except share and per share amounts)


                                                                                            As of December 31,
                                                                                     ------------------------------
                                                                                          1997              1998
                                                                                     --------------    ------------
                                ASSETS
Current Asset:
   Cash ......................................................................        $      29         $      42
   Trade accounts receivable, net of allowance for doubtful accounts
       of $1,800 in 1997 and $1,800 in 1998 (note 5) .........................           15,862            23,569
   Other receivables (note 13) ...............................................            1,934             2,561
   Inventories (notes 2, 4 and 6) ............................................           45,512            55,205
   Prepaid expenses ..........................................................            2,577             2,720
   Income taxes receivable (note 8) ..........................................             --                 307
   Deferred tax asset (note 8) ...............................................              749               269
                                                                                      ---------         ---------
         Total current assets ................................................           66,663            84,673
                                                                                      ---------         ---------
Property, plant and equipment, net (notes 2, 5 and 6) ........................           22,601            29,106
Goodwill, net of accumulated amortization of $959 and $1,132 at
  December 31, 1997 and 1998, respectively ...................................            6,004             5,831
Other assets, net (notes 2 and 6) ............................................              797               787
                                                                                      ---------         ---------
                                                                                      $  96,065         $ 120,397
                                                                                      =========         =========
                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current installments of long-term debt (note 6) ...........................        $   2,034         $   2,182
   Customer deposits (note 14) ...............................................           20,307            24,362
   Accounts payable (note 13) ................................................           15,280            24,140
   Accrued expenses (notes 11, 12 and 15) ....................................            2,405             3,263
   Income taxes payable (note 8) .............................................              384              --
                                                                                      ---------         ---------
         Total current liabilities ...........................................           40,410            53,947
Long-term debt, excluding current installments (note 6) ......................           23,025            33,817
Deferred income taxes (note 8) ...............................................            3,433             3,323
Other long-term liabilities ..................................................              591               293
                                                                                      ---------         ---------
         Total liabilities ...................................................        $  67,459         $  91,380
                                                                                      ---------         ---------
Cumulative redeemable preferred stock, Series B $0.01 par value, (liquidation value $1,000 per share). Authorized 500,000 shares, 12,000 shares issued and outstanding at December 31, 1997 and
  1998, (note 11) ............................................................        $  12,000         $  12,000
Common stock subject to ESOP put option (note 12) ............................            1,861             1,864
Stockholders' equity (notes 11 and 12):
   Common stock, $0.01 par value. Authorized 1,000,000 shares; 120,487 shares issued and 118,167 outstanding and 120,497 shares issued and 116,975
     outstanding at December 31, 1997 and 1998, respectively .................                1                 1
   Additional paid-in capital ................................................           10,218            10,220
   Retained earnings .........................................................            6,732             7,364
   Common stock subject to put option (11,280 shares at $165 per
     share in 1997 and 10,078 shares at $185 per share in 1998) ..............           (1,861)           (1,864)
                                                                                      ---------         ---------
                                                                                         15,090            15,721
   Less treasury stock, 2,320 and 3,522 common shares at December
     31, 1997 and 1998, respectively, at cost ................................             (345)             (568)
                                                                                      ---------         ---------
         Total stockholders' equity ..........................................           14,745            15,153
                                                                                      ---------         ---------
Commitments, contingencies and subsequent event (notes 9, 10, 11,
  12, 15 and 16) .............................................................        $  96,065         $ 120,397
                                                                                      =========         =========

See accompanying notes to financial statements.

                               ROYSTER-CLARK, INC.
                              STATEMENTS OF INCOME
                             (Dollars in thousands)

                                                                     Years Ended December 31,
                                                     -----------------------------------------------------
                                                            1996               1997              1998
                                                     ----------------   ------------------  --------------

Net sales ..................................            $222,933            $227,613            $218,672
Cost of sales (note 13) ....................             189,653             192,617             185,646
                                                        --------            --------            --------
     Gross profit ..........................              33,280              34,996              33,026
Selling, general and administrative expenses              21,836              23,215              24,482
                                                        --------            --------            --------
     Operating income ......................              11,444              11,781               8,544
                                                        --------            --------            --------
Interest expense (note 14) .................               5,004               4,672               5,489
                                                        --------            --------            --------
     Income before income taxes ............               6,440               7,109               3,055
Income tax expense (note 8) ................               2,626               2,778               1,223
                                                        ========            ========            ========
     Net income ............................            $  3,814            $  4,331            $  1,832
                                                        ========            ========            ========

See accompanying notes to financial statements.

                               ROYSTER-CLARK, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                  Years Ended December 31, 1996, 1997 and 1998
           (Dollars in thousands, except share and per share amounts)


                                                Common Stock                                           Common
                                                   Issued                Additional                     Stock
                                          --------------------------       paid-in      Retained     subject to
                                            Shares        Amount          capital      earnings     put option
                                          ------------  ------------    ------------  ------------  ------------

Balance at December 31, 1995 ...........      117,170     $      1       $  7,815       $    987      $ (1,647)
Net income .............................         --           --             --            3,814          --
Dividends declared Series B preferred
   stock, $100 per share from January 1,
   1996 to December 31, 1996 ...........         --           --             --           (1,200)         --
Exercise of stock options (note 12) ....          123         --               16           --            --
Change in common stock subject to put
   option  .............................         --           --             --             --             (68)
Treasury stock--Purchase of terminated
   employee shares in the Employee Stock
   Ownership Plan ......................         --           --             --             --            --
Purchase of Series A preferred stock ...         --           --            1,973           --            --
                                             --------     --------       --------       --------      --------
Balance at December 31, 1996 ...........      117,293            1          9,804          3,601        (1,715)
Net income .............................         --           --             --            4,331          --
Dividends declared--Series B preferred
   stock, $100 per share from January 1,
   1997 to December 31, 1997 ...........         --           --             --           (1,200)         --
Exercise of stock options (note 12) ....        3,194         --              414           --            --
Change in common stock subject to put ..         --           --             --             --            (146)
   option
Treasury stock--Purchase of terminated
   employee shares in the Employee Stock         --           --             --             --            --
   Ownership Plan
                                             --------     --------       --------       --------      --------
Balance at December 31, 1997 ...........      120,487            1         10,218          6,732        (1,861)
Net income .............................         --           --             --            1,832          --
Dividends declared--Series B preferred
   stock, $100 per share from January 1,
   1998 to December 31, 1998 ...........         --           --             --           (1,200)         --
Exercise of stock options (note 12) ....           10         --                2           --            --
Change in common stock subject to put
   option ..............................         --           --             --             --              (3)
Treasury stock--Purchase of terminated
   employee shares in the Employee Stock
   Ownership Plan ......................         --           --             --             --            --
                                             --------     --------       --------       --------      --------
Balance at December 31, 1998 ...........      120,497     $      1       $ 10,220       $  7,364      $ (1,864)
                                             ========     ========       ========       ========      ========



                                                            Treasury Stock                 Total
                                                     ------------------------------    Stockholders'
                                                        Shares          Amount            equity
                                                     --------------  --------------    --------------

Balance at December 31, 1995 ...........               $   (528)          (82)           $  7,074
Net income .............................                   --            --                 3,814
Dividends declared Series B preferred
   stock, $100 per share from January 1,
   1996 to December 31, 1996 ...........                   --            --                (1,200)
Exercise of stock options (note 12) ....                   --            --                    16
Change in common stock subject to put
   option ..............................                   --            --                   (68)
Treasury stock--Purchase of terminated
   employee shares in the Employee Stock
   Ownership Plan ......................                   (825)         (104)               (104)
Purchase of Series A preferred stock ...                   --            --                 1,973
                                                       --------      --------            --------
Balance at December 31, 1996 ...........                 (1,353)         (186)             11,505
Net income .............................                   --            --                 4,331
Dividends declared--Series B preferred
   stock, $100 per share from January 1,
   1997 to December 31, 1997 ...........                   --            --                (1,200)
Exercise of stock options (note 12) ....                   --            --                   414
Change in common stock subject to put
   option ..............................                   --            --                  (146)
Treasury stock--Purchase of terminated
   employee shares in the Employee Stock
   Ownership Plan ......................                   (967)         (159)               (159)
                                                       --------      --------            --------
Balance at December 31, 1997 ...........                 (2,320)         (345)             14,745
Net income .............................                   --            --                 1,832
Dividends declared--Series B preferred
   stock, $100 per share from January 1,
   1998 to December 31, 1998 ...........                   --            --                (1,200)
Exercise of stock options (note 12) ....                   --            --                     2
Change in common stock subject to put
   option ..............................                   --            --                    (3)
Treasury stock--Purchase of terminated
   employee shares in the Employee Stock
   Ownership Plan ......................                 (1,202)         (223)               (223)
                                                       --------      --------            --------
Balance at December 31, 1998 ...........               $ (3,522)     $   (568)           $ 15,153
                                                       ========      ========            ========

See accompanying notes to financial statements.

                               ROYSTER-CLARK, INC.
                            STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)


                                                                                Years Ended December 31,
                                                                  ------------------------------------------------------
                                                                       1996               1997               1998
                                                                  ---------------   -----------------  -----------------
Cash flows from operating activities:
  Net income ............................................          $   3,814           $   4,331           $   1,832
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
  Increase in allowance for doubtful accounts ...........                615                 383                --
  Depreciation and amortization .........................              2,171               2,305               2,678
  Gain on sale of fixed assets ..........................                (59)               (132)                (25)
  Change in deferred income taxes .......................                254                (531)                370
Changes in operating assets and liabilities
  increasing (decreasing) cash:
     Trade accounts receivable ..........................              3,262              (3,393)              4,367
     Other receivables ..................................             (3,082)              1,065                (627)
     Inventories ........................................              1,760              (7,770)             (3,401)
     Prepaid expenses ...................................                (94)                 (1)                (33)
     Income taxes receivable ............................               --                  --                  (307)
     Other assets .......................................               (256)               (567)                 49
     Customer deposits ..................................              4,396               1,235               4,055
     Accounts payable ...................................              3,406              (1,500)              8,860
     Accrued expenses ...................................               --                  (286)                753
     Income taxes payable ...............................                545                (743)               (384)
     Other long-term liabilities ........................                 (3)                258                (298)
                                                                   ---------           ---------           ---------
       Total adjustments ................................          $  12,915           $  (9,677)          $  16,057
                                                                   ---------           ---------           ---------
       Net cash provided by (used in)
          operating activities ..........................          $  16,729           $  (5,346)          $  17,889
                                                                   ---------           ---------           ---------
Cash flows from investing activities:
   Proceeds from sale of property, plant
    and equipment .......................................          $     323           $     773           $     130
   Purchases of property, plant and
    equipment ...........................................             (1,442)             (2,029)             (2,145)
   Acquisitions (notes 2 and 3) .........................               --                  (810)            (25,194)
                                                                   ---------           ---------           ---------
       Net cash used in investing activities ............          $  (1,119)          $  (2,066)          $ (27,209)
                                                                   ---------           ---------           ---------
Cash flows from financing activities:
  Payments on revolving note payable to bank ............          $(258,145)          $(239,309)          $(247,243)
  Borrowings on revolving note payable to bank ..........            245,697             249,876             248,600
  Principal payments on long-term debt ..................             (1,748)             (2,187)             (2,042)
  Proceeds from long-term debt ..........................               --                  --                11,625
  Debt issuance costs ...................................               --                  --                  (291)
  Purchase of preferred stock ...........................               (125)               --                  --
  Dividend payments .....................................             (1,200)             (1,223)             (1,095)
  Stock options exercised ...............................                 16                 414                   2
  Payments to acquire treasury stock ....................               (104)               (159)               (223)
                                                                   ---------           ---------           ---------
    Net cash provided by (used in) financing activities .          $ (15,609)          $   7,412           $   9,333
                                                                   ---------           ---------           ---------
Net increase in cash ....................................                  1                --                    13
Cash at beginning of year ...............................                 28                  29                  29
                                                                   ---------           ---------           ---------
Cash at end of year .....................................          $      29           $      29           $      42
                                                                   =========           =========           =========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest ................          $   5,068           $   4,625           $   5,546
                                                                   =========           =========           =========
  Cash paid during the year for income taxes ............          $   2,011           $   4,035           $   1,544
                                                                   =========           =========           =========

                                      F-6
                                                                     (continued)

                               ROYSTER-CLARK, INC.
                     STATEMENTS OF CASH FLOWS - (continued)
                  Years ended December 31, 1996, 1997 and 1998
                             (Dollars in thousands)

Supplemental disclosure of noncash investing and financing activities:

     On June 27, 1996, the Company purchased all of its Series A cumulative redeemable preferred stock of $2,250 by paying $125 in cash and writing off a $152 nontrade receivable from the Series A cumulative redeemable preferred stockholder.

     As discussed in note 3 to the financial statements, in 1997 the Company purchased certain assets of Weaver Fertilizer Company (Weaver). Part of the purchase price was settled with a note payable to Weaver of $1,890.

     As discussed in note 2 to the financial statements, in 1998 the Company completed an acquisition of the division of Lebanon Chemical Corporation known as Lebanon Agricorp. In conjunction with this transaction, the Company assumed accrued liabilities of $1,935.




See accompanying notes to financial statements.

                               ROYSTER-CLARK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1997 and 1998
           (Dollars in thousands, except share and per share amounts)

(1)  Summary of Significant Accounting Policies

     (a) Business

     Royster-Clark (the "Company") sells fertilizer materials, mixed fertilizers, crop protection chemicals, seeds and other farm supplies to farmers, dealers and fertilizer blenders and distributors through retail farm service centers, wholesale distribution facilities and independent commission agents.

     (b) Concentration of Credit Risk

     The Company's primary area of operations includes North Carolina, South Carolina, Virginia, and Wisconsin. Approximately 80 percent of the Company's sales are made between March and July. No single customer or group of affiliated customers accounted for more than 10 percent of the Companys net sales.

     (c) Trade Accounts Receivable

     The Company provides allowances for doubtful accounts receivable equal to estimated collection losses. The estimated collection losses are based on actual collection experience and on management's opinion of the current status of existing receivables.

     (d) Other Receivables

     Other receivables primarily include vendor rebates on chemical and seed products under programs with suppliers. Vendor rebates are accrued at the time of sale of the related product.

     (e) Inventories

     Inventories are stated at the lower of cost or market, with cost being determined by the weighted-average actual method, in which a first-in, first-out flow is assumed. Costs directly associated with warehousing and distribution are capitalized into crop protection and seed inventories. Total warehousing and distribution costs capitalized into inventories amounted to $515 and $680 at December 31, 1997 and 1998, respectively.

     (f) Derivatives

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted after June 15, 1999. Because of the Company's minimal use of derivatives, management does not anticipate that the adoption of SFAS No. 133 will have a significant effect on earnings or the financial position of the Company.

                               ROYSTER-CLARK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1997 and 1998
           (Dollars in thousands, except share and per share amounts)

     (g) Property, Plant and Equipment

     Property, plant and equipment are stated at cost. All assets are depreciated using the straight-line method using the following criteria, which is the estimated useful life of the asset:



                                                  Year of life     Years of life
                                                     if new           if used
                                                 --------------    -------------
Building and land improvements.................        40               25
Machinery and equipment........................     10-20             7-15
Furniture, fixtures and office equipment.......       5-7              5-7


     (h) Goodwill and Other Assets

     Goodwill represents the excess purchase price over the estimated fair value at the date of acquisition of the net assets acquired and is being amortized using the straight-line method over a period of 40 years.

     Other assets are comprised of debt issuance costs and intangibles related to the acquisitions discussed in notes 2 and 3. The debt issuance costs are being amortized over the term of the debt facility. The intangibles are being amortized on a straight-line basis over their estimated useful lives, which range from 1 to 5 years.

     (i) Income Taxes

     The Company uses the asset and liability method of accounting for income taxes. Deferred income tax assets and liabilities are recognized for the estimated future tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (j) Stock-Based Employee Compensation

     SFAS No. 123, Accounting for Stock-Based Compensation, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and provide the pro forma disclosure provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

                               ROYSTER-CLARK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1997 and 1998
           (Dollars in thousands, except share and per share amounts)

     (k) Impairment of Long-Lived Assets

     The Company reviews long-lived assets and certain identifiable intangible assets for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if a write-down to market or discounted cash flow value is required. Assets and certain identifiable intangibles to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

     (l) Accrued Environmental Costs

     The Company's activities include the manufacture and blending of crop nutrients and the sale of pesticide products. These operations are subject to extensive federal, state, and local environmental regulations, including laws related to air and water quality, management of hazardous and solid wastes and management and handling of raw materials and crop protection products. Expenditures that relate to an existing condition caused by past operations of the Company or prior owners, and which do not contribute to current or future revenue generation, are charged to operations.

     In 1997, the Company adopted Statement of Position (SOP 96-1), Environmental Remediation Liabilities, promulgated by the American Institute of Certified Public Accountants, which provides guidance for the accrual of environmental remediation costs. Adoption of this statement did not have a material effect on the Companys financial statements. There were no accrued environmental costs at December 31, 1997.

     In December 1998, the Company recorded an accrual of $335 for environmental costs related to required remediation and monitoring of groundwater contamination at certain sites acquired in 1998 (note 2).

     (m) Revenue recognition

     Sales revenue is recognized when the product is shipped to the customer or a service is performed.

     (n) Use of Estimates

     Management of the Company has made a number of estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements, the reported amounts of revenues and expenses during the reported period, and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

                               ROYSTER-CLARK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1997 and 1998
           (Dollars in thousands, except share and per share amounts)

     (o) Reclassifications

     Certain reclassifications have been made to the financial statements as of December 31, 1997 and for the years ended December 31, 1997 and 1996 in order to conform with the financial statement presentation as of and for the year ended December 31, 1998.

(2)  Lebanon and Dixie Acquisitions

     On December 14, 1998, the Company acquired substantially all of the property, plant and equipment, inventories and accounts receivable of the division of Lebanon Chemical Corporation known as Lebanon Agricorp ("Lebanon"), which owned and operated fertilizer retail and wholesale outlets as well as distribution and storage facilities primarily in Maryland, Virginia, Delaware, and North Carolina. The acquisition was accounted for by the purchase method of accounting and the accompanying financial statements include the operating results of Lebanon from the date of acquisition. The acquisition cost for the purchase was allocated on the basis of the estimated fair value of assets acquired and liabilities assumed, as well as certain intangible assets of $341 which are being amortized over their estimated useful lives.

     The acquisition can be summarized as follows:

                                                                Amount
                                                                ------
      Assets purchased, including debt issuance costs
            paid of $141...................................     $22,686
      Liabilities assumed, including accrued vacation,
            environmental costs and closing costs..........      (1,935)
                                                                -------
             Costs of acquisition..........................     $20,751
                                                                =======


     The purchase price paid for accounts receivable was 75 percent of the face value. Any collections in excess of this amount and/or accounts uncollected by April 1, 1999 will revert to Lebanon. In addition, the acquisition agreement contains certain purchase commitments (note 14).

     On July 16, 1998, the Company acquired certain assets from Dixie Guano, Inc. ("Dixie"), which owned and operated two retail outlets in southern Virginia. The acquisition price paid was $2,543. The acquisition was accounted for by the purchase method of accounting, and the accompanying financial statements include the operating results of Dixie from the date of acquisition. Assets purchased included accounts receivable, inventory, property, plant, and equipment. In addition, a portion of the purchase price was allocated to intangible assets including a noncompete agreement. The noncompete agreement is being amortized over the period of the agreement.

     The following unaudited pro forma consolidated income statement information combines the consolidated historical results of the Company with the historical results of Lebanon and Dixie for the years ended December 31, 1997 and 1998, as if each transaction was consummated on January 1, 1997.

                               ROYSTER-CLARK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1997 and 1998
           (Dollars in thousands, except share and per share amounts)


     This unaudited pro forma information does not purport to be indicative of the results that would have occurred had the transactions taken place at the beginning of the periods presented or of future results.


                                                      Pro Forma (Unaudited)
                                                     Year Ended December 31,
                                               ---------------------------------
                                                   1997                   1998
                                                   ----                   ----

                                                ---------             ---------
Net sales .................................     $ 296,374             $ 286,280
                                                ---------             ---------
   Gross profit ...........................        51,375                47,039
Selling general and administrative expenses       (36,319)              (35,843)
                                                ---------             ---------
   Operating income .......................        15,056                11,196
Interest expense ..........................        (6,877)               (7,633)
                                                ---------             ---------
   Income before income taxes .............         8,179                 3,563
Provision for income taxes ................        (3,197)               (1,422)
                                                =========             =========
   Net income .............................     $   4,982             $   2,141
                                                =========             =========


     The unaudited pro forma information reflects adjustments related to the elimination of duplicative operating costs associated with Lebanon's corporate headquarters and one regional office; reduction of employee benefit and insurance costs of Lebanon and Dixie as compared to the cost of coverage after integration into the Royster-Clark programs; the elimination of costs associated with the implementation of Royster-Clark's point-of-sale system in the Lebanon distribution facilities resulting in the elimination of dedicated data lines utilized by the Lebanon point-of-sale system; reduction in depreciation expense to reflect the writedown of assets acquired from Lebanon; interest expense related to acquisition debt; and income taxes on the pro forma adjustments at an assumed effective rate of 39 percent.

(3) Other Acquisitions

     In September 1997, the Company purchased certain assets of Weaver, a manufacturing and retail fertilizer outlet in southeastern Virginia, for $3,218, including a cash payment of $1,328 and a note payable to Weaver of $1,890. The acquisition was accounted for by the purchase method of accounting. Assets purchased included inventory and property, plant and equipment. In addition, a portion of the purchase price was allocated to intangible assets including a noncompete agreement. The noncompete agreement is being amortized over the period of the agreement.

     Effective January 1, 1998, the Company purchased certain assets of Harmony, Inc., a retail fertilizer outlet in North Carolina, for $106. The acquisition was accounted for by the purchase method of accounting, and the accompanying financial statements include the operating results from the date of acquisition. Sales and net income during 1998 were $1,376 and $62, respectively. Assets purchased included inventory and equipment.

                               ROYSTER-CLARK, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1996, 1997 and 1998
           (Dollars in thousands, except share and per share amounts)


     (4) Inventories

     Inventories at December 31, 1997 and 1998, consist of the following:



                                               1997                   1998
                                               ----                   ----

Crop protection chemicals.............       $18,500                $31,084
Fertilizers...........................         6,849                  7,621
Raw materials.........................        16,199                 11,490
Seeds.................................         1,448                  2,198
Sandries and other....................         2,516                  2,812
                                       -----------------      ------------------
                                             $45,512                $55,205
                                       =================      ==================


(5) Property, Plant, and Equipment

     Property, plant, and equipment at December 31, 1997 and 1998 consist of the following:



                                                 1997                  1998
                                                 ----                  ----

 Land .................................        $ 4,884               $ 6,742
 Buildings.............................         10,459                13,935
 Machinery and equipment...............         15,729                18,723
 Construction-in-progress..............            646                   761
                                         ----------------      -----------------
                                                31,718                40,161
 Less accumulated depreciation.........          9,117                11,055
                                         ----------------      -----------------
    Net property, plant, and equipment         $22,601               $29,106
                                         ================      =================


     Included in land and buildings above, are assets held for sale which are carried at their estimated net realizable value, less estimated costs to sell. The carrying value of these assets was $230 and $810 at December 31, 1997 and 1998, respectively.

                               ROYSTER-CLARK, INC.
                   NOTES TO FINANCIAL STATEMENTS--(Continued)
                        December 31, 1996, 1997 and 1998
           (Dollars in thousands, except share and per share amounts)

     (6) Long-Term Debt

         Long-term debt at December 31, 1997 and 1998, consists of the following:

                                                                                       1997                1998
                                                                                       ----                ----
Bank revolving loan which provides for borrowings up to $90,000 bearing interest due monthly at prime plus 0.25% (8.0%), due November 30, 2000
 The loan is secured by accounts receivable, inventories, equipment, general intangibles, real estate, and
 other property ..........................................................            $17,873            $19,220

Bank term loan bearing interest due monthly at prime plus 0.75% (8.5%)
 Principal payments of $125 are due monthly with maturity on December 31,
 2008. The note is secured by accounts receivable, inventories, equipment, general intangibles, real
 estate, and other property ..............................................              4,732             15,000

Mortgage note payable, variable interest rate adjusted annually based on the weekly average yield of U.S. Treasury securities of one year maturity plus 3.5% (8.75%), capped at 15%. Principal and interest payments, currently $4, are due monthly with a
 maturity on November 1, 2003 ............................................                230                199

Note payable, bearing interest at prime rate (7.75%) due
 quarterly. Annual principal payments of $540, with $810 payable
 at maturity on September 30,  2000 ......................................              1,890              1,350

Other ....................................................................                334                230
                                                                                      -------            -------

   Total long-term debt ..................................................             25,059             35,999

Less current installments ................................................              2,034              2,182
                                                                                      -------            -------

Long-term debt, excluding current installments ...........................            $23,025            $33,817
                                                                                      =======            =======


     The prime interest rate at December 31, 1997 and 1998 was 8.50 percent and
7.75 percent, respectively.

                               ROYSTER-CLARK, INC.
                   NOTES TO FINANCIAL STATEMENTS--(Continued)
                        December 31, 1996, 1997 and 1998
           (Dollars in thousands, except share and per share amounts)

Aggregate annual principal payments due under the terms of the long-term debt for the five fiscal years subsequent to December 31, 1998 and thereafter are as follows:


                                                 Other
                          Revolving            Long-term
                             loan                 debt             Total
                        ---------------     --------------      ----------

1999 ...........            $  --              $ 2,182            $ 2,182
2000 ...........             19,220              2,390             21,610
2001 ...........               --                1,588              1,588
2002 ...........               --                1,549              1,549
2003 ...........               --                1,541              1,541
Thereafter......               --                7,529              7,529
                            -------            -------            -------
   Total........            $19,220            $16,779            $35,999
                            =======            =======            =======


     The bank term and revolving loan agreements contain restrictions related to maintenance of minimum financial ratios, net worth, capital expenditures, incurrence of debt, disposal of assets, and payment of dividends.

     (7) Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of the Company's financial instruments at December 31, 1997 and 1998. FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

     Cash, trade accounts receivables, other receivables, customer deposits, accounts payable, accrued expenses: The carrying amounts approximate fair value because of the short maturity of those instruments.

     Long-term debt: The fair value of the Company's long-term debt is estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company's bankers. Based on this criteria, the carrying amounts approximate fair value.

                               ROYSTER-CLARK, INC.
                   NOTES TO FINANCIAL STATEMENTS--(Continued)
                        December 31, 1996, 1997 and 1998
           (Dollars in thousands, except share and per share amounts)


(8) Income Taxes

     Components of income tax expense (benefit) for the years ended December 31, 1996, 1997 and 1998, include:



                                                              Current         Deferred         Total
                                                              -------         --------         -----
December 31, 1996:
  Federal.............................................     $    1,564        $     576       $   2,140
  State...............................................            355              131             486
                                                          -----------      -----------     -----------
                                                           $    1,919        $     707       $   2,626
                                                          ===========      ===========     ===========

December 31, 1997:
  Federal.............................................     $    2,668        $    (429)      $   2,239
  State...............................................            641             (102)            539
                                                          -----------      ------------    -----------
                                                           $    3,309        $    (531)      $   2,778
                                                          ===========      ============    ===========

December 31, 1998:
  Federal.............................................     $      697        $     299       $     996
  State...............................................            156               71             227
                                                          -----------      -----------     -----------
                                                           $      853        $     370       $   1,223
                                                          ===========      ===========     ===========


     The effective income tax rate for 1996, 1997 and 1998 of 40.8 percent, 39.1 percent and 40 percent, respectively, differs from the "expected" federal statutory income tax rate of 34 percent due to the following:


                                                                1996            1997            1998
                                                                ----            ----            ----
  Expected income tax expense.........................       $   2,190       $  2,417         $  1,039
  Nondeductible expenses, including goodwill, meals and
     entertainment....................................              90             72               71
  State taxes, net of federal benefit.................             321            356              113
  Other...............................................              26            (67)               -
                                                           -----------     -----------      ----------
       Income tax expense.............................       $   2,626       $  2,778         $  1,223
                                                           ===========     ==========       ==========

                               ROYSTER-CLARK, INC.
                   NOTES TO FINANCIAL STATEMENTS--(Continued)
                        December 31, 1996, 1997 and 1998
           (Dollars in thousands, except share and per share amounts)


     The tax effects of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities that give rise to significant portions of deferred taxes at December 31, 1997 and 1998, relate to the following:


                                                                                 1997              1998
                                                                                 ----              ----
Deferred tax assets:
  Trade accounts receivable, due to allowance for doubtful accounts and
     discounts........................................................     $       755       $        702
  Accrued expenses, due to accrued vacation and certain other accruals
     for financial statement purposes.................................             557                352
  Other long-term liabilities.........................................             150                114
                                                                             ---------        -----------
                                                                           $     1,462       $      1,168
                                                                             =========        ===========

Deferred tax liabilities:
   Other  receivables,  due to accrual for financial  statement  purposes
     for product rebates...............................................    $      (563)      $       (710)
   Property, plant and equipment.......................................         (2,724)            (2,707)
   Other assets........................................................           (859)              (805)
                                                                             ---------        -----------
                                                                                (4,146)            (4,222)
                                                                             ---------        -----------
     Net deferred tax liabilities......................................    $    (2,684)      $     (3,054)
                                                                             =========        ===========

Net deferred taxes are included in the balance sheets in the following captions:

                                                                                 1997              1998
                                                                                 ----              ----
Deferred income tax asset--current......................................   $       749       $        269
Deferred income tax liability--long-term...............................         (3,433)            (3,323)
                                                                           -----------        -----------
                                                                           $    (2,684)      $     (3,054)
                                                                             =========        ===========


     It is management's belief that the results of future operations will generate sufficient taxable income to realize the deferred tax assets.

(9) Operating Leases

     Future minimum lease payments under noncancelable operating leases as of December 31, 1998 are as follows:

 Year Ending                                                     Amount
                                                                 ------
 1999.....................................................    $    3,651
 2000.....................................................         2,440
 2001.....................................................         1,428
 2002.....................................................           795
 2003.....................................................           351
                                                              ----------
          Total minimum lease payments....................    $    8,665
                                                               =========

                               ROYSTER-CLARK, INC.
                   NOTES TO FINANCIAL STATEMENTS--(Continued)
                        December 31, 1996, 1997 and 1998
           (Dollars in thousands, except share and per share amounts)

     Rental expense for all operating leases was approximately $2,085, $2,341 and $2,999 for the years ended December 31, 1996, 1997 and 1998, respectively.

(10) Stockholders Equity

     (a) Dividends

     The Company's ability to pay cash dividends is dependent on, but not limited to, the following factors: the Company's financial condition, its cash requirements, and restrictions on the payment of dividends in accordance with the Company's long-term debt agreements and preferred stock.

     (b) Voting Rights

     Each share of common stock entitles the holder to one vote in the election of directors and all other matters submitted to a vote of the stockholders of the Company.

(11) Cumulative Redeemable Preferred Stock

     (a) Cumulative Redeemable Preferred Series B Stock

     Dividends

     Dividends on the Series B preferred stock, subject to certain restrictions under the Company's long-term debt agreements, shall be declared and paid in cash quarterly. Cumulative dividends, whether declared or not, accumulate at an annual rate of $100 per share.

     During the years ended December 31, 1997 and 1998, $1,200 in dividends were declared on the Series B preferred stock. At December 31, 1997 and 1998, there were no dividends in arrears on the Series B preferred stock, as unpaid declared dividends of $172 and $300 at December 31, 1997 and 1998, respectively, are included in accrued expenses in the accompanying balance sheets.

     Interest on unpaid Series B preferred stock dividends compounds at 10 percent per annum. At December 31, 1997 and 1998, there was no accrued interest related to the Series B preferred stock.

     Voting Rights

     Holders of preferred stock have no voting rights except those to which they are entitled under mandatory provisions of the laws of the State of Delaware.

     Liquidation

     In the event of any liquidation of the Company, holders of the Series B preferred stock will be entitled to receive a full liquidation preference of $1,000 per share, together with any accrued and unpaid dividends, before the distribution of any assets to the holders of common stock.

                               ROYSTER-CLARK, INC.
                   NOTES TO FINANCIAL STATEMENTS--(continued)
                        December 31, 1996, 1997 and 1998
           (Dollars in thousands, except share and per share amounts)


     Optional Redemption

     Subject to certain long-term debt agreement restrictions, the Series B preferred stock may be redeemed, at the option of the Company and at any time after February 15, 2000, in whole or in part, at the redemption price of $1,000 per share plus all accrued and unpaid dividends as compounded through the redemption date.

     Mandatory Redemption

     Subject to certain long-term debt agreement restrictions, any holder of Series B preferred stock may require the Company to redeem all or any portion of such holders Series B preferred stock at any time after February 15, 2000, in whole or part, at the redemption price of $1,000 per share plus all accrued and unpaid dividends through the date of redemption.

     Conversion

     The Series B preferred stock outstanding at December 31, 1998 is convertible into voting common stock at the conversion price of $180 per share.

     (b) Cumulative Redeemable Preferred Series A Stock

     On June 27, 1996, the Company purchased all of its Series A cumulative redeemable preferred stock of $2,250 by paying $125 in cash and writing off a $152 nontrade receivable from the Series A cumulative redeemable preferred stockholder.

(12) Employee Benefit Plans

     (a) Employee Savings and Investment Plan

     The Company maintains a defined contribution Employee Savings and Investment Plan (ESIP) covering substantially all full-time employees of the Company. Participants are allowed to contribute to the ESIP up to 18 percent of their salary on a pre-tax basis, up to the maximum allowed under Internal Revenue Service regulations. The Company makes contributions to the ESIP at the discretion of the Board of Directors. The Company made contributions of $97, $206 and $208 to the ESIP during the years ended December 31, 1996, 1997 and 1998, respectively.

     (b) Profit Sharing Plan

     The Company maintains a Profit Sharing Plan (PSP) covering all full-time employees of the Company. An employee is eligible to participate if they are employed on a full-time basis as of the beginning of the fiscal year or if they are employed prior to the beginning of the third quarter of the fiscal year. Profit sharing is calculated as of the end of each fiscal year. The amount available for profit sharing, if any, for each fiscal year is determined by a committee of the Board of

                               ROYSTER-CLARK, INC.
                   NOTES TO FINANCIAL STATEMENTS--(Continued)
                        December 31, 1996, 1997 and 1998
           (Dollars in thousands, except share and per share amounts)


     Directors in accordance with the provisions of the PSP. The Company made contributions of $968, $1,271 and $851 during the years ended December 31, 1996, 1997 and 1998, respectively.

     (c) Employee Stock Ownership Plan

     The Company maintains a noncontributory employee stock ownership plan
(ESOP) for substantially all full-time employees. An employee is eligible to participate upon completion of one hour of service on or before March 31, 1992 or upon completion of one year of service. Contributions are determined at the discretion of the Board of Directors. There were no contributions made during the years ended December 31, 1996, 1997, and 1998.

     The ESOP contains a put option which allows a withdrawing participant to require the Company to purchase his or her shares if the shares are not readily tradeable on an established market. Since there was no established market at December 31, 1997 and 1998, 11,280 and 10,078 common shares, respectively, were valued at their estimated fair value based on the most recent available independent valuation. Consequently, at December 31, 1997 and 1998, $1,861 and $1,864, respectively, has been classified outside of stockholders' equity.

     (d) 1992 Stock Option Plan

     The Company maintains a 1992 Stock Option Plan (SOP) for eligible key employees and directors of the Company. Under the SOP, the Company may grant either nonqualified options (NO) or incentive stock options (ISO) to purchase shares of common stock. The option exercise price per share for NOs and ISOs is determined by the Executive Committee of the Board of Directors and, in the case of ISOs, may not be less than 100 percent of the fair market value on the date the ISO is granted. In the case of an ISO granted to a stockholder who owns stock having more than 10 percent of the combined voting power of all classes of stock of the Company, the option exercise price per share may not be less than 110 percent of the fair market value on the date the ISO is granted. The Executive Committee also determines the exercise period for any options granted.

     The following grants have been made under the SOP:

          Grant date               Number of options         Exercise price
          ----------               -----------------         --------------

        March 15, 1995                   5,278                    $105
        October 1, 1996                  4,000                    $126
        October 1, 1997                  6,000                    $165

                               ROYSTER-CLARK, INC.
                   NOTES TO FINANCIAL STATEMENTS--(Continued)
                        December 31, 1996, 1997 and 1998
           (Dollars in thousands, except share and per share amounts)


     Stock option activity during the years indicated is as follows:



                                        Number of         Weighted-average
                                         shares            exercise price
                                    ----------------     -----------------

Balance at December 31, 1995             5,218               $ 105.00
  Granted ..................             4,000                 126.00
  Exercised ................               123                 105.00
  Forfeited ................              --                     --
                                        ------                -------

Balance at December 31, 1996             9,095                 114.35
  Granted ..................             6,000                 165.00
  Exercised ................             3,194                 110.70
  Forfeited ................              --                     --
                                        ------                -------

Balance at December 31, 1997            11,901                 140.78
  Granted ..................              --                     --
  Exercised ................                10                 105.00
  Forfeited ................              --                     --
                                        ======                =======

Balance at December 31, 1998            11,891               $ 140.81
                                        ======                =======

     At December 31, 1996, 1997 and 1998, vested and exercisable options outstanding were 5,462, 4,985 and 7,600, respectively, at a weighted-average exercise price of $109.33, $121.63 and $132.07, respectively.

     The following table summarizes information about stock options outstanding at December 31, 1998:

                             Options Outstanding
                      --------------------------------------    Weighted-Avg.
         Range of        Number               Weighted-Avg.       Remaining
          Prices      Outstanding             Exercise Price   Contractual Life
          ------      -----------             --------------   ----------------

 $105.00 to $126.00      5,891                   $116.17          7.0 years

      $165.00            6,000                   $165.00          8.8 years

     The Company applies APB Opinion No. 25 in accounting for its stock options. Pro forma information regarding net income per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value of the stock options under SFAS No. 123 was determined by using the minimum value method using the following assumptions:

     Risk-free interest rate.................       5-6%

     Weighted-average expected life..........       10 years

     For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting period. Had the Company determined compensation cost based on the fair value for its stock options under SFAS No. 123, the Company's net income for 1996, 1997 and 1998 would have been decreased to the pro forma amounts indicated below:

                               ROYSTER-CLARK, INC.
                   NOTES TO FINANCIAL STATEMENTS--(Continued)
                        December 31, 1996, 1997 and 1998
           (Dollars in thousands, except share and per share amounts)


                                           1996           1997            1998
                                           ----           ----            ----
As reported............................   $3,814         $4,331          $1,832
                                          ======         ======          ======
Pro forma..............................   $3,706         $4,265          $1,713
                                          ======         ======          ======

(13) Related Party Transactions

     During the years ended December 31, 1996, 1997 and 1998, the Company purchased, under normal terms, approximately $3,208, $3,540 and $3,620 of product from a supplier who is a stockholder in the Company. At December 31, 1997 and 1998, the Company had accounts payable to this supplier of approximately $23 and $43, respectively.

     At December 31, 1997, there was $20,600 due from officers or employees, which was included in other receivables in the accompanying balance sheet. There were no amounts due from officers or employees at December 31, 1998.

(14) Customer Deposits

     The Company accepts customer deposits as interest-bearing deposits. Customer deposits are refundable upon demand in either cash or product. Interest rates paid on customer accounts vary based on economic conditions and are posted at the locations where the Company accepts customer deposits. The interest rate accruing on customer deposits for each of the three years ended December 31, 1996, 1997 and 1998 was approximately 9 percent. In December 1998, the rate was changed to 8.5%. Interest expense on customer deposits totaled approximately $547, $764 and $920 for the years ended December 31, 1996, 1997 and 1998, respectively.

     Certain customer deposits are from officers or employees of the Company. At December 31, 1997 and 1998, these deposits from related parties totaled $2,179 and $1,366, respectively.

(15) Commitments and Contingencies

     Under the terms of the Lebanon Purchase & Sale Agreement (note 2), the Company is required to purchase ammoniated fertilizer products from Lebanon at prices approximating market rates ranging from $145 to $155 per ton in the following quantities:

            Year Ending                                               Tons
            -----------                                               ----
            1999................................................     20,000
            2000................................................     15,000
            2001................................................      9,000
                                                                     ------
            Total minimum purchases.............................     44,000
                                                                     ======

                               ROYSTER-CLARK, INC.
                   NOTES TO FINANCIAL STATEMENTS--(Continued)
                        December 31, 1996, 1997 and 1998
           (Dollars in thousands, except share and per share amounts)

     From time to time, the Company has had claims asserted against it by regulatory agencies or private parties for environmental matters and has incurred obligations for investigation or remedial actions with respect to certain of such matters. In addition, the Company is subject to various claims and legal matters which have arisen in the ordinary course of its business. Although there can be no assurance as to the ultimate disposition of these matters, it is the opinion of the Companys management that any such claims asserted or obligations incurred to date will not result in a material adverse effect upon the results of operations or financial position of the Company.

(16) Subsequent Events

     On January 21, 1999, the Company and Citicorp Venture Capital Ltd. ("CVC" or the "Sponsor") signed a definitive purchase agreement to acquire (the "Acquisition") IMC Agribusiness, Inc., Hutson's Ag Service, Inc. and IMC Nitrogen Company (collectively, "AgriBusiness") from IMC Global Inc. (the "Seller").

     The Company intends to acquire AgriBusiness for approximately $300,000. AgriBusiness had net sales and net income of $787,000 and $5,300 during the year ended December 31, 1998, respectively.

     Plans call for the Acquisition to be completed by way of merger between Royster-Clark and AgriBusiness and a cash equity infusion by CVC.

                               ROYSTER-CLARK, INC.
                             UNAUDITED BALANCE SHEET
           (Dollars in thousands, except share and per share amounts)

                                                                                                As of
                                                                                            March 31, 1999
                                                                                            --------------
                                 Assets
Current assets:
     Cash ........................................................................            $      42
     Trade accounts receivable, net of allowance
       for doubtful accounts of $1,872 ...........................................               36,920
     Other receivables ...........................................................                3,091
     Inventories .................................................................               91,831
     Prepaid expenses ............................................................                4,956
     Income taxes receivable .....................................................                 --
     Deferred tax asset ..........................................................                  440
                                                                                              ---------
                  Total current assets ...........................................              137,280
                                                                                              ---------
Property, plant and equipment, net ...............................................               29,458
Goodwill, net of accumulated amortization of $1,176 ..............................                5,787
Other assets, net ................................................................                  882
                                                                                              ---------
                                                                                                173,407
                                                                                              =========
                        Liabilities and Stockholders' Equity
Current liabilities:
     Current installments of long-term debt ......................................                2,166
     Customer deposits ...........................................................               23,326
     Accounts payable ............................................................               44,612
     Accrued expenses ............................................................                4,864
                                                                                              ---------
                  Total current liabilities ......................................               74,968
Long-term debt, excluding current installments ...................................               65,760
Deferred income taxes ............................................................                3,303
Other long-term liabilities ......................................................                  293
                                                                                              ---------
                  Total liabilities ..............................................              144,324
                                                                                              =========
Cumulative redeemable preferred stock, Series B $.01 par value, (liquidation value
     $1,000 per share). Authorized 500,000 shares, 12,000 shares issued and
     outstanding .................................................................               12,000
Common stock subject to ESOP put option ..........................................                1,864
Stockholders' equity:
     Common stock, $.01 par value. Authorized 1,000,000 shares; 120,497 shares
     issued and 116,975 outstanding ..............................................                    1
Additional paid-in capital .......................................................               10,220
Retained earnings ................................................................                7,430
Common stock subject to put option (10,078 shares
     at $185 per share) ..........................................................               (1,864)
                                                                                              ---------
                                                                                                 15,787
Less treasury stock, 3,522 common shares .........................................                 (568)
                                                                                              ---------
                  Total stockholders' equity .....................................               15,219

Commitments, contingencies and subsequent event ..................................            ---------
                                                                                              $ 173,407
                                                                                              =========

See accompanying notes to unaudited financial statements.

                               ROYSTER-CLARK, INC.
                         UNAUDITED STATEMENTS OF INCOME
                             (Dollars in thousands)



                                                                                Three Months Ended March 31,
                                                                      --------------------------------------------------
                                                                              1998                        1999
                                                                      ----------------------     -----------------------

Net sales ..................................                                $41,284                      $53,487
Cost of sales ..............................                                 34,313                       44,042
                                                                            -------                      -------
         Gross profit ......................                                  6,971                        9,445
Selling, general and administrative expenses                                  4,909                        7,221
                                                                            -------                      -------
         Operating income ..................                                  2,062                        2,224
                                                                            -------                      -------
Interest expense ...........................                                  1,219                        1,607
                                                                            -------                      -------
         Income before income taxes ........                                    843                          617
Income tax expense .........................                                    348                          251
                                                                            =======                      =======
         Net income ........................                                $   495                      $   366
                                                                            =======                      =======

See accompanying notes to unaudited financial statements.

                               ROYSTER-CLARK, INC.
                   UNAUDITED STATEMENT OF STOCKHOLDERS' EQUITY
                        Three Months Ended March 31, 1999
           (Dollars in thousands, except share and per share amounts)


                                                 Common Stock Issued          Additional                        Common Stock
                                            ------------------------------      paid-in          Retained         subject to
                                              Shares           Amount           capital          earnings         put option
                                            ------------    --------------    ------------     --------------    --------------

Balance at December 31, 1998 ..........        120,497                1         10,220              7,364            (1,864)
Net income ............................           --               --             --                  366              --
Dividends declared - Series B preferred
   stock, $100 per share from
   January 1, 1999 to March 31, 1999 ..           --               --             --                 (300)             --



                                              --------         --------       --------           --------          --------
Balance at March 31, 1999 .............        120,497         $      1       $ 10,220           $  7,430          $ (1,864)
                                              ========         ========       ========           ========          ========



                                                       Treasury Stock                 Total
                                                ------------------------------     stockholders'
                                                  Shares            Amount            equity
                                                ------------     -------------     --------------

Balance at December 31, 1998 ..........            (3,522)             (568)           15,153
Net income ............................              --                --                 366
Dividends declared - Series B preferred
   stock, $100 per share from
   January 1, 1999 to March 31, 1999 ..              --                --                (300)



                                                 --------          --------          --------
Balance at March 31, 1999 .............          $ (3,522)         $   (568)         $ 15,219
                                                 ========          ========          ========


See accompanying notes to unaudited financial statements.

                               ROYSTER-CLARK, INC.
                       Unaudited Statements of Cash Flows
                             (Dollars in thousands)

                                                                            Three Months Ended March 31,
                                                                       -----------------------------------
                                                                            1998                1999
                                                                            ----                ----
Cash flows from operating activities:
     Net income ...............................................       $       495        $       366
     Adjustments to reconcile net income to net cash
       used in operating activities:
         Increase in allowance for doubtful accounts ..........                72                 94
         Depreciation and amortization ........................               611                718
         Gain on sale of fixed assets .........................               (31)                (6)
         Change in deferred income taxes ......................              (464)              (191)
         Changes in operating assets and liabilities increasing
            (decreasing) cash:
                  Trade accounts receivable ...................           (12,312)           (13,445)
                  Other receivables ...........................               317               (530)
                  Inventories .................................           (38,191)           (36,626)
                  Prepaid expenses ............................            (1,656)            (2,236)
                  Income taxes receivable .....................              --                  307
                  Other assets ................................                57               (159)
                  Customer deposits ...........................               725             (1,036)
                  Accounts payable ............................            20,812             20,346
                  Accrued expenses ............................               379              1,496
                  Income taxes payable ........................               431                126
                  Other long-term liabilities .................              (280)              --
                                                                      -----------        -----------
                      Total adjustments .......................       $   (29,530)       $   (31,142)
                                                                      -----------        -----------
                      Net cash used in operating activities ...       $   (29,035)       $   (30,776)
                                                                      -----------        -----------
Cash flows from investing activities:
     Proceeds from sale of property, plant and equipment ......       $        99        $         8
     Purchases of property, plant and equipment ...............            (1,021)              (964)
                                                                      -----------        -----------
                      Net cash used in investing activities ...       $      (922)       $      (956)
                                                                      -----------        -----------
Cash flows from financing activities:
     Payments on revolving note payable to bank ...............       $   (47,211)       $   (64,725)
     Borrowings on revolving note payable to bank .............            77,746             97,089
     Principal payments on long-term debt .....................              (385)              (437)
     Dividend payments ........................................              (195)              (195)
     Stock options exercised ..................................                 2               --
                                                                      -----------        -----------
                      Net cash provided by financing activities       $    29,957        $    31,732
                                                                      -----------        -----------
Net increase in cash ..........................................              --                 --
Cash at beginning of period ...................................                29                 42
                                                                      -----------        -----------
Cash at end of period .........................................       $        29        $        42
                                                                      ===========        ===========
Supplemental disclosure of cash flow information:
     Cash paid during the period for interest .................       $ 1,208,720        $ 1,462,729
                                                                      ===========        ===========
     Cash paid during the period for income taxes .............       $   416,800        $    11,198
                                                                      ===========        ===========

See accompanying notes to unaudited financial statements

                               ROYSTER-CLARK, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                                 March 31, 1999
           (Dollars in thousands, except share and per share amounts)



   (1)   Unaudited Interim Financial Statements

              In the opinion of management, the accompanying unaudited interim financial statements of Royster-Clark, Inc. (the "Company") are prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Article 10 of Regulation S-X. Accordingly, certain disclosures accompanying annual financial statements prepared in accordance with GAAP are omitted. In the opinion of management, all adjustments, consisting of normal recurring accruals necessary for the fair presentation of financial statements for the interim period, have been included. The current period's results of operations are not necessarily indicative of results that ultimately may be achieved for the year.

   (2)   Description of Business

              Royster-Clark (the Company) sells fertilizer materials, mixed fertilizers, crop protection chemicals, seeds and other farm supplies to farmers, dealers and fertilizer blenders and distributors through retail farm service centers, wholesale distribution facilities and independent commission agents.

   (3)   Inventory

              Inventories are stated at the lower of cost or market, with cost being determined by the weighted-average actual method, in which a first-in, first-out flow is assumed. Costs directly associated with warehousing and distribution are capitalized into crop protection and seed inventories. Total warehousing and distribution costs capitalized into inventories amounted to $1,297. Inventory amounts at March 31, 1999 were as follows:

                      Chemicals                            $41,947
                      Fertilizers                           17,890
                      Fertilizer Materials                  14,778
                      Seeds                                 14,211
                      Sundry                                 3,005
                                                         ---------
                                                           $91,831
                                                         =========

                               ROYSTER-CLARK, INC.
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                                 March 31, 1999
           (Dollars in thousands, except share and per share amounts)

   (4)   Commitments, Contingencies and Subsequent Events

(a)    Purchase Commitments

       Under the terms of the Lebanon Purchase & Sale Agreement, the Company is required to purchase ammoniated fertilizer products from Lebanon at prices approximating market rates ranging from $145 to $155 per ton in the following quantities:

               Year ending                                 Tons
               -----------                                 ----

                     1999                                 20,000
                     2000                                 15,000
                     2001                                  9,000
                                                          ------

                   Total minimum purchases                44,000
                                                          ======


(b)    Legal and Regulatory Matters

       From time to time, the Company has had claims asserted against it by regulatory agencies or private parties for environmental matters and has incurred obligations for investigation or remedial actions with respect to certain of such matters. In addition, the Company is subject to various claims and legal matters which have arisen in the ordinary course of its business. Although there can be no assurance as to the ultimate disposition of these matters, it is the opinion of the Company's management that any such claims asserted or obligations incurred to date will not result in a material adverse effect upon the results of operations or financial position of the Company.

(c)    Pending Acquisition

       On January 21, 1999, the Company and Citicorp Venture Capital, Ltd. ("CVC" or the "Sponsor") signed a definitive purchase agreement to acquire (the "Acquisition") IMC Agribusiness, Inc., Hutson's Ag Services, Inc. and IMC Nitrogen Inc. (collectively, "AgriBusiness") from IMC Global Inc. (the "Seller").

       The Company intends to acquire AgriBusiness for approximately $300,000. AgriBusiness had net sales and net income of $787,000 and $5,300 during the year ended December 31, 1998. AgriBusiness net sales and net loss for the quarter ended March 31, 1999 were $127,600 and $10,600 respectively.

       Plans call for the Acquisition to be completed by way of merger between Royster-Clark and AgriBusiness.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
IMC Global Inc.

     We have audited the accompanying combined balance sheets of IMC AgriBusiness (a Business Unit of IMC Global Inc.) as of December 31, 1998 and 1997, and the related combined statements of earnings and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of IMC AgriBusiness at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                Ernst & Young LLP

January 18, 1999
St. Louis, Missouri

                                IMC AGRIBUSINESS
                      (a Business Unit of IMC Global Inc.)
                             COMBINED BALANCE SHEETS

                                                                                       December 31
                                                                       --------------------------------------------
                                                                               1997                   1998
                                                                       ---------------------  ---------------------
                                                                                      (In millions)
                                ASSETS
Current Assets:
   Cash ..........................................................            $    5.4              $    6.1
   Accounts receivable, net of allowance for doubtful accounts of
     $4.3 in 1997 and $3.7 in 1998 ...............................                76.2                  63.7
   Inventories ...................................................               174.1                 157.1
   Other current assets ..........................................                  .8                    .5
                                                                                ------                ------
        Total current assets .....................................               256.5                 227.4
                                                                                ------                ------
Property, plant, and equipment, net ..............................               150.5                 157.8
Goodwill, net of accumulated amortization of $4.6 in 1997 and $6.0
  in 1998 ........................................................                51.9                  51.5
Other assets .....................................................                 5.4                   3.6
                                                                                ------                ------
                                                                              $  464.3              $  440.3
                                                                                ======                ======
                LIABILITIES AND IMC GLOBAL INVESTMENT
Current Liabilities:
   Accounts payable ..............................................            $   45.8              $   47.1
   Payable to affiliates .........................................                21.8                  24.7
   Accrued liabilities ...........................................                12.5                  11.3
   Current maturities of long-term debt ..........................                10.5                   2.5
                                                                                ------                ------
        Total current liabilities ................................                90.6                  85.6
Long-term debt, less current maturities ..........................                 4.6                   4.6
Deferred income taxes ............................................                26.1                  28.8
Other noncurrent liabilities .....................................                 4.6                   3.5
                                                                                ------                ------
        Total liabilities ........................................               125.9                 122.5
IMC Global investment ............................................               338.4                 317.8
                                                                                ------                ------
                                                                              $  464.3              $  440.3
                                                                                ======                ======


See accompanying notes.

                                IMC AGRIBUSINESS
                      (a Business Unit of IMC Global Inc.)
                         COMBINED STATEMENTS OF EARNINGS


                                                                       Years Ended December 31
                                                          --------------------------------------------------
                                                              1996              1997                1998
                                                          -----------     --------------         -----------
                                                                           (In millions)
Net sales.......................................             $797.8           $872.6               $787.0
Cost of goods sold..............................              643.9            708.9                659.2
                                                              -----            -----                -----
Gross margin....................................              153.9            163.7                127.8
Selling, general, and administrative expenses...              105.1            120.1                103.3
Merger and restructuring charge.................               13.3                -                    -
                                                               ----            -----                -----

Operating earnings..............................               35.5             43.6                 24.5
Other expense (income):
   Interest expense.............................               13.1             13.3                 13.2
   Other, net...................................              (0.2)            (0.7)                  1.9
                                                              -----            -----               ------

Earnings before taxes...........................               22.6             31.0                  9.4
Provision for income taxes......................                9.8             12.2                  4.1
                                                              -----            -----                -----
Net earnings....................................              $12.8            $18.8                 $5.3
                                                              =====            =====                 ====


See accompanying notes.

                                IMC AGRIBUSINESS,
                      (a Business Unit of IMC Global Inc.)
                        COMBINED STATEMENTS OF CASH FLOWS


                                                                                    Year Ended December 31
                                                           ------------------------------------------------------------------------
                                                                    1996                      1997                      1998
                                                           ---------------------     ---------------------    ---------------------
                                                                                         (In millions)
Operating activities
   Net Earnings ..............................                    $  12.8                   $  18.8                   $   5.3
   Adjustments to reconcile net earnings to
     net cash provided by operating
     activities:
     Depreciation ............................                       15.3                      18.7                      21.6
     Amortization ............................                        2.1                       2.1                       1.7
     Restructuring charge ....................                       13.3                      --                        --
     Deferred income taxes ...................                       (4.8)                      3.3                       2.7
     Other ...................................                       --                         0.2                       1.4
     Changes in operating assets and
       liabilities:
       Accounts receivable ...................                        9.5                      23.6                      12.5
       Inventories ...........................                        8.9                      19.9                      17.1
       Other current assets ..................                       (1.1)                     (2.1)                      0.3
       Accounts payable ......................                      (19.6)                    (44.6)                      1.3
       Payable to affiliates .................                       12.7                       5.2                       2.9
       Accrued liabilities ...................                       (5.5)                     (2.6)                     (1.1)
                                                                    -----                     -----                     -----
         Net cash provided by
            operating activities .............                       43.6                      42.5                      65.7
                                                                    -----                     -----                     -----

Investing activities
   Purchases of property, plant, and
     equipment, net ..........................                      (23.0)                    (27.8)                    (30.1)
   Acquisitions, net of cash acquired ........                      (22.9)                    (50.8)                     (1.0)
                                                                    -----                     -----                     -----
         Net cash used in investing activities                      (45.9)                    (78.6)                    (31.1)
                                                                    -----                     -----                     -----


Financing activities
   Proceeds from long-term borrowings and
     notes ...................................                        0.5                       5.2                      --
   Principal payments on long-term ...........                       (2.5)                     (0.2)                     (8.0)
     borrowings and notes ....................
   Net advances from (to) IMC Global .........                        0.9                      33.7                     (25.9)
                                                                    -----                     -----                     -----
       Net cash provided by (used in)
         financing activities ................                       (1.1)                     38.7                     (33.9)
                                                                    -----                     -----                     -----
Increase (decrease) in cash ..................                       (3.4)                      2.6                       0.7
Cash at beginning of year ....................                        6.2                       2.8                       5.4
                                                                    -----                     -----                     -----
Cash at end of year ..........................                    $   2.8                   $   5.4                   $   6.1
                                                                    =====                     =====                     =====


    See accompanying notes.

                                IMC AGRIBUSINESS
                      (a Business Unit of IMC Global Inc.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                December 31, 1998

1. Summary of Significant Accounting Policies

     Description of Company and Basis of Presentation

     IMC AgriBusiness (the "Company") is a leading supplier of crop production inputs and services to farmers and retail dealers primarily in the midwestern and southeastern United States. The Company is a business unit of IMC Global Inc. (Global) and was formed on July 1, 1996 in connection with the merger of Global and The Vigoro Corporation (TVC) (Vigoro Merger), which was accounted for as a pooling of interests. Accordingly, the Company's financial statements prior to the merger are restated on a combined basis to reflect the Vigoro Merger.

     The combined financial statements of the Company reflect the assets, liabilities, sales, and expenses of the following legal entities: (i) IMC AgriBusiness, except for IMC Vigoro, the consumer products business unit of Global, (ii) IMC Nitrogen, Inc., and (iii) Hutson's Ag Services, Inc. All significant intercompany accounts and transactions between these legal entities have been eliminated. The Company is not a legal entity, and therefore, the combined financial statements do not reflect shareholder's equity. The Global investment represents Global's net investment in the Company and includes intercompany loans due to Global.

     Excluded from the accompanying combined financial statements are certain real estate investments and FAP, Inc. (a wholly owned subsidiary of TVC), which consists of a purchased ammonia plant that has not been placed into service. The net book value of these excluded assets approximated $7.3 million at December 31, 1998. The accompanying combined financial statements have been prepared in connection with Global's plans to divest the Company. These assets are not included in the assets to be divested.

     Certain amounts in the combined financial statements for periods prior to December 31, 1998 have been reclassified to conform to the current presentation.

     Change in Fiscal Year

     Effective with the year ended December 31, 1997, the Company changed from a June 30 fiscal year-end in order to permit more effective business planning, including annual budgeting, government reporting, and audit functions, as well as to align statistical and financial reporting with competitors.

                                IMC AGRIBUSINESS
                      (a Business Unit of IMC Global Inc.)
               NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

     Use of Estimates

     Management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Cash

     The Company's cash is centralized with Global, and the Company transmits substantially all available cash to Global on a daily basis. Cash on the balance sheets represents funds which are deposited in the Company's accounts but are not available to transmit to Global.

     Concentration of Credit Risk

     The Company sells its products and services to farmers or retail dealers primarily in the midwestern and southeastern United States. No single customer or group of affiliated customers accounted for more than 10 percent of the Company's net sales.

     Inventories

     Inventories are valued at the lower of cost or market (net realizable value). Cost for substantially all of the Company's inventories is calculated on a FIFO (first-in, first-out) or average cost basis.

     Property, Plant, and Equipment

     Property, plant, and equipment are carried at cost. Expenditures for major replacements and improvements are capitalized, except for turnarounds. Turnarounds are large-scale maintenance projects that are performed regularly, usually every 18 to 24 months. Expenditures for turnarounds are deferred when incurred and amortized into cost of goods sold on a straight-line basis, generally over an 18-month period. The deferred portion of the turnaround expenditures is classified in other assets.

     Depreciation is computed on a straight-line basis over the estimated useful life of the asset as follows: buildings, 10 to 20 years; machinery and equipment, 3 to 10 years.

     In 1997, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The statement requires the recognition of an impairment loss on a long-lived asset held for use when events and circumstances indicate that the estimate of undiscounted future cash flows expected to be generated by the asset are less than its carrying amount. Adoption of this statement did not have a material effect on the Company's financial statements.

                                IMC AGRIBUSINESS
                      (a Business Unit of IMC Global Inc.)
               NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

     Revenue Recognition

     Sales revenue is recognized when the product is shipped to the customer or a service is performed. Shipments to independent warehouses are recorded in inventory and recognized as sales revenue when the product is shipped to a customer.

     Goodwill

     Goodwill, representing the excess of purchase cost over the fair value of net assets acquired, is generally amortized using the straight-line method over periods not exceeding 40 years. The Company periodically evaluates the realizability of goodwill based on projected undiscounted cash flows and operating income of each business having material goodwill balances.

     Stock-Based Compensation Plans

     Officers and key managers of the Company participate in various stock option plans sponsored by Global. Under these plans, employees may be granted non-qualified stock options. The Company has elected to continue to account for these stock-based compensation plans under the provisions of Accounting Principles Board Opinion No. 25 (APB No. 25). Accordingly, no compensation cost has been charged to earnings for options granted, as the option price equals the market price on the date of grant for all options. The pro forma disclosures under SFAS No. 123 have not been made, as this information is not deemed relevant to the operating results of the Company.

     Accrued Environmental Costs

     The Company's activities include the manufacturing and blending of crop nutrients and the blending of crop nutrients with pesticide products. These operations are subject to extensive federal, state, provincial, and local environmental regulations, including laws related to air and water quality, management of hazardous and solid wastes, and management and handling of raw materials and products. Expenditures that relate to an existing condition caused by past operations of the Company or prior landowners and that do not contribute to current or future revenue generation are charged to operations.

     Liabilities are recorded for identified sites when (i) litigation has commenced or (ii) a claim or assessment has been asserted or is probable and the likelihood of an unfavorable outcome is probable.

     In 1997, the Company adopted Statement of Position (SOP) 96-1, "Environmental Remediation Liabilities," promulgated by the American Institute of Certified Public Accountants, which provides guidance for the accrual of environmental remediation costs. Adoption of this statement did not have a material effect on the Company's financial statements.

                                IMC AGRIBUSINESS
                      (a Business Unit of IMC Global Inc.)
               NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

     Derivatives

     The Company is exposed to fluctuations in the purchase price of certain grain products, primarily soybeans, corn, and wheat, and certain fertilizer products. The Company periodically enters into futures contracts in order to minimize these risks, but not for speculative purposes. The Company held no material futures contracts at December 31, 1997 or 1998.

     Pending Adoption of New Accounting Standard

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted in years beginning after June 15, 1999. Because of the Company's minimal use of derivatives, management does not anticipate that the adoption of the new statement will have a significant effect on earnings or the financial position of the Company.

2.   Transactions With IMC Global Inc. and Affiliates

     Global provides certain administrative functions to the Company, including audit, income tax planning and compliance, employee benefit plan design and compliance, environmental health and safety consulting, and property and casualty insurance administration. These services are provided to the Company without charge, and therefore, the cost of such services is not included in the accompanying combined financial statements. Management of the Company believes that the total incremental cost of these services is not significant.

     The Company purchases substantially all of its phosphate and potash fertilizers from affiliates of Global at market-based prices, and these purchases totaled $190 million, $219 million, and $216 million in 1996, 1997, and 1998, respectively.

     Borrowing needs for working capital and other corporate purposes of the Company are funded by Global. Intercompany loans and balances with Global and affiliates totaled $222.6 million and $194.2 million at December 31, 1997 and 1998, respectively, and are included in the Global investment. Interest expense on the intercompany loans and balances is at a variable borrowing rate (weighted average rate of 5.8 percent for 1998) and totaled $11.3 million, $11.5 million, and $11.8 million in 1996, 1997, and 1998, respectively. Cash payments to Global for interest were $11.7 million, $11.4 million, and $12.6 million in 1996, 1997, and 1998, respectively.

                                IMC AGRIBUSINESS
                      (a Business Unit of IMC Global Inc.)
               NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

     Changes in the Global investment were as follows (in millions):

Balance at December 31, 1995.............................     $272.2
   Net earnings .........................................       12.8
   Net advances from Global..............................         .9
                                                                  --

Balance at December 31, 1996.............................      285.9
   Net earnings..........................................       18.8
   Net advances from Global..............................       33.7
                                                                ----

Balance at December 31, 1997.............................      338.4
   Net earnings..........................................        5.3
   Net advances to Global................................      (25.9)
                                                               ------

Balance at December 31, 1998.............................     $317.8
                                                              ======

3.   Inventories

     Inventories as of December 31 were as follows:

                                                               1997       1998
                                                            --------------------
                                                                (In millions)
   Products .............................................     $166.3     $150.3
   Operating materials and supplies......................        7.8        6.8
                                                              ------     ------
                                                              $174.1     $157.1
                                                              ======     ======

4.   Property, Plant, and Equipment

     The Company's investment in property, plant, and equipment as of December 31 is summarized as follows:

                                                               1997       1998
                                                            --------------------
                                                                (In millions)
   Land..................................................      $21.9      $22.6
   Buildings and improvements............................       47.9       49.7
   Machinery and equipment...............................      158.2      187.3
   Construction in process...............................       10.6        2.8
                                                              ------     ------
                                                               238.6      262.4
   Less accumulated depreciation                               (88.1)    (104.6)
                                                              -------   --------
                                                              $150.5     $157.8
                                                              ======     ======

                                IMC AGRIBUSINESS
                      (a Business Unit of IMC Global Inc.)
               NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

5.   Other Assets

     Other assets as of December 31 were as follows:

                                                      1997             1998
                                                  -----------------------------
                                                          (In millions)
   Investments in joint ventures ...............     $2.4              $2.1
   Deferred turnarounds.........................      1.1               0.5
   Notes receivable.............................      1.1               0.6
   Other........................................      0.8               0.4
                                                     ----              ----
                                                     $5.4              $3.6
                                                     ====              ====

6.   Accounts Payable

     Accounts payable as of December 31 were as follows:

                                                      1997             1998
                                                  -----------------------------
                                                          (In millions)
   Trade accounts payable.......................    $21.7             $27.1
   Customer prepayments.........................     11.9              11.4
   Outstanding bank drafts......................     12.2               8.6
                                                    -----             -----
                                                    $45.8             $47.1
                                                    =====             =====

7.   Merger and Restructuring Charge

     In connection with the Vigoro Merger, Global adopted a plan to restructure its business operations into a decentralized organizational structure with stand-alone business units. This restructuring resulted in staff reductions and related severance benefits. In addition, in connection with the restructuring, the Company undertook a detailed review of its accounting records and valuation of various assets and liabilities. As a result, in 1996 the Company recorded charges totaling $13.3 million comprised of (i) $6.7 million related to the valuation of certain plant facilities and other obsolete assets, (ii) $4.3 million for environmental matters, (iii) $0.4 million related to employee and severance costs, and (iv) $1.9 million for other matters. The majority of these charges were noncash-related. The balances, primarily consisting of environmental liabilities, of this reserve at December 31, 1997 and 1998, were $4.6 million and $4.0 million, respectively. Actual cash expenditures accounted for $0.1 million of the change in the reserve during 1998, with the remaining reduction due to the revision of estimates determined in prior periods and other non-cash charges.

                                IMC AGRIBUSINESS
                      (a Business Unit of IMC Global Inc.)
               NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

8.   Other Expense (Income)

     Other expense (income) consisted of the following:


                                                          Year Ended December 31,
                                                    1996           1997              1998
                                               ------------------------------------------------
                                                              (In millions)
Loss on sale of seed-processing facility             $  --       $  --             $  1.3
Divestiture expenses ...................             $  --       $  --                0.3
Interest income ........................               (0.3)       (0.3)             (0.3)
Other, net .............................                0.1        (0.4)              0.4
                                                       ----        ----              ----
                                                     $ (0.2)     $ (0.7)           $  1.9
                                                       ====        ====              ====



9.   Business Acquisitions

     In January 1996, the Company acquired several retail distribution units from Agri Supply Company, Inc. for 267,000 shares of TVC common stock with a market value of approximately $15.0 million and $3.5 million in cash. Goodwill of $10.0 million was recorded from this purchase.

     Effective May 1, 1997, the Company acquired Hutson's Ag Services, Inc., a retail distribution company, and Hutson Company, Inc., a storage terminal company, for approximately $28.0 million in cash, a $5.0 million note, and 208,364 shares of Global's common stock with a market value of approximately $8.0 million. Goodwill of $16.0 million was recorded related to this transaction. Also during 1997, the Company acquired several additional retail distribution units for approximately $11.0 million in cash and recorded goodwill from these purchases of $5.0 million.

     During 1998, the Company acquired one retail distribution unit for approximately $1.0 million in cash. Goodwill of $0.4 million was recorded from this purchase.

     All of these acquisitions were accounted for under the purchase method of accounting, and accordingly, results of operations for the acquired businesses have been included in the Company's statements of earnings since the respective dates of acquisition.

10.  Long-Term Debt

     Long-term debt at December 31 consisted of the following:


                                                             1997       1998
                                                         -----------------------
                                                               (In millions)
     Note payable........................................   $5.0         $5.0
     Industrial development and revenue bonds............   10.1          2.1
                                                            ----         -----
                                                            15.1          7.1
     Less current maturities.............................   10.5          2.5
                                                            ----         ----
                                                            $4.6         $4.6
                                                            ====         ====

                                IMC AGRIBUSINESS
                      (a Business Unit of IMC Global Inc.)
               NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

     In connection with the Company's purchase of Hutson Company, Inc. in 1997, the Company entered into a $5.0 million note payable, due in June 2002, bearing interest at an annual rate of 7.25 percent. The note payable contains provisions which allow the holder to demand payment in full if a change in the Company's ownership occurs or demand payment for 50 percent of the note's balance if the individual federal long-term capital gains tax rate is reduced below 28 percent. Because the capital gains tax rate has been reduced below 28 percent, $2.5 million of the note payable has been classified as a current liability in the accompanying combined balance sheet.

     Interest on the industrial revenue bond is variable and based on short-term rates for tax-exempt securities (3.9 percent at December 31, 1998). The bond is secured by a letter of credit that is renewed annually by the Company. There were no amounts outstanding under the letter of credit at December 31, 1997 or 1998, respectively.

     As of December 31, 1998, the estimated fair value of the Company's long-term debt approximates its carrying value. The fair value was calculated in accordance with the requirements of SFAS No. 107, "Disclosures of Fair Value of Financial Instruments," and was estimated by discounting the future cash flows using rates currently available to the Company for debt instruments with similar terms and remaining maturities.

     Maturities for the next four years are as follows (in millions):

                1999.....................................       $2.5
                2000.....................................        --
                2001.....................................        --
                2002.....................................        4.6
                                                                ----
                                                                $7.1

     Interest paid on third-party debt totalled $1.9 million, $2.3 million, and $2.0 million in 1996, 1997, and 1998, respectively.

11.  Retirement Plans

     The majority of the Company's employees participate in defined contribution pension and savings plans (Plans) sponsored by Global, whereby participants are permitted to defer a portion of their compensation. The Company's contributions to the Plans are based on a percentage of wages earned by the eligible employees or by matching a percentage of employee contributions. The majority of employees not covered by the Plans are included in plans under collective bargaining agreements or a defined benefit pension plan sponsored by Global. The Company contributions are based on the applicable provisions of each plan. Total pension and savings expense was $3.9 million, $3.5 million, and $4.6 million in 1996, 1997, and 1998, respectively.

12.  Postemployment and Postretirement Benefit Plans

     Through plans sponsored by Global or the Company, workers' compensation and disability are provided to certain former or inactive employees after employment but before retirement. The Company's expense related to funding these benefits was not significant.

                                IMC AGRIBUSINESS
                      (a Business Unit of IMC Global Inc.)
               NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

     Effective January 1, 1998, substantially all employees were offered certain postretirement health benefits under Global's postretirement plan based on years of service. The Company's expense related to funding these benefits was not significant.

13.  Income Taxes

     The Company is included in the consolidated income tax return filed by Global. However, the income tax provision and deferred tax accounts appearing in the accompanying combined financial statements reflect the results of the Company as a separate entity on a stand-alone basis.

     The following is a summary of the provision for income taxes and deferred income taxes, a reconciliation of the U.S. statutory income tax rate to the effective income tax rate, and the components of deferred tax assets and liabilities.


                                                                        Year Ended December 31,
                                                                1996              1997               1998
                                                          ----------------- -----------------  -----------------
                                                                   (In millions except percentages)
Provision for income taxes:
   Current ......................................               $  14.6           $   8.9            $   1.4
   Deferred .....................................                  (4.8)              3.3                2.7
                                                                  -----             -----              -----
                                                                $   9.8           $  12.2            $   4.1
                                                                  =====             =====              =====
Effective income tax rate reconciliation:
   Federal tax at U.S. statutory income tax rate                $   7.9           $  10.9            $   3.3
Increase (decrease) resulting from:
   State income taxes, net of federal tax benefit                   0.8               1.0                0.3
   Amortization of goodwill .....................                   0.5               0.4                0.5
   Other ........................................                   0.6              (0.1)               --
                                                                  -----             -----              -----
                                                                $   9.8           $  12.2            $   4.1
                                                                  =====             =====              =====
Effective income tax rate .......................                  43.0%             39.4%              44.1%
                                                                  =====             =====              =====

                                IMC AGRIBUSINESS
                      (a Business Unit of IMC Global Inc.)
               NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


                                                                          December 31,
                                                                   1997                   1998
                                                            -------------------------------------------
                                                                          (in millions)

Components of deferred tax assets and liabilities:
  Deferred tax assets
     Allowance for doubtful accounts .............                 $ 2.0                  $ 1.4
     Other noncurrent liabilities ................                   2.4                    1.3
     Other .......................................                   1.0                    1.0
                                                                   -----                   ----
  Total deferred tax assets ......................                   5.4                    3.7

  Deferred tax liabilities:
     Property, plant and equipment ...............                  30.9                   31.9
     Other .......................................                   0.6                    0.6
                                                                   -----                   ----
  Total deferred tax liabilities .................                  31.5                   32.5
                                                                   -----                   ----
Net deferred tax liability .......................                 $26.1                  $28.8
                                                                   =====                   ====


     Deferred income taxes reflect the net tax effects of temporary differences between the amounts of assets and liabilities for accounting purposes and the amounts used for income tax purposes.

     Income taxes paid net of refunds received were $2.4 million, $3.1 million, and $0.2 million for 1996, 1997, and 1998, respectively. Global files a consolidated tax return for federal income tax purposes. As such, included in income taxes paid were amounts paid to Global of $1.1 million in 1997. No tax payments, net of refunds, were made to Global in 1998 or 1996.

14. Long-Term Incentive Plan

     Certain officers of the Company participate in a long-term incentive plan sponsored by Global and established in 1997. Under the plan, officers may be awarded stock or cash upon achievement of specified objectives over a three-year period beginning July 1, 1996. Final payouts are made at the discretion of the Compensation Committee of Global's Board of Directors, whose members are not participants in the Plan. Approximately $1.5 million was expensed in 1997 for performance awards earned for the relevant period under the plan. No expense was recorded under the plan in 1998 or 1996.

15.  Commitments

     The Company purchases natural gas under fixed-price contracts which range from three to ten years. Natural gas purchases related to these long-term purchase commitments were $15.2 million, $12.6 million, and $13.6 million in 1996, 1997, and 1998, respectively.

     The Company leases office facilities, rail cars, and various types of equipment under operating leases whose terms range from 3 to 15 years. Rental expense was $8.4 million, $11.1 million, and $12.8 million in 1996, 1997, and 1998, respectively.

                                IMC AGRIBUSINESS
                      (a Business Unit of IMC Global Inc.)
               NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

     Summarized below is a schedule of future minimum long-term purchase commitments and minimum lease payments under noncancelable operating leases as of December 31, 1998:



                                                                  Operating
                                            Purchase                Lease
                                          Commitments            Commitments
                                      ------------------------------------------
                                                     (In millions)
     1999............................         $20.6                  $ 7.3
     2000............................          15.7                    6.3
     2001............................           7.4                    5.1
     2002............................           3.9                    3.6
     2003............................           1.7                    2.6
     Subsequent years................           3.7                    3.2
                                                ---                    ---
                                              $53.0                  $28.1
                                              =====                  =====


16.  Contingencies

     The historical use and handling of regulated chemical substances and crop nutrient products in the normal course of the Company's business have resulted in contamination at facilities presently or previously owned or operated by the Company. The Company has also purchased facilities that were contaminated by previous owners through their use and handling of regulated chemical substances. Spills or other unintended releases of regulated substances have occurred in the past and potentially could occur in the future, possibly requiring the Company to undertake or fund cleanup efforts. At some locations, the Company has agreed, pursuant to consent orders with the appropriate governmental agencies, to undertake certain investigations (which currently are in progress) to determine whether remedial action may be required to address contamination.

     The Company believes that, pursuant to several indemnification agreements, it is entitled to at least partial, and in many instances complete, indemnification for a portion of the costs that may be expended by the Company to remedy environmental issues at certain facilities. These agreements address issues that resulted from activities occurring prior to the Company's acquisition of facilities or businesses from certain other public and private entities. The Company has already received and anticipates receiving amounts pursuant to the indemnification agreements for certain of its expenses incurred to date and to be incurred in the future.

     Recorded environmental liabilities at December 31, 1997 and 1998, for the estimated cost of cleanup efforts of identified contamination were $4.6 million and $3.5 million, respectively, and are included in noncurrent liabilities in the accompanying combined balance sheets. Actual cash expenditures accounted for $0.5 million of the change in the reserve during 1998, with the remaining reduction due to the revision of estimates determined in prior periods and other noncash charges.

     The Company is subject to various claims arising out of the conduct of its business, including environmental matters. While the ultimate resolution of these claims against the Company cannot be predicted with certainty, management of the Company believes that the resolution of these matters will not have a material adverse effect on its combined financial condition or results of operations.

                                IMC AGRIBUSINESS
                      (a Business Unit of IMC Global Inc.)
               NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

17.  Operating Segments

     The Company's reportable segments are strategic business segments that operate through distinct distribution networks and in some cases different geographic areas. They are managed separately because each business requires different marketing and operational strategies.

     The Company has three reportable segments: Retail, Rainbow, and IMC Nitrogen. The Company's Retail segment supplies crop production inputs and services to farmers primarily in the midwestern and southeastern United States through its retail farm centers (Farmarkets). The Company's Rainbow segment is primarily a producer and wholesaler of premium granulated fertilizers in the southeastern United States. IMC Nitrogen is a producer and wholesale marketer of fertilizers in the eastern cornbelt and operates a fully integrated nitrogen plant.

                                IMC AGRIBUSINESS
                      (a Business Unit of IMC Global Inc.)

               NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. There are no significant intersegment sales. The Company evaluates performance based on operating earnings of the respective business segment. Segment information for the years 1996, 1997, and 1998 was as follows (in millions):

                                                                            IMC
                                             Retail        Rainbow       Nitrogen       Other(1)       Total
                                           ------------  -------------  ------------  ------------- -------------
                                                                           1996

Net sales.............................       $361.7        $298.0         $138.1          $  -         $797.8
Gross margins.........................         75.8          38.7           39.4             -          153.9
Operating earnings....................          3.2          16.4           29.2         (13.3)          35.5
Depreciation and amortization.........         13.5           1.0            2.9             -           17.4
Total assets..........................        222.9          82.0          108.8           3.4          417.1
Capital expenditures..................         14.4           0.7            7.9             -           23.0

                                                                           1997

Net sales.............................       $439.7        $275.6         $157.3          $  -         $872.6
Gross margins.........................         97.8          32.9           33.0             -          163.7
Operating earnings....................         10.9           9.9           22.8            .-           43.6
Depreciation and amortization.........         14.3           1.7            4.8             -           20.8
Total assets..........................        286.4          79.0           94.6           4.3          464.3
Capital expenditures..................         14.7           3.2            9.9             -           27.8

                                                                           1998

Net sales.............................       $410.1        $243.3         $133.6          $  -         $787.0
Gross margins.........................         85.9          26.1           15.8             -          127.8
Operating earnings....................          7.1           9.4            8.0            .-           24.5
Depreciation and amortization.........         15.7           1.9            5.7             -           23.3
Total assets..........................        264.9          71.1          100.5           3.8          440.3
Capital expenditures..................          9.1           2.5           18.5             -           30.1


(1) Includes miscellaneous assets not associated with a reportable segment and in 1996 certain merger and restructuring charges.

18.  Quarterly Financial Data (Unaudited) (in millions)



                                                                     1997
                                 -----------------------------------------------------------------------------
                                    March 31        June 30      September 30    December 31        Year

 Net sales.....................      $139.9           $489.8         $98.8         $144.1         $872.6
 Operating earnings (loss).....        (4.9)            66.8         (14.8)          (3.5)          43.6
 Net earnings (loss)                   (4.7)            38.2         (10.6)          (4.1)          18.8

                                                                     1998
                                 -----------------------------------------------------------------------------
                                    March 31        June 30      September 30    December 31        Year

 Net sales.....................      $140.2           $428.5         $97.2         $121.1         $787.0
 Operating earnings (loss).....        (7.6)            51.1         (13.8)          (5.2)          24.5
 Net earnings (loss)...........        (5.8)            26.7          (9.5)          (6.1)           5.3

                                IMC AGRIBUSINESS
                      (a Business Unit of IMC Global Inc.)
               NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

19.  Subsequent Event (Unaudited)

     On January 21, 1999, Global signed a definitive agreement to sell the Company. The assets and liabilities on the accompanying balance sheet are reflected at historical cost and do not reflect any adjustments in connection with this transaction. This transaction is expected to close in the first quarter of 1999.

                                IMC AgriBusiness
                      (a Business Unit of IMC Global Inc.)
                        UNAUDITED COMBINED BALANCE SHEET


                                                                                     March 31,
                                                                                       1999
                                                                             -------------------------
                                                                                   (In millions)
                                 ASSETS
Current Assets:
     Cash .......................................................                    $  --
     Accounts receivables, net of allowance for doubtful accounts
       of $4.1 ..................................................                       79.3
     Inventories ................................................                      214.8
     Other current assets .......................................                        0.7
                                                                                     -------
         Total current assets ...................................                      294.8
Property, plant and equipment, net ..............................                      157.8
Goodwill, net of accumulated amortization of $6.4 ...............                       51.3
Other assets ....................................................                        3.3
                                                                                     -------
                                                                                     $ 507.2
                                                                                     =======

                 LIABILITIES AND IMC GLOBAL INVESTMENT
Current Liabilities:
     Accounts payable ...........................................                    $ 138.5
     Payable to affiliates ......................................                       19.1
     Accrued liabilities ........................................                        6.6
     Current maturities of long-term debt .......................                        2.5
                                                                                     -------
         Total current liabilities ..............................                      166.7
Long-term debt, less current maturities .........................                        4.6
Deferred income taxes ...........................................                       29.6
Other noncurrent liabilities ....................................                        3.2
                                                                                     -------
         Total liabilities ......................................                      204.1
IMC Global Investment ...........................................                      303.1
                                                                                     -------
                                                                                     $ 507.2
                                                                                     =======

See accompanying notes.

                                IMC AgriBusiness
                      (a Business Unit of IMC Global Inc.)
                      UNAUDITED COMBINED STATEMENTS OF LOSS


                                                                     Three Months Ended
                                                                          March 31,
                                                     ----------------------------------------------------

                                                                1998                       1999
                                                      -----------------------    ------------------------
                                                                        (in millions)

Net sales ..................................                  $  140.3                   $  127.6
Cost of goods sold .........................                     121.5                      114.8
                                                              --------                   --------
Gross margin ...............................                      18.8                       12.8
Selling, general and administrative expenses                      26.3                       27.8
                                                              --------                   --------
Operating loss .............................                      (7.5)                     (15.0)

Other expense (income):
   Interest expense ........................                       2.9                        3.0
   Other, net ..............................                      (0.3)                       0.1
                                                              --------                   --------
                                                                   2.6                        3.1
                                                              --------                   --------

Loss before taxes ..........................                     (10.1)                     (18.1)
Benefit from income taxes ..................                      (4.8)                      (7.5)
                                                              ========                   ========
Net loss ...................................                  $   (5.3)                  $  (10.6)
                                                              ========                   ========


See accompanying notes.

                                IMC AGRIBUSINESS,
                      (a Business Unit of IMC Global Inc.)
                   UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

                                                                                  Three Months Ended
                                                                                        March 31,
                                                                 -----------------------------------------------------

                                                                           1998                         1999
                                                                 -------------------------     -----------------------
                                                                                      (In millions)
Operating activities:
   Net loss ................................................              $   (5.3)                  $ (10.6)
   Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation ..........................................                   5.2                       5.7
     Amortization ..........................................                   0.4                       0.4
     Deferred income taxes .................................                   0.1                       0.8
     Other .................................................                   0.7                      (0.2)
     Changes in operating assets and liabilities:
       Accounts receivables ................................                 (12.8)                    (15.6)
       Inventories .........................................                 (85.1)                    (57.7)
       Other current assets ................................                  (0.2)                     (0.2)
       Accounts payable ....................................                 103.7                      91.4
       Payables to affiliates ..............................                  (1.6)                     (5.6)
       Accrued liabilities .................................                  (1.3)                     (4.7)
                                                                            ------                     -----
         Net cash provided by operating activities .........              $    3.8                   $   3.7
                                                                            ------                     -----

Investing activities:
   Purchases of property, plant and equipment, net .........                  (6.4)                     (5.7)
   Acquisitions, net of cash acquired ......................                  (1.0)                     --
                                                                            ------                     -----
         Net cash used in investing activities .............                  (7.4)                     (5.7)
                                                                            ------                     -----

Financing activities:
   Principal payments on long-term borrowings ..............                  (3.7)                     --
   Net advances from (to) IMC Global .......................                   3.9                      (4.1)
                                                                            ------                     -----
       Net cash provided by (used in) financing activities .                   0.2                      (4.1)
                                                                            ------                     -----
Decrease in cash ...........................................                  (3.4)                     (6.1)
Cash - beginning of period .................................                   5.4                       6.1
                                                                            ------                     -----
Cash - end of period .......................................              $    2.0                   $  --
                                                                            ======                     =====


See accompanying notes.

                                IMC AGRIBUSINESS
                      (A Business Unit of IMC Global Inc.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 March 31, 1999
                                 ($ in millions)



1.   Basis of Presentation

The unaudited interim condensed combined financial statements of IMC AgriBusiness (a business unit of IMC Global Inc.) do not include all disclosures normally provided in annual financial statements. These financial statements should be read in conjunction with the Company's audited combined financial statements for the year ended December 31, 1998. In the opinion of management, all adjustments considered necessary for a fair presentation of the unaudited interim combined financial statements have been included therein and are of a normal recurring nature. Certain 1998 amounts have been reclassified to conform to the 1999 presentation. Interim results are not necessarily indicative of the results expected for the full year.

2.   IMC Global Investment

Changes in the IMC Global Investment were as follows:
     Balance at December 31, 1998 ...................              $  317.8
         Net loss ...................................                 (10.6)
         Net advances to Global .....................                  (4.1)
                                                                   --------
     Balance at March 31, 1999 ......................              $  303.1
                                                                   ========

3.  Inventories

Inventories were as follows:
                                                                   March 31,
                                                                     1999
                                                                     ----

    Products ..................................................    $ 208.0
    Operating materials and supplies ..........................        6.8
                                                                   -------
                                                                   $ 214.8
                                                                   =======

                                IMC AGRIBUSINESS
                      (A Business Unit of IMC Global Inc.)
               NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 March 31, 1999
                                 ($ in millions)


4.  Operating Segments

                                                                   Three months ended March 31, 1998
                                                    Retail       Rainbow       Nitrogen      Other (a)       Total
                                                    ------       -------       --------      ---------       -----
 Net sales from external customers.........           $41.9         $73.2           $25.2          $-         $140.3
 Gross margins.............................             6.5           9.4             2.9           -           18.8
 Operating income (loss)...................          (13.1)           4.7             0.9           -          (7.5)
 Depreciation and amortization.............             3.6           0.6             1.4           -            5.6
 Total assets..............................           309.5         112.3           134.3         4.0          560.1
 Capital expenditures......................             1.5           0.8             4.1           -            6.4


                                                                   Three months ended March 31, 1999
                                                    Retail       Rainbow       Nitrogen      Other (a)       Total
                                                    ------       -------       --------      ---------       -----
 Net sales from external customers..........          $39.9         $55.9           $31.8          $-         $127.6
 Gross margins.............................             4.7           6.5             1.6           -           12.8
 Operating income (loss)...................          (16.1)           2.0           (0.9)           -         (15.0)
 Depreciation and amortization.............             3.7           0.6             1.8           -            6.1
 Total assets..............................           300.7          91.3           110.8         4.4          507.2
 Capital expenditures......................             4.3           0.5             0.9           -            5.7


(a) Includes miscellaneous assets not associated with a reportable segment

5.  Subsequent Event

On April 21, 1999, IMC Global Inc. sold the Company to Royster-Clark, Inc. The assets and liabilities on the accompanying balance sheet are reflected at historical cost and do not reflect any adjustments in connection with the sale.

                                                                      Schedule 1


                             ROYSTER-CLARK, INC.
                       ALLOWANCE FOR DOUBTFUL ACCOUNTS






                               Balance,     Amounts
                               Beginning    Charged to                 Balance,
                               of Year      Expense      Deduction     End of Year
                               ----------   ----------   -----------   ----------
Year Ended December 31, 1996   $  802,401   $1,509,338   $ (894,465)   $1,417,274

Year Ended December 31, 1997   $1,417,274   $  687,706   $ (304,980)   $1,800,000

Year Ended December 31, 1998   $1,800,000   $  451,259   $ (451,259)   $1,800,000

                                                                      Schedule 2

                               IMC AGRIBUSINESS
                       ALLOWANCE FOR DOUBTFUL ACCOUNTS


                                 Balance,     Amounts
                                 Beginning    Charged to                 Balance,
                                 of Year      Expense      Deduction     End of Year
                                 ----------   ----------   -----------   ----------
Year Ended December 31, 1996    $2,828,287    $3,687,300   $(2,406,772)   $4,108,815

Year Ended December 31, 1997    $4,108,815    $4,177,554   $(3,956,848)   $4,329,521

Year Ended December 31, 1998    $4,329,521    $  905,138   $(1,550,731)   $3,683,928

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The certificate of incorporation of IMC AgriBusiness, Inc. and the bylaws of IMC AgriBusiness, Inc., IMC Nitrogen Company and Hutson's Ag Service, Inc. contain indemnification provisions permitted by Section 145 of the Delaware General Corporation Law.

     In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Each of the Bylaws of IMC AgriBusiness, Inc. and IMC Nitrogen Company contain indemnification provisions permitted by Section 145 of the Delaware General Corporation Law.

     Section 145 also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith. The Bylaws of Hutson's Ag Service, Inc. expressly include such a provision.

     Furthermore, Section 145 provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Bylaws of the Company provide for the indemnification of any person entitled to indemnity under law, to the fullest extent permitted by law.

     The Bylaws of Royster-Clark Group provide for the indemnification of any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the company or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the company, except to the extent that such indemnification is prohibited by applicable law.

     Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the Delaware General Corporation Law (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation of each of the Company, Royster-Clark Group, IMC Nitrogen Company and IMC AgriBusiness, Inc., contains a provision so limiting the personal liability of directors.

Item 21. Exhibits and Financial Statement Schedules

     (a) Exhibits:

                                  EXHIBIT INDEX


  Exhibit No.                          Description
  -----------                          -----------
     2.01        Stock Purchase Agreement dated January 21, 1999 by and among
                 IMC Global Inc., The Vigoro Corporation and R-C Delaware
                 Acquisition Inc.*
     2.02        First Amendment to the Stock Purchase Agreement dated as of April 13, 1999 among IMC Global Inc.,
                 The Vigoro Corporation and R-C Delaware Acquisition Inc.
     3.01        Restated Certificate of Incorporation of the Company.
     3.02        Certificate of Amendment of Restated Certificate of Incorporation of the Company.
     3.03        Amended and Restated Bylaws of the Company.
     3.04        Amended and Restated Certificate of Incorporation of Royster-Clark Group, Inc.
     3.05        Bylaws of Royster-Clark Group, Inc.
     3.06        Certificate of Incorporation of IMC AgriBusiness Inc.
     3.07        Certificate of Amendment to Certificate of Incorporation of IMC AgriBusiness Inc.
     3.08        Bylaws of IMC AgriBusiness Inc.
     3.09        Certificate of Incorporation of IMC Nitrogen Company.
     3.10        Certificate of Amendment to Certificate of Incorporation of IMC Nitrogen Company.
     3.11        Bylaws of IMC Nitrogen Company.
     3.12        Articles of Incorporation of Hutson's Ag Service, Inc.
     3.13        Certificate of Amendment to Certificate of Incorporation of Hutson's Ag Service, Inc.
     3.14        Bylaws of Hutson's Ag Service, Inc.
     3.15        Certificate of Formation of Royster-Clark Resources LLC.
     3.16        Limited Liability Company Agreement of Royster-Clark Resources LLC.
     3.17        Certificate of Formation of Royster-Clark Realty LLC.
     3.18        Limited Liability Company Agreement of Royster-Clark Realty LLC.
     3.19        Certificate of Formation of Royster-Clark AgriBusiness Realty LLC.
     3.20        Limited Liability Company Agreement of Royster-Clark AgriBusiness Realty LLC.
     3.21        Certificate of Formation of Royster-Clark Hutson's Realty LLC.
     3.22        Limited Liability Company Agreement of Royster-Clark Hutson's Realty LLC.
     3.23        Certificate of Formation of Royster-Clark Nitrogen Realty LLC.
     3.24        Limited Liability Company Agreement of Royster-Clark Nitrogen Realty LLC.
     4.01        Indenture dated as of April 22, 1999 by and among the Company, the Guarantors, and the United States Trust Company of New
                 York, as Trustee.
     4.02        Form of 10-1/4% First Mortgage Note Due 2009 (included in Exhibit 4.01).



  Exhibit No.                          Description
  -----------                          -----------
     4.03        Registration Rights Agreement dated as of April 22, 1999 by and among the Company, the Guarantors, and Donaldson, Lufkin & Jenrette Securities Corporation and J.P. Morgan Securities Inc. (each an
                 "Initial Purchaser").
     4.04        Exchange Agreement dated as of April 22, 1999 among 399 Venture Partners, Inc., Francis P. Jenkins,
                 Jr., Royster-Clark, Inc. and Royster-Clark Group, Inc.
     4.05        Registration Rights Agreement dated as of April 22, 1999 by and among Royster-Clark Group, Inc.,
                 399 Venture Partners, Inc., and other stockholders of Royster-Clark Group, Inc.
     4.06        Securities Purchase and Holders Agreement dated as of April 22, 1999 by and among Francis P.
                 Jenkins, Jr., 399 Ventures, and certain management stockholders.
     4.07        Preferred Stockholders' Agreement dated as of April 22, 1999 by and among 399 Venture Partners,
                 Inc. and certain management Stockholders.
     5.01        Opinion of Dechert Price & Rhoads.
    10.01        Credit Agreement dated as of April 22, 1999 by and among the Company, the Guarantors, various lenders, DLJ Capital Funding, as arranger and syndication agent, J.P. Morgan Securities Inc., as documentation agent and U.S. Bancorp Ag Credit, Inc., as administrative agent.
    10.02        Purchase Agreement dated April 15, 1999 among the Company, the Guarantors and the Initial
                 Purchasers.
    10.03        Supply Agreement dated as of April 22, 1999 among IMC Kalium Ltd., IMC-Agrico Company and the
                 Company. Portions of this exhibit have been omitted pursuant to a request for confidential treatment.**
    10.04        Company Employee Savings and Investment Plan.
    10.05        Royster-Clark Group, Inc. 1999 Restricted Stock Purchase and Option Plan.
    10.06        Employment Agreement dated as of April 22, 1999 by and among Francis P. Jenkins, Jr., Royster-Clark
                 Group, Inc. and Royster-Clark, Inc.
    10.07        Master Conveyance Agreement dated as of April 22, 1999 by and among IMC Global Inc., The Vigoro
                 Corporation, the Company and United States Trust Company of New York
    12.01        Statement of Computation of  Ratio of Earnings to Fixed Charges.
    21.01        Subsidiaries of the Company and the Additional Registrants.
    23.01        Consent of Dechert Price & Rhoads (included in the opinion filed as Exhibit 5.01).
    23.02        Consent of KPMG LLP.
    23.03        Consent of Ernst & Young LLP.
    24.01        Power of Attorney (included on each of the signature pages).
    25.01        Statement of Eligibility and Qualification of United States Trust Company of New York on Form T- 1.
    27.1         Financial Data Schedule - Royster-Clark, Inc.
    27.2         Financial Data Schedule - AgriBusiness.
    99.01        Form of Letter of Transmittal.
    99.02        Notice of Guaranteed Delivery.
    99.03        Schedule 1 - Allowance for Doubtful Accounts-Royster-Clark, Inc.
    99.04        Schedule 1 - Allowance for Doubtful Accounts-AgriBusiness.

---------------
* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to this Agreement are omitted. The Exhibit contains a list identifying the contents of all schedules and the Registrants agree to furnish supplementally copies of such schedules to the Commission upon request.

** Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

---------------

     (b) Financial Statement Schedules. Included as Exhibits 99.03 and 99.04 of
Item 21(a).

Item 22. Undertakings

     (a) Each of the undersigned registrants hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the corporation being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June 1999.

                                        ROYSTER-CLARK, INC.

                                        By: /s/ Francis P. Jenkins, Jr.
                                            ----------------------------------
                                            Francis P. Jenkins, Jr.
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below appoints Francis P. Jenkins, Jr.,
G. Kenneth Moshenek, Randolph G. Abood and Frederick I. Sharp, any of whom may act without the joinder of either of the others, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on June 21, 1999.


         Signature                                  Title
         ---------                                  -----
/s/ Francis P. Jenkins, Jr.           Chairman of the Board of Directors and Chief Executive
---------------------------           Officer (principal executive officer)
Francis P. Jenkins, Jr.

/s/ Walter R. Vance                   Managing Director, Finance (principal financial officer
---------------------------           and principal accounting officer)
Walter R. Vance


/s/ Thomas F. McWilliams              Director
---------------------------
Thomas F. McWilliams

/s/ Randolph G. Abood                 Director
---------------------------
Randolph G. Abood

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June 1999.

                                        ROYSTER-CLARK, INC.

                                        By: /s/ Francis P. Jenkins, Jr.
                                            ----------------------------------
                                            Francis P. Jenkins, Jr.
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below appoints Francis P. Jenkins, Jr.,
G. Kenneth Moshenek, Randolph G. Abood and Frederick I. Sharp, any of whom may act without the joinder of either of the others, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on June 21, 1999.


        Signature                                Title
        ---------                                -----
/s/ Francis P. Jenkins, Jr.           Chairman of the Board of Directors and Chief Executive
---------------------------           Officer (principal executive officer)
Francis P. Jenkins, Jr.

/s/ Walter R. Vance                   Managing Director, Finance (principal financial officer
---------------------------           and principal accounting officer)
Walter R. Vance


/s/ Thomas F. McWilliams              Director
---------------------------
Thomas F. McWilliams

/s/ Randolph G. Abood                 Director
---------------------------
Randolph G. Abood


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June 1999.

                                       ROYSTER-CLARK AGRIBUSINESS, INC.

                                        By: /s/ Francis P. Jenkins, Jr.
                                            ----------------------------------
                                           Francis P. Jenkins, Jr.
                                           Chairman of the Board of Directors
                                           and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below appoints Francis P. Jenkins, Jr.,
G. Kenneth Moshenek, Randolph G. Abood and Frederick I. Sharp, any of whom may act without the joinder of either of the others, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on June 21, 1999.


         Signature                            Title
         ---------                            -----
/s/ Francis P. Jenkins, Jr.     Chairman of the Board of Directors and Chief Executive
---------------------------     Officer (principal executive officer)
Francis P. Jenkins, Jr.

/s/ Walter R. Vance             Treasurer (principal financial officer and principal
---------------------------     accounting officer)
Walter R. Vance

/s/ G. Kenneth Moshenek         Director
---------------------------
G. Kenneth Moshenek

/s/ Randolph G. Abood           Director
---------------------------
Randolph G. Abood

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June 1999.

                                       ROYSTER-CLARK NITROGEN, INC.

                                        By: /s/ Francis P. Jenkins, Jr.
                                            ----------------------------------
                                            Francis P. Jenkins, Jr.
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below appoints Francis P. Jenkins, Jr.,
G. Kenneth Moshenek, Randolph G. Abood and Frederick I. Sharp, any of whom may act without the joinder of either of the others, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on June 21, 1999.


        Signature                             Title
        ---------                             -----
/s/ Francis P. Jenkins, Jr.     Chairman of the Board of Directors and Chief Executive
---------------------------     Officer (principal executive officer)
Francis P. Jenkins, Jr.

/s/ Walter R. Vance             Treasurer (principal financial officer and principal
---------------------------     accounting officer)
Walter R. Vance

/s/ G. Kenneth Moshenek         Director
---------------------------
G. Kenneth Moshenek

/s/ Randolph G. Abood           Director
---------------------------
Randolph G. Abood

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June 1999.

                                    ROYSTER-CLARK HUTSON, INC.

                                    By: /s/ Francis P. Jenkins, Jr.
                                        ----------------------------------
                                        Francis P. Jenkins, Jr.
                                        Chairman of the Board of Directors
                                        and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below appoints Francis P. Jenkins, Jr.,
G. Kenneth Moshenek, Randolph G. Abood and Frederick I. Sharp, any of whom may act without the joinder of either of the others, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on June 21, 1999.


      Signature                           Title
      ---------                           -----
/s/ Francis P. Jenkins, Jr.     Chairman of the Board of Directors and Chief Executive
---------------------------     Officer (principal executive officer)
Francis P. Jenkins, Jr.

/s/ Walter R. Vance             Treasurer (principal financial officer and principal
---------------------------     accounting officer)
Walter R. Vance

/s/ G. Kenneth Moshenek         Director
---------------------------
G. Kenneth Moshenek

/s/ Randolph G. Abood           Director
---------------------------
Randolph G. Abood

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June 1999.

                                             ROYSTER-CLARK RESOURCES LLC

                                              By: /s/ Francis P. Jenkins, Jr.
                                                  -----------------------------
                                                  Francis P. Jenkins, Jr.
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below appoints Francis P. Jenkins, Jr.,
G. Kenneth Moshenek, Randolph G. Abood and Frederick I. Sharp, any of whom may act without the joinder of either of the others, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on June 21, 1999.


           Signature                                               Title
           ---------                                               -----
/s/ Francis P. Jenkins, Jr.                        Chief Executive Officer (principal executive officer)
--------------------------------
Francis P. Jenkins, Jr.

/s/ Walter R. Vance                                Vice President (principal financial officer and
--------------------------------                   principal accounting officer)
Walter R. Vance

Royster-Clark AgriBusiness, Inc., sole member

By: /s/ Francis P. Jenkins, Jr.                    Chief Executive Officer
    ---------------------------
    Francis P. Jenkins, Jr.

/s/ G. Kenneth Moshenek                            Director of Royster-Clark AgriBusiness, Inc., sole
-------------------------------                    member
G. Kenneth Moshenek

/s/ Randolph G. Abood                              Director of Royster-Clark AgriBusiness, Inc., sole
-------------------------------                    member
Randolph G. Abood

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June 1999.

                                                 ROYSTER-CLARK REALTY LLC

                                                 By: /s/ Francis P. Jenkins, Jr.
                                                     ---------------------------
                                                      Francis P. Jenkins, Jr.
                                                      Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below appoints Francis P. Jenkins, Jr.,
G. Kenneth Moshenek, Randolph G. Abood and Frederick I. Sharp, any of whom may act without the joinder of either of the others, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on June 21, 1999.


          Signature                                       Title
          ---------                                       -----
/s/ Francis P. Jenkins, Jr.                Chief Executive Officer (principal executive officer)
--------------------------------
Francis P. Jenkins, Jr.

/s/ Walter R. Vance                        Vice President (principal financial officer and
--------------------------------           principal accounting officer)
Walter R. Vance

Royster-Clark, Inc., sole member


By: /s/ Francis P. Jenkins, Jr.            Chief Executive Officer
    ---------------------------
    Francis P. Jenkins, Jr.

/s/ Thomas F. McWilliams                   Director of Royster-Clark, Inc., sole member
-------------------------------
Thomas F. McWilliams

/s/ Randolph G. Abood                      Director of Royster-Clark, Inc., sole member
-------------------------------
Randolph G. Abood


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June 1999.

                                        ROYSTER-CLARK AGRIBUSINESS REALTY LLC

                                        By: /s/ Francis P. Jenkins, Jr.
                                            -------------------------------
                                            Francis P. Jenkins, Jr.
                                            Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below appoints Francis P. Jenkins, Jr.,
G. Kenneth Moshenek, Randolph G. Abood and Frederick I. Sharp, any of whom may act without the joinder of either of the others, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on June 21, 1999.


          Signature                                                  Title
          ---------                                                  -----
/s/ Francis P. Jenkins, Jr.                           Chief Executive Officer (principal executive officer)
-------------------------------------
Francis P. Jenkins, Jr.

/s/ Walter R. Vance                                   Vice President (principal financial officer and
-------------------------------------                 principal accounting officer)
Walter R. Vance

Royster-Clark AgriBusiness, Inc., sole member

By: /s/ Francis P. Jenkins, Jr.                       Chief Executive Officer
    --------------------------------
    Francis P. Jenkins, Jr.

/s/ G. Kenneth Moshenek                               Director of Royster-Clark AgriBusiness, Inc., sole
------------------------------------                  member
G. Kenneth Moshenek


/s/ Randolph G. Abood                                 Director of Royster-Clark AgriBusiness, Inc., sole
------------------------------------                  member
Randolph G. Abood

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June 1999.

                                           ROYSTER-CLARK HUTSON'S REALTY LLC

                                           By: /s/ Francis P. Jenkins, Jr.
                                               --------------------------------
                                               Francis P. Jenkins, Jr.
                                               Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below appoints Francis P. Jenkins, Jr.,
G. Kenneth Moshenek, Randolph G. Abood and Frederick I. Sharp, any of whom may act without the joinder of either of the others, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on June 21, 1999.


                   Signature                                        Title
                   ---------                                        -----
/s/ Francis P. Jenkins, Jr.                 Chief Executive Officer (principal executive officer)
---------------------------------
Francis P. Jenkins, Jr.

/s/ Walter R. Vance                         Vice President (principal financial officer and
---------------------------------           principal accounting officer)
Walter R. Vance

Royster-Clark Hutson, Inc., sole member

By: /s/ Francis P. Jenkins, Jr.             Chief Executive Officer
    ---------------------------------
    Francis P. Jenkins, Jr.

/s/ G. Kenneth Moshenek                     Director of Royster-Clark Hutson, Inc., sole member
-------------------------------------
G. Kenneth Moshenek

/s/ Randolph G. Abood                       Director of Royster-Clark Hutson, Inc., sole member
-------------------------------------
Randolph G. Abood

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the below-named Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June 1999.

                                            ROYSTER-CLARK NITROGEN REALTY LLC

                                            By: /s/ Francis P. Jenkins, Jr.
                                                -------------------------------
                                                Francis P. Jenkins, Jr.
                                                Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below appoints Francis P. Jenkins, Jr.,
G. Kenneth Moshenek, Randolph G. Abood and Frederick I. Sharp, any of whom may act without the joinder of either of the others, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities at the above-named Registrant on June 21, 1999.


           Signature                                        Title
           ---------                                        -----
/s/ Francis P. Jenkins, Jr.                 Chief Executive Officer (principal executive officer)
---------------------------------
Francis P. Jenkins, Jr.

/s/ Walter R. Vance                         Vice President (principal financial officer and
---------------------------------           principal accounting officer)
Walter R. Vance

Royster-Clark Nitrogen, Inc.,
 sole member

By: /s/ Francis P. Jenkins, Jr.             Chief Executive Officer
    -----------------------------
    Francis P. Jenkins, Jr.

/s/ G. Kenneth Moshenek                     Director of Royster-Clark Nitrogen, Inc., sole member
---------------------------------
G. Kenneth Moshenek

/s/ Randolph G. Abood                       Director of Royster-Clark Nitrogen, Inc., sole member
---------------------------------
Randolph G. Abood

                                  EXHIBIT INDEX

Exhibit No.                                               Description                                          Page
-----------                                               -----------                                          ----
2.01              Stock Purchase Agreement dated January 21, 1999 by and among IMC Global Inc., The Vigoro
                  Corporation and R-C Delaware Acquisition Inc.*
2.02              First Amendment to the Stock Purchase Agreement dated as of April 13, 1999 among IMC Global
                  Inc., The Vigoro Corporation and R-C Delaware Acquisition Inc.
3.01              Restated Certificate of Incorporation of the Company.
3.02              Certificate of Amendment of Restated Certificate of Incorporation of the Company.
3.03              Amended and Restated Bylaws of the Company.
3.04              Amended and Restated Certificate of Incorporation of Royster-Clark Group, Inc.
3.05              Bylaws of Royster-Clark Group, Inc.
3.06              Certificate of Incorporation of IMC AgriBusiness Inc.
3.07              Certificate of Amendment to Certificate of Incorporation of IMC AgriBusiness Inc.
3.08              Bylaws of IMC AgriBusiness Inc.
3.09              Certificate of Incorporation of IMC Nitrogen Company.
3.10              Certificate of Amendment to Certificate of Incorporation of IMC Nitrogen Company.
3.11              Bylaws of IMC Nitrogen Company.
3.12              Articles of Incorporation of Hutson's Ag Service, Inc.
3.13              Certificate of Amendment to Certificate of Incorporation of Hutson's Ag Service, Inc.
3.14              Bylaws of Hutson's Ag Service, Inc.
3.15              Certificate of Formation of Royster-Clark Resources LLC.
3.16              Limited Liability Company Agreement of Royster-Clark Resources LLC.
3.17              Certificate of Formation of Royster-Clark Realty LLC.
3.18              Limited Liability Company Agreement of Royster-Clark Realty LLC.
3.19              Certificate of Formation of Royster-Clark AgriBusiness Realty LLC.
3.20              Limited Liability Company Agreement of Royster-Clark AgriBusiness Realty LLC.
3.21              Certificate of Formation of Royster-Clark Hutson's Realty LLC.
3.22              Limited Liability Company Agreement of Royster-Clark Hutson's Realty LLC.
3.23              Certificate of Formation of Royster-Clark Nitrogen Realty LLC.
3.24              Limited Liability Company Agreement of Royster-Clark Nitrogen Realty LLC.
4.01              Indenture dated as of April 22, 1999 by and among the Company, the Guarantors, and the
                  United States Trust Company of New York, as Trustee.
4.02              Form of 10-1/4% First Mortgage Note Due 2009 (Included in Exhibit 4.01).


Exhibit No.                                               Description                                          Page
-----------                                               -----------                                          ----
 4.03             Registration Rights Agreement dated as of April 22, 1999 by and among the Company, the
                  Guarantors, and Donaldson, Lufkin & Jenrette Securities Corporation and J.P. Morgan
                  Securities Inc. (each an "Initial Purchaser").
 4.04             Exchange Agreement dated as of April 22, 1999 among 399 Venture Partners, Inc., Francis P.
                  Jenkins, Jr., Royster-Clark, Inc. and Royster-Clark Group, Inc.
 4.05             Registration Rights Agreement dated as of April 22, 1999 by and among Royster-Clark Group,
                  Inc., 399 Ventures Partners, Inc., and other stockholders of Royster-Clark Group, Inc.
 4.06             Securities Purchase and Holders Agreement dated as of April 22, 1999 by and among  399
                  Venture Partners, Inc. and certain management stockholders.
 4.07             Preferred Stockholders' Agreement dated as of April 22, 1999 by and among 399 Venture
                  Partners, Inc. and certain management stockholders.
 5.01             Opinion of Dechert Price & Rhoads.
10.01             Credit Agreement dated as of April 22, 1999 by and among the Company, the Guarantors, various lenders, DLJ Capital Funding, as arranger and syndication agent, J.P. Morgan
                  Securities Inc., as documentation agent and U.S. Bancorp Ag Credit, Inc., as administrative agent.
10.02             Purchase Agreement dated April 15, 1999 among the Company, the Guarantors and the Initial
                  Purchasers.
10.03             Supply Agreement dated as of April 22, 1999 among IMC Kalium Ltd., IMC-Agrico Company and the Company.  Portions of this exhibit have been omitted pursuant to a request for confidential treatment.**
10.04             Company Employee Savings and Investment Plan.
10.05             Royster-Clark Group, Inc. 1999 Restricted Stock Purchase and Option Plan.
10.06             Employment Agreement dated as of April 22, 1999 by and among Francis P. Jenkins, Jr.,
                  Royster-Clark Group, Inc. and Royster-Clark, Inc.
10.07             Master Conveyance Agreement dated as of April 22, 1999 by and among IMC Global Inc., the
                  Vigoro Corporation, the Company and the United States Trust Company of New York
12.01             Statement of Computation of  Ratio of Earnings to Fixed Charges.
21.01             Subsidiaries of the Company and the Additional Registrants.
23.01             Consent of Dechert Price & Rhoads (included in the opinion filed as Exhibit 5.01).
23.02             Consent of KPMG LLP.
23.03             Consent of Ernst & Young LLP.
24.01             Power of Attorney (included on each of the signature pages).
25.01             Statement of Eligibility and Qualification of United States Trust Company of New York on
                  Form T- 1.
27.1              Financial Data Schedule - Royster-Clark, Inc.
27.2              Financial Data Schedule - AgriBusiness.
99.01             Form of Letter of Transmittal.
99.02             Notice of Guaranteed Delivery.
99.03             Schedule 1 - Allowance for Doubtful Accounts-Royster-Clark, Inc.
99.04             Schedule 1 - Allowance for Doubtful Accounts-AgriBusiness.

---------------
* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to this Agreement are omitted. The Exhibit contains a list identifying the contents of all schedules and the Registrants agree to furnish supplementally copies of such schedules to the Commission upon request.

** Portions of this exhibit have been omitted pursuant to a request for confidential treatment.